As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

United Realty Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	6798	45-3770595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Jacob Frydman
c/o United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Peter M. Fass, Esq.
James P. Gerkis, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.01 par value per share	100,000,000 shares		$11.00	(1)	$1,097,250,000	(2)	$125,744.85
Common stock, $0.01 par value per share	20,000,000 shares	(3)	$9.50		$190,000,000		$21,774.00
Total					$1,287,250,000		$147,518.85

(1)	The offering price per share of our common stock, $0.01 par value per share, or Common Shares, shown, which consists of a price of $10.00 per Common Share plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, will apply after we sell the first 5,000,000 Common Shares at $9.50 per Common Share plus applicable selling commissions, dealer manager fee and marketing fee of $0.95 per Common Share.
(2)	The aggregate offering price shown reflects the sale of 5,000,000 Common Shares at $9.50 per Common Share plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share, and 95,000,000 Common Shares sold at a price of $10.00 per Common Share plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share.
(3)	Represents Common Shares to be issued pursuant to our distribution reinvestment program, or DRIP. The offering price per Common Share issuable pursuant to our DRIP is estimated for purposes of calculating the registration fee at $9.50 per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER   , 2011

United Realty Trust Incorporated

Maximum Offering of 100,000,000 Common Shares
Minimum Offering of 200,000 Common Shares

United Realty Trust Incorporated is a newly organized Maryland corporation that intends to invest primarily in interests in real estate located in the eastern United States. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We intend to elect to qualify and be taxed as a real estate investment trust for U.S. federal income tax purposes, or REIT, commencing with our taxable year ended December 31, 2012.

We are offering up to 100,000,000 shares of our common stock, $0.01 par value per share, or Common Shares, in our primary offering on a “best efforts” basis through Allied Beacon Partners, Inc., our dealer manager. “Best efforts” means that our dealer manager is not obligated to purchase any specific number or dollar amount of Common Shares. Of the 100,000,000 Common Shares being offered in our primary offering, we are offering to sell the first 5,000,000 Common Shares at $9.50 per Common Share, plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share. We are offering the remaining 95,000,000 Common Shares at $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share. We will offer Common Shares with reduced selling commissions and dealer manager fee to “single purchasers” of Common Shares on orders exceeding $1,000,000 and to certain categories of purchasers.

We also are offering up to 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP. Until the NAV pricing start date, as defined below, the offering price per Common Share under our DRIP will be $9.50. Following the NAV pricing start date, the offering price per Common Share under our DRIP will vary each business day and will be calculated to be an amount equal to our net asset value, or NAV, divided by the number of Common Shares outstanding as of the end of business each business day without giving effect to any Common Share redemptions and reinvestments of distributions effected on such business day, which amount we refer to as NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. For purposes of our DRIP and share repurchase program, the term “NAV pricing start date” refers to the earliest to occur of: (a) our investing in assets with an aggregate cost, including our pro rata share of debt attributable to such assets, in excess of $1 billion; (b) our raising net offering proceeds of in excess of $650 million in our primary offering; and (c) the date that is 29 months following the commencement of our initial public offering. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

We will be externally advised by United Realty Advisors LP, or our advisor. Our advisor will conduct our operations and manage our portfolio of real estate investments.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 25 to read about risks you should consider before buying our Common Shares. These risks include the following:

•	There is no public trading market for our Common Shares, and there may never be one.
•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.
•	If we are unable to raise substantial funds, we will be limited in the number of investments we may make, and the value of your investments in us will fluctuate with the performance of the specific investments we make.
•	We and our advisor have no operating history, we have no established financing sources, and the performance of our sponsor’s prior real estate investment programs may not be indicative of our future results.
•	Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the redemption of Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be based upon subjective judgments, and may not reflect the amount that you might receive for your Common Shares in a market transaction.
•	Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us.
•	We have issued to our sponsor 500,000 preferred shares, subsequently designated as Sponsor Preferred Shares (as defined below under “Prospectus Summary — Do You Currently Have Any Shares Outstanding?”) at a purchase price of $0.10 per share. The Sponsor Preferred Shares are convertible into Common Shares under certain circumstances. Our sponsor can influence the conversion of the Sponsor Preferred Shares into Common Shares. The interests of holders of Common Shares will be diluted upon any conversion of the Sponsor Preferred Shares.
•	We commenced a private offering of our convertible Institutional Preferred Shares (as defined below under “Prospectus Summary — Do You Currently Have Any Shares Outstanding?”). The purchase price of the Institutional Preferred Shares is at a discount from the public offering price of our Common Shares pursuant to this offering. The interests of holders of Common Shares will be diluted upon any conversion of the Institutional Preferred Shares.
•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program.
•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.
•	Until proceeds from our public offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees or property management fees or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow; this may reduce the amount of capital we invest and negatively impact the value of your investment.
•	We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	The share ownership restrictions of the Internal Revenue Code of 1986, as amended, or the Code, for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our Common Shares and restrict our business combination opportunities.

Neither the U.S. Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our Common Shares, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Per Common Share(1)	$11.00*	$0.645*	$0.355*	$10.00
Total Minimum(2)	$2,090,000*	$122,550*	$67,450*	$1,900,000
Total Maximum(2)	$1,097,250,000*	$64,338,750*	$35,411,250*	$997,500,000
Distribution Reinvestment Program(3)
Per Common Share	$9.50	$0.00	$0.00	$9.50
Total Maximum	$190,000,000	$0.00	$0.00	$190,000,000

*	Discounts are available for some categories of investors and for individual purchasers of more than $1,000,000 of Common Shares. Reductions in selling commissions and dealer manager fee will result in corresponding reductions in the purchase price.
(1)	The offering price per Common Share and the amounts of the selling commissions and dealer manager fee per Common Share shown will apply after we sell the first 5,000,000 Common Shares at $9.50 per Common Share plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share.
(2)	Amounts shown in this row reflect an offering price (a) with respect to the first 5,000,000 Common Shares, of $9.50 per Common Share (plus applicable selling commissions and dealer manager fee of $0.95 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $10.45 per Common Share), and (b) with respect to the remaining 95,000,000 Common Shares, of $10.00 per Common Share (plus applicable selling commissions and dealer manager fee of $1.00 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $11.00 per Common Share).
(3)	The table assumes a price under our DRIP of $9.50 per Common Share. Until the NAV pricing start date, Common Shares will be sold under our DRIP at a price of $9.50 per Common Share. Following the NAV pricing start date, Common Shares will be sold under our DRIP at NAV per Common Share, which is an amount that may be higher or lower than $9.50 but that cannot be determined at this time. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee are payable in connection with our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

We will not sell any Common Shares unless we have sold at least 200,000 Common Shares to purchasers who are not affiliated with us or our sponsor by     , 2013. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent,       , in trust for our subscribers’ benefit, pending release to us. You are entitled to receive the interest earned on your subscription payment while it is held in the escrow account. Once we have sold the minimum number of Common Shares and instructed the escrow agent to disburse the funds in the account, funds representing the gross offering price for the Common Shares will be distributed to us and the escrow agent will disburse directly to you any interest earned on your subscription payment while it was held in the escrow account. If we do not sell at least 200,000 Common Shares to purchasers who are not affiliated with us or our sponsor by     , 2013, we will promptly return all funds in the escrow account (including interest), and we will stop selling Common Shares. We will not deduct any fees if we return funds from the escrow account.

We expect to sell the 100,000,000 Common Shares offered in our primary offering over a two-year period, or by       , 2014. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until       , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually.

The date of this prospectus is     , 2012.

INVESTOR SUITABILITY STANDARDS

An investment in our Common Shares involves significant risk and is suitable only for persons who have adequate financial means, desire a relatively long-term investment and will not need immediate liquidity from their investment. Persons who meet these standards and seek to diversify their personal portfolios with a finite-life, real estate-based investment, which among its benefits hedges against inflation and the volatility of the stock market, seek to receive current income, seek to preserve capital, wish to obtain the benefits of potential long-term capital appreciation and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our Common Shares as meeting these needs. Notwithstanding these investor suitability standards, potential investors should note that investing in Common Shares involves a high degree of risk and should consider all the information contained in this prospectus, including the “Risk Factors” section contained herein, in determining whether an investment in our Common Shares is appropriate.

In order to purchase Common Shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of Common Shares as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of Common Shares from our stockholders. These suitability standards require that a purchaser of Common Shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•	a minimum net worth of at least $250,000; or
•	a minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

The minimum purchase is 250 Common Shares ($2,750, assuming an offering price of $10.00 per Common Share plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share). You may not transfer fewer Common Shares than the minimum purchase requirement. In addition, you may not transfer, fractionalize or subdivide your Common Shares so as to retain fewer than the number of Common Shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for individual retirement accounts, or IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs if each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Common Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles.

General Standards for all Investors

•	Investors must have either (a) a net worth of at least $250,000, or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

North Dakota

•	Common Shares will only be sold to residents of North Dakota representing that they have a net worth of at least ten times their investment in us and our affiliates and that they meet one of the general suitability standards described above.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these minimum suitability standards must be satisfied by the beneficiary, by the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase our Common Shares if the donor or the grantor is the fiduciary. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by the Employee Retirement

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Income Security Act of 1974, as amended, or ERISA, or Code Section 4975 should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

In order to ensure adherence to the suitability standards described above, requisite criteria must be met, as set forth in the subscription agreement in the form attached hereto as Appendix B. In addition, our sponsor and our dealer manager, as our agent, must make every reasonable effort to determine that the purchase of our Common Shares is a suitable and appropriate investment for an investor. In making this determination, our dealer manager will rely on relevant information provided by the investor in the investor’s subscription agreement, including information regarding the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and any other pertinent information, including whether (a) the participant is or will be in a financial position appropriate to enable him, her or it to realize the benefits described in the prospectus, (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the investment program, and (c) the investment program is otherwise suitable for the participant. Executed subscription agreements will be maintained in our records for six years.

See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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PROSPECTUS SUMMARY

As used herein and unless otherwise required by context, the term “prospectus” refers to this prospectus, as it may be amended and supplemented from time to time. This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our Common Shares. In this prospectus, references to “United Realty Trust Incorporated,” “our company,” “the company,” “we,” “us” and “our” mean United Realty Trust Incorporated, a Maryland corporation, together with United Realty Capital Operating Partnership, L.P., or our operating partnership, a Delaware limited partnership and the subsidiary through which we will conduct substantially all our business except where it is clear from the context that the term only means the issuer of the Common Shares in this offering, United Realty Trust Incorporated, which we sometimes refer to as URTI. References to “United Realty” and our “sponsor” mean United Realty Advisor Holdings LLC, a Delaware limited liability company, which is controlled by Jacob Frydman and Eli Verschleiser, who are sometimes referred to herein as the principals of our sponsor. When we refer to our “charter” in this prospectus, we are referring to our charter as it will be amended and restated prior to the commencement of this offering, and as it may be further amended, supplemented or restated from time to time.

What is United Realty Trust Incorporated?

United Realty Trust Incorporated is a newly organized Maryland corporation that intends to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. We also may seek to acquire assets from sellers who are distressed or who face time-sensitive selling deadlines, or from owners or institutions who have acquired assets through foreclosure. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. By pursuing both strategies simultaneously we believe we can most effectively achieve our desired investment objectives. In executing on our investment objectives we will consider the state of the current real estate and capital markets in the United States in conjunction with our views of likely future developments which will impact on both the real estate and capital markets in the United States.

We are currently in a period of historically low interest rates, which we believe provides a unique opportunity to for us to finance our acquisitions with low cost fixed-rate debt financing. It is our view that the current interest rate environment will remain stable over the short term based on pronouncements from the Federal Reserve Bank. However, based on global sovereign debt concerns and our view of where the capital markets will need to stabilize in the long term, we believe that interest rates will rise in the medium term. We also anticipate that while there is limited risk of inflation in the short term, given historic business cycles, inflation is likely to increase once the current low interest rate environment ends. Therefore, with respect to our strategy of acquiring stable, in-place cash-flowing assets, we perceive a unique opportunity to finance such assets with historically low interest rate financing as a way to effect a positive impact on cash flow, and, based on the length of term for which we are able to fix such interest rates, any assumable financing may be viewed by a potential purchaser as an attractive opportunity when we elect to exit such a transaction. Since we also believe that, on a longer term, inflation should play a significant role in the valuation of real estate assets, we will be focusing on acquiring properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore, we will generally not seek to acquire properties which are fully leased with fixed rents which are not adjustable in the event of inflation, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties.

At the same time, we will be pursuing our second strategy of acquiring assets which we believe, because of their property-specific characteristics or their market characteristics, may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. We anticipate that typically, such assets will not have stable cash flows upon acquisition, and will generally require additional investment in the execution of a value-added strategy developed specifically for that asset, which is intended to provide significantly higher returns, and which generally will provide us with opportunities to realize growth in the value of such assets upon the sale or refinancing of such assets. We expect that typically, we will seek to exit from these more opportunistic acquisitions once we have achieved our intended goals, rather than continue to hold such assets for a longer term. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs.

Prior to acquiring an asset, our advisor will perform an analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us. We intend to employ our dual investment strategies, with a view towards generating current cash flow as well as realizing growth in the value of our assets and hedging against inflation. Our overall strategy will involve one or more of the following attributes:

•	Diversified Portfolio — Once we have invested substantially all the proceeds of this offering, we expect to have acquired a well-diversified portfolio based on property type, geography, investment strategy, tenant mix, lease expirations and other factors;
•	Growth Markets or Growth Opportunities — We expect that our properties either will be located in established or growing markets based on trends in population growth, employment, household income, employment diversification and other key demographic factors, or will be opportunities for value enhancement based on the need for recapitalization, repositioning or redevelopment; and
•	Discount To Replacement Cost — In the current acquisition environment, we expect to acquire properties at values based on current rents and at a substantial discount to replacement cost.

We intend to focus on maximizing stockholder value. Some of the key elements of our financial strategy include:

•	Seasoned Management — We will acquire and manage the portfolio through our advisor and its affiliates, including our sponsor’s seasoned team of 9 professional managers with over 150 years of combined operating history and extensive knowledge and expertise in commercial real estate;
•	Property Focus — We will utilize a property-specific focus that combines intensive leasing plans with cost containment measures, with the expectation that it will deliver a solid and stable income stream;
•	Stable Dividend — We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 200,000 Common Shares. While we will seek to make distributions from operating revenues, in some circumstances we may make distributions at least partially from sources such as the proceeds of this offering or borrowings. Distributions from such sources would reduce the funds available for investment in properties and would reduce the amount of distributions we could make in the future. For more information, see “Risk Factors — Risks Related to an Investment in United Realty Trust Incorporated”;
•	Prudent Leverage — We will target a prudent leverage strategy with an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all the offering proceeds), although our charter allows for a loan-to-value ratio on our portfolio as high as 75%, which may only be exceeded with the approval of a majority of our independent directors. We will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets;
•	Upside Potential — We expect our portfolio to have upside potential from a combination of lease-up, rent growth, cost containment and increased cash flow; and
•	Exit Strategy — We expect to sell our assets, sell or merge our company or list our company, within six to nine years after the end of this offering.

We were incorporated in the State of Maryland on November 8, 2011, and we currently do not own any real estate assets. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool.

Our sponsor is United Realty Advisors Holdings, LLC, a Delaware limited liability company. Messrs. Frydman and Verschleiser control our sponsor.

We will be externally advised by our advisor. Our advisor will conduct our operations and manage our portfolio of real estate investments. We have no paid employees.

Our office is located at 44 Wall Street, Second Floor, New York, NY 10005. Our telephone number is (212) 388-6800. Our fax number is (212) 388-6801, and our website address is       .

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;
•	allows individual investors to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;
•	pays annual distributions to investors of at least 90% of its annual REIT taxable income (which does not equal net income, as calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain; and
•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT generally is not subject to U.S. federal corporate income and excise taxes on that portion of its net income distributed to its stockholders, provided that certain U.S. federal income tax requirements are satisfied.

However, under the Code, REITs are subject to numerous organizational and operational requirements. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Even if we qualify as a REIT, we still may be subject to some U.S. federal, state and local taxes on our income and property and to U.S. federal income and excise taxes on our undistributed income. See “Material U.S. Federal Income Tax Considerations.”

What are your investment objectives?

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;

•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange. See “— What are your exit strategies?”

We may return all or a portion of your capital contribution in connection with the sale of the company or the assets we will acquire or upon maturity or payoff of debt investments we may make. Alternatively, you may be able to obtain a return of all or a portion of your capital contribution in connection with the sale of your Common Shares.

Do you currently have any shares outstanding?

Yes. We have sold 20,000 Common Shares to our sponsor for an aggregate purchase price of $200,000, and have sold 500,000 preferred shares, subsequently designated as Sponsor Preferred Stock, or the Sponsor Preferred Shares, to our sponsor for an aggregate purchase price of $50,000. Our sponsor is the sole owner of all outstanding Sponsor Preferred Shares. Under a merger or sale transaction, a listing of our Common Shares on a securities exchange or the termination or non-renewal of our advisory agreement with our advisor, the Sponsor Preferred Shares would be converted into Common Shares, thereby resulting in dilution of the interests of the holders of the Common Shares in us. If we were to liquidate, the Sponsor Preferred Shares would not be converted. The possibility of conversion may influence our advisor’s judgment when recommending (or not recommending) to our board a merger, the timing of a listing transaction, a disposition of our assets, liquidation or the termination or non-renewal of our advisory agreement. As the entity with ultimate control over our advisor, our sponsor can influence the conversion of the Sponsor Preferred Shares.

In addition, in     2012, we commenced a private offering to “accredited investors,” as that term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended, or the Securities Act, of up to $       in shares of our     % Institutional Preferred Shares, or the Institutional Preferred Shares, subject to an option to increase the offering to up to $       in Institutional Preferred Shares, which we refer to as the “private offering.” The private offering will terminate on the effective date of the registration statement. As of       , 2012, we have received aggregate gross offering proceeds, net of certain discounts, of approximately $       million from the sale of Institutional Preferred Shares in the private offering. The Institutional Preferred Shares are convertible in whole or in part into Common Shares after       , 2013, the first anniversary of the final closing of the private offering, on a one-for-one basis. The purchase price for the Institutional Preferred Shares is based upon the total investment made by each investor in the private offering as follows: (a) $       per Institutional Preferred Share for investments less than or equal to $      ; (b) $       per Institutional Preferred Share for investments of more than $       and less than or equal to $      ; and (c) $     per Institutional Preferred Share for investments greater than $      . The purchase price is at a discount from the public offering price of our Common Shares pursuant to this offering, and this results in dilution of the interests that holders of our Common Stock have in us.

What is the offering price for our Common Shares?

We are offering the first 5,000,000 Common Shares at $9.50 per Common Share, plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share. We are offering the remaining 95,000,000 Common Shares at $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share.

Following the NAV pricing start date, the offering price per Common Share under our DRIP will vary and will be equal to our NAV on each business day, which we define as a day that the New York Stock Exchange is open, divided by the number of Common Shares outstanding as of the end of business on such day without giving effect to any Common Share redemptions and reinvestments of distributions effected on such day. After the close of business on each business day, we will file a pricing supplement, which will identify the NAV per Common Share for that day, with the Securities and Exchange Commission, or SEC, and we also will post the pricing supplement on our website at         . You also may obtain the daily

determination of our NAV per Common Share for purposes of our DRIP and share repurchase program by calling our toll-free, automated telephone line at         .

Are there any risks involved in an investment in your Common Shares?

Investing in our Common Shares involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 25, which contains a detailed discussion of the material risks that you should consider before you invest in our Common Shares. The risks include the following:

•	There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. There are limits on your ability to sell Common Shares pursuant to our share repurchase program.
•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.
•	If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.
•	We and our advisor have no operating history, we have no established financing sources, and the performance of the prior real estate investment programs of the principals of our sponsor may not be indicative of our future results.
•	Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.
•	Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement and pursuant to the terms of the Sponsor Preferred Shares; these conflicts of interest could result in actions that are not necessarily in the long-term best interests of our stockholders.
•	The interests of holders of Common Shares will be diluted upon conversion of the Sponsor Preferred Shares. See “Risk Factors — There will be dilution of stockholders’ interests upon conversion of the Sponsor Preferred Shares.”
•	The interests of holders of Common Shares will be diluted upon conversion of the Institutional Preferred Shares. See “Risk Factors — There will be dilution of stockholders’ interests upon conversion of the Institutional Preferred Shares.”
•	Upon our liquidation or dissolution, the Sponsor Preferred Shares will receive a preference, junior to the preference of the Institutional Preferred Shares, in the amount of 15% of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%. See “Risk Factors — The Sponsor Preferred Shares have a preference that limits the amount of proceeds that the holders of Common Shares may receive upon our liquidation or dissolution.”
•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions. For a more detailed discussion of these fees, see “Compensation Table.”
•	Until proceeds from our public offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees or property management fees or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow; this may reduce the amount of capital we invest and negatively impact the value of your investment.

•	You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.
•	Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the redemption of Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be calculated based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per Common Share may not reflect the amount that you might receive for your Common Shares in a market transaction.
•	It may be difficult to accurately reflect material events that may impact our daily NAV between quarterly valuations and, accordingly, we may be selling Common Shares under our DRIP and redeeming Common Shares under our share repurchase program at too high or too low a price.
•	In calculating our daily NAV for purposes of our DRIP and share repurchase program, our advisor will base its calculations in part on independent appraisals of our properties, the accuracy of which our advisor will not independently verify. Because valuation of our properties is inherently subjective, the NAV per Common Share that we publish for purposes of our DRIP and share repurchase program may not necessarily reflect changes in our NAV and in the value of your Common Shares or the impact of extraordinary events that we cannot immediately quantify.
•	Our investments will be dependent on tenants for revenue, and lease expirations and terminations could reduce our ability to make distributions to stockholders.
•	General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.
•	We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.
•	Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.
•	The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our Common Shares and restrict our business combination opportunities.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We will have five members of our board of directors, three of whom will be independent of our sponsor and its affiliates. Our charter requires that a majority of our directors be independent of our sponsor. Our independent directors are responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. Our directors are elected annually by the stockholders.

Who is your advisor and what will it do?

United Realty Advisors LP, an affiliate of our sponsor, is our advisor. Our advisor will be responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

Our advisor will have primary responsibility for making decisions regarding the selection and negotiation of real estate investments. Our advisor will make recommendations on all investments and dispositions to our board of directors. Other major decisions to be approved by our advisor, subject to the direction of our board of directors, include decisions with respect to the retention of investment banks, marketing methods with respect to this offering, the termination or extension of this offering, the initiation of a follow-on offering, mergers and other change-of-control transactions and certain significant press releases.

What is the experience of your advisor?

Our advisor is a limited partnership that was formed in the State of Delaware on July 1, 2011. Our advisor has no operating history and no experience managing a public company.

What is the experience of your sponsor?

United Realty Advisor Holdings LLC, a Delaware limited liability company, which is directly or indirectly controlled by Jacob Frydman and Eli Verschleiser, indirectly controls our advisor and is our sponsor. For information about the experience of the principals of our sponsor, see “Prior Performance Summary” and the tables included in Appendices A-1 and A-2 herein and in Part II of the registration statement, which we have filed with the SEC. Copies of Table VI will be provided to prospective investors at no charge upon request. Prior programs, as well as investment activities for their own account, of the principals of our sponsor had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs or to those of the principals of our sponsor investing for their own account.

How do you expect your portfolio to be allocated between real estate properties and real estate-related loans and securities?

We intend to acquire and manage a diverse portfolio of real estate properties and real estate-related loans and securities. We plan to diversify our portfolio by geographic region, tenant mix, investment size and investment risk with the goal of attaining a portfolio of income-producing real estate properties and real estate-related assets that provide stable returns to our investors. Our management team has experience investing in many types of properties, and as a result may acquire a wide variety of property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. These properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. Properties may include multifamily properties purchased for conversion into condominiums or cooperatives (or blocks of sponsor units purchased for rental or resale), ground leases and properties intended to be converted from one use to another use. Some properties in which we invest may require development, redevelopment or repositioning. We also may seek out opportunities by acquiring assets from sellers who are financially distressed or face time-sensitive deadlines, or from owners or institutions who have acquired assets through foreclosure. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity the project. We also might buy debt secured by an asset with a view toward acquiring the asset as a result of foreclosure. We also may originate or invest in mortgages, bridge, or mezzanine loans and Section 1031 tenant-in-common interests, or in entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies, either for investment or in change of control transactions completed on a negotiated basis or otherwise. Assuming we sell the maximum offering amount, we intend to allocate approximately 80% of our portfolio to real estate properties, and approximately 20% to real estate-related loans and securities, which may include the equity securities of other REITs and real estate companies.

How will you select potential properties for acquisition?

To find properties that best meet our criteria for investment, our advisor has developed a disciplined investment approach that combines the experience of its team of real estate professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each investment.

What types of real estate-related debt investments do you expect to make?

Assuming that we sell the maximum offering amount, we expect that our real estate-related debt investments, when aggregated with our real estate-related securities, will not constitute more than 20% of our portfolio or represent a substantial portion of our assets at any one time. With respect to our investments in such assets, we will focus primarily on investments in first mortgages. The other real estate-related debt investments in which we may invest include second mortgage, mezzanine, bridge and other loans; debt and derivative securities related to real estate assets; collateralized debt obligations; debt securities issued by real estate companies; and credit default swaps.

What types of investments will you make in the equity securities of other companies?

We expect to make equity investments in REITs and other real estate companies. We may purchase the common or preferred stock of these entities or options to acquire their stock. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Will you use leverage?

Yes. We expect that once we have fully invested the proceeds of this offering, assuming we sell the maximum amount, our portfolio-wide loan-to-value ratio (calculated after the close of this offering) will be approximately 65%, but it may be as high as 75%. We will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows for a loan-to-value ratio on our portfolio as high as 75%; however, we may exceed that limit if a majority of our independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report along with a justification for the excess borrowing. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

We do not intend to exceed the leverage limit in our charter except in the early stages of our development when the costs of our investments are most likely to exceed our net offering proceeds. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. However, high levels of debt could cause us to incur higher interest charges and higher debt service payments, which would decrease the amount of cash available for distribution to our investors.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through United Realty Capital Operating Partnership, L.P., which we refer to as our operating partnership. Because we plan to conduct substantially all our operations through the operating partnership, we are considered an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of certain unfavorable U.S. federal income tax consequences.

What conflicts of interest will your sponsor face?

Our sponsor and its affiliates and personnel will experience conflicts of interest in connection with the management of our business. Some of the material conflicts are as follows:

•	Our sponsor and its affiliates will have to allocate their time between us and other real estate programs and activities in which they are involved.
•	Our sponsor or its affiliates will receive fees in connection with transactions involving the purchase, origination, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us.
•	We may only terminate our dealer manager in limited circumstances and, under certain conditions, may be obligated to use our dealer manager in future offerings.
•	Our advisor may terminate the advisory agreement without penalty upon 60 days’ written notice and, upon termination of the advisory agreement, our sponsor will be entitled to convert its Sponsor Preferred Shares into Common Shares.
•	We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time. The payment of such consideration could result in dilution to your interest in us and may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

•	Following the NAV pricing start date, the asset management fee that we pay to our advisor or its assignees may be based on NAV (i.e., commencing on the NAV pricing start date we will pay our advisor a monthly fee equal to the greater of (a) one-twelfth ( 1/12) of 1% of the average of our daily NAV for the preceding month and (b) one-twelfth ( 1/12) of 0.75% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) then owned plus one-twelfth ( 1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment) then owned). Furthermore, our advisor will be involved in estimating certain accrued fees and expenses that are part of our NAV and performing the calculation of our daily NAV. Because the asset management fee may be based on NAV, the advisor will benefit from our Common Shares having a higher NAV and therefore it has an incentive to cause the NAV to be higher. Moreover, our advisor and its affiliates will receive fees in connection with transactions involving the purchase, financing, management and sale of our investments, and, because our advisor does not maintain a significant equity interest in us and is entitled to receive substantial minimum compensation regardless of performance, our advisor’s and its affiliates’ interests are not wholly aligned with those of our stockholders.
•	We have issued 500,000 preferred shares, subsequently designated as Sponsor Preferred Shares, to our sponsor in exchange for $0.10 per share. Our sponsor is the sole owner of all outstanding Sponsor Preferred Shares. In connection with a merger transaction, a sale of our company, a listing of our Common Shares on a securities exchange or the termination or non-renewal of our advisory agreement with our advisor, the Sponsor Preferred Shares would be converted into Common Shares, thereby resulting in dilution of the interests of the holders of the Common Shares in us. If we were to liquidate, the Sponsor Preferred Shares would not be converted. The possibility of conversion may influence our advisor’s judgment when recommending (or not recommending) to our board a merger, the timing of a listing transaction, a disposition of our assets, liquidation or the termination or non-renewal of our advisory agreement. As the entity with ultimate control over our advisor, our sponsor can influence the conversion of the Sponsor Preferred Shares.

What is the ownership structure of the company and the entities that perform services for you?

The following chart shows the ownership structure of the various entities that perform or are likely to perform important services for us:

(1)	Jacob Frydman and Eli Verschleiser control United Realty Advisor Holdings LLC, our sponsor.
(2)	On November 25, 2011, United Realty Advisor Holdings LLC, our sponsor, acquired 500,000 preferred shares, subsequently designated as Sponsor Preferred Shares, for $0.10 per share, or an aggregate of $50,000. On November 17, 2011, our sponsor acquired 20,000 Common Shares for an aggregate purchase price of $200,000.
(3)	Certain passive investors with limited voting rights who are not affiliated with our sponsor hold approximately 33% and 18% of the economic interests in URTI GP, LLC and United Realty Advisors LP, respectively.
(4)	“OSJ” stands for “Office of Supervisory Jurisdiction,” and is defined in NASD Conduct Rule 3010(g) as an office of a FINRA member where certain specified functions take place. Our dealer manager has agreed to open OSJs constituting a division of the dealer manager and branded as “Prime United Securities” that will focus primarily on distributing interests in programs sponsored by our sponsor.

What are the fees that you will pay to the advisor, its affiliates, the dealer manager and your directors?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. In the sole discretion of our advisor or our board of directors, as applicable, certain fees and expenses may be paid, in whole or in part, in cash, in Common Shares or in grants of restricted Common Shares. As of         , 2012, we have incurred $     of organization and offering expenses related to this offering. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers and directors, officers or employees of United Realty Advisors LP and their family members and other affiliates, Friends, or institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates and Institutional Investors”), and will be reduced for individual purchasers of more than $1,000,000 of Common Shares. The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Organizational and Offering Stage
Selling Commissions	The dealer manager will be paid 6.45% of the per share purchase price of Common Shares (exclusive of selling commissions and dealer manager fee) in our primary offering of Common Shares, which, after the first 5,000,000 Common Shares are sold at $9.50, will be $10.00, out of amounts paid by purchasers of Common Shares. No selling commissions will be paid on sales of Common Shares under our DRIP.	$122,550/$64,338,750 The actual amount will depend on the number of Common Shares sold.
Dealer Manager Fee	The dealer manager will be paid 3.55% of the per share purchase price of Common Shares (exclusive of selling commissions and dealer manager fee) in our primary offering, which, after the first 5,000,000 Common Shares are sold at $9.50, will be $10.00, out of amounts paid by purchasers of Common Shares. The dealer manager will retain 0.55% of such purchase price, and will pay 3.0% of such purchase price to our affiliate, the OSJ administrative entity, as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP.	$67,450/$35,411,250 The actual amount will depend on the number of Common Shares sold.
Organization and Offering Expenses	We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager for due diligence fees set forth in detailed and itemized invoices. As of , 2012, the advisor or its affiliates have paid $ of organizational and offering expenses on our behalf.	$41,800/$21,495,000 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Operational Stage
Acquisition Fees	We will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share of debtattributable to such property) and 1% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees.	$18,050/$9,476,250 (or $51,571/$27,075,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines or $72,200/ $37,905,000 assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)
Acquisition Expenses	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).	$10,830/$5,685,750 (or $30,943/$16,245,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines or $43,320/$22,743,000 assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Construction Management Fee and Development Fee	We expect to engage our property manager to provide construction management services or development services for some of our properties. We will pay a construction management fee or a development fee (but not both) in an amount of 2% of the cost of any construction or development that our property manager undertakes.	Not determinable at this time.
Asset Management Fees	Until the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to one-twelfth ( 1/12) of 0.75% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) then owned plus one-twelfth ( 1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence and (b) one-twelfth ( 1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month. No fee will accrue or be payable on assets acquired using the proceeds from the private offering until we have sufficient cash flow to pay dividends on the Institutional Preferred Shares.	Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.
Property Management Fees	Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay a portion of its property management fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers. We will not, however, reimburse our property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Leasing Fees	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay a portion of its leasing fees to the third parties with whom it subcontracts for these services.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.
Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.
Operating Expenses	Commencing twelve months after the commencement of this offering, we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.	Not determinable at thistime.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Additionally, we will reimburse our advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Awards of Restricted Common Shares	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted Common Shares.	Awards of restricted Common Shares under our employee and director incentive restricted share plan may not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).
Compensation and Restricted Common Share Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day. Each independent director also is entitled to receive an award of 3,000 restricted Common Shares under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholders	The independent directors, as a group, will receive for a full fiscal year: (a) estimated aggregate compensation of approximately $170,000; and (b) 9,000 restricted Common Shares.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
meeting thereafter. Restricted Common Shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.
Subordinated Share of Annual Cash Flows	Our advisor will receive 15% of remaining net cash flows for each year after payment to holders of Common Shares of a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.
Liquidation/Listing Stage
Real Estate Disposition Commissions	For substantial assistance in connection with the sale of properties, we will pay our advisor a real estate disposition commission paid on the sales price of property equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the disposition commission paid to our advisor and its affiliates and agents; provided, however, that in no event may the real estate disposition commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.
in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/Maximum Offering (100,000,000 Common Shares)*
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)	If the Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined. If the minimum offering is achieved, following a liquidation and after our Institutional Preferred Stockholders have been paid their $10.00 preference, our sponsor would receive 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a non-compounded pretax annual return to holders of Common Shares of 7%.	If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if the minimum offering is sold) to $55 million (if the maximum offering is sold) (these estimates assume that a Common Share is worth $11.00 and that no investors participate in our DRIP).

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that redemption of Common Shares by our stockholders would have upon such fee amounts.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a blind pool. As property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our Common Shares. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Possibly. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We also may want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments.

If I buy Common Shares, will I receive distributions and how often?

In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare daily distributions beginning no later than the first calendar month after the calendar month in which we make our first real estate investment. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to proceeds from this offering, to proceeds from the issuance of securities in the future or to third-party borrowings to fund our distributions. Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering, from borrowings or from the proceeds from the issuance of securities in the future. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

May I reinvest my distributions in Common Shares of United Realty Trust Incorporated?

Yes. You may participate in our DRIP by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $9.50. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants.

For purposes of your DRIP and share repurchase program, what is the “NAV pricing start date” and how will it be determined?

For purposes of our DRIP and share repurchase program, the “NAV pricing start date” is the earliest to occur of: (a) our investing in assets with an aggregate cost, including our pro rata share of debt attributable to such assets, in excess of $1 billion; (b) our raising net offering proceeds of in excess of $650 million in our primary offering; and (c) the date that is 29 months following the commencement of our initial public offering.

For purposes of your DRIP and share repurchase program, how will your advisor calculate NAV per Common Share?

Following the NAV pricing start date, for purposes of our DRIP and share repurchase program, our advisor will be responsible for calculating our daily NAV at the end of each business day. Our board of directors will review the method of NAV calculation quarterly. To calculate our daily NAV per Common Share, our advisor will determine the net value of our operating partnership’s real estate and real estate-related assets, based in part on a valuation by an independent valuer. First, our advisor will subtract liabilities of the operating partnership, such as estimated accrued fees and expenses, and will multiply the resulting amount by our percentage ownership interest in the operating partnership. Our advisor will then add the value of any assets held by URTI, including cash and cash equivalents (other than the value of its interest in the operating partnership), and subtract any estimated accrued REIT liabilities, including accrued distributions and certain legal and administrative costs. The result of this calculation will be our NAV as of the end of any business day.

In determining the value of the real estate and real estate-related assets, our advisor will consider a quarterly estimate provided by an independent valuer of the market value of our real estate assets, which will be held primarily in our operating partnership, and also will consider the metrics that the independent valuer used in arriving at those values. The independent valuer will provide these metrics to our advisor, and they will be incorporated into our advisor’s daily calculation of NAV. In order to determine a quarterly estimate of our portfolio’s market value, the independent valuer will analyze the cash flow from, and other characteristics of, each property in the portfolio and compile a projection of cash flows for the portfolio as a whole. The independent valuer will analyze the portfolio’s projected cash flows utilizing a discounted cash flow approach to valuation and also may consider additional valuation methodologies; provided, however, that all methodologies, opinions and judgments used by the independent valuer will be consistent with our valuation guidelines, as established by our board of directors, and industry practices.

For purposes of our DRIP and share repurchase program, we aim to provide a reasonable estimate of the market value of our Common Shares. However, the methodologies will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions are used, different estimates likely will result. Therefore, the daily NAV per Common Share calculation may not reflect the precise amount that you could receive for your Common Shares in a market transaction. It is not known whether redeeming or non-redeeming stockholders, or stockholders electing or not electing to participate in our DRIP, will benefit from such disparity.

In addition, our published NAV per Common Share may not fully reflect the economic impact of certain extraordinary events on our portfolio that may have occurred since the prior quarterly valuation because we may not be able to immediately quantify the economic impact of such events. If our advisor determines there has been an extraordinary event that may have materially changed the estimated value of our portfolio, we will make an announcement regarding such extraordinary event. Our advisor will analyze the impact of such extraordinary event and determine any appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV.

Will the distributions I receive be taxable as ordinary income?

Yes and no. Distributions that you receive (not designated as capital gain dividends or, for taxable years beginning before January 1, 2013, qualified dividend income), including distributions reinvested pursuant to our DRIP, will be taxed as ordinary income to the extent they are paid from our earnings and profits (as determined for U.S. federal income tax purposes). However, distributions that we designate as capital gain dividends generally will be taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us. Some portion of your distributions may not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income, but does not reduce cash available for distribution. The portion of your distribution which is not designated as a capital gain dividend or, for taxable years beginning before January 1, 2013, qualified dividend income, and which is in excess of our current and accumulated earnings and profits, is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, deferring such portion of your tax until your investment is sold or our company is liquidated, at which time you will be taxed at capital gains rates. Please note that each investor’s tax considerations are different; therefore, you should consult with your tax advisor prior to making an investment in our Common Shares.

How will you use the proceeds raised in this offering?

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 Common Shares and the second scenario assumes that we sell the maximum of 100,000,000 Common Shares in this offering, with both scenarios contemplating an offering price (a) with respect to the first 5,000,000 Common Shares, of $9.50 per Common Share (plus applicable selling commissions and dealer manager fee of $0.95 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $10.45 per Common Share), and (b) with respect to the remaining 95,000,000 Common Shares, of $10.00 per Common Share (plus applicable selling commissions and dealer manager fee of $1.00 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $11.00 per Common Share). At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. Our organizational documents permit us to pay distributions from unlimited amounts of any source, including proceeds of the offering.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. Furthermore, it assumes that offering proceeds are not used to pay distributions or any fees that are described under “Compensation Table” but that are not set forth in the table. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including Distribution Reinvestment Plan)			Maximum Offering (Not Including Distribution Reinvestment Plan)
	Amount	Percent		Amount	Percent
Total offering price paid by investors	$2,090,000	100.00%		$1,097,250,000	100.00%
Less offering expenses:
Selling commissions and dealer manager fee	$190,000	9.09	%(1)	$99,750,000	9.09	%(1)
Organization and offering expenses	$41,800	2.00	%(2)	$21,945,000	2.00	%(2)
Amount available for investment	$1,858,200	88.91%		$975,555,000	88.91%
Acquisition:
Acquisition fees	$18,582	0.89	%(3)	$9,755,550	0.89	%(3)
Acquisition expenses	$11,149	0.53	%(4)	$5,853,330	0.53	%(4)
Amount invested in assets	$1,828,469	87.49%		$959,946,120	87.49%

(1)	Selling commissions and dealer manager fee together constitute 10% of the offering price of Common Shares exclusive of such fees, which is $9.50 per Common Share for the first 5,000,000 Common Shares sold in this offering and $10.00 per Common Share for the remaining 95,000,000 Common Shares sold in this offering. Such 10% amount is not calculated based on the “Total offering price paid by investors” set forth in the first row of the table, which is why the percentage listed in the “Percent” column is not 10%.
(2)	We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager for due diligence fees set forth in detailed and itemized invoices.
(3)	Acquisition fees payable to our advisor or its assignees are 1% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Such 1% amount is not calculated based on the “Total offering price paid by investors” set forth in the first row of the table, which is why the percentage listed in the “Percent” column is not 1%.
(4)	We estimate that total acquisition expenses will be approximately 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Such 0.6% amount is not calculated based on the “Total offering price paid by investors” set forth in the first row of the table, which is why the percentage listed in the “Percent” column is not 0.6%. In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

What kind of offering is this?

We are offering up to 100,000,000 Common Shares on a “best efforts” basis. Of the 100,000,000 Common Shares being offered in our primary offering, we are offering 5,000,000 Common Shares at $9.50 per Common Share, plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share. We are offering the remaining 95,000,000 Common Shares at $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share. Volume discounts are available to investors who purchase more than $1,000,000 in Common Shares. Discounts are also available for certain categories of purchaser, as described under “Plan of Distribution — Common Shares Purchased by Affiliates and Institutional Investors.” We also are offering up to 20,000,000 Common Shares pursuant to our DRIP.

Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $9.50. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

How does a “best efforts” offering work? What happens if you don’t sell at least 200,000 Common Shares?

When Common Shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the Common Shares and it has no firm commitment or obligation to purchase any of the Common Shares. Therefore, we may sell substantially less than what we are offering. If we do not sell at least 200,000 Common Shares to purchasers who are not affiliated with us or our sponsor by       , 2013, we will promptly return all funds in the escrow account (including interest), and we will stop selling Common Shares. We will not deduct any fees if we return funds from the escrow account.

Who is the dealer manager?

Allied Beacon Partners, Inc., our dealer manager, is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, was organized in Florida in 2006 and is a wholly owned subsidiary of Beacon Acquisition Partners, Inc., a Canadian corporation incorporated in Ontario. Allied Beacon Partners, Inc. is an independent third party, not affiliated with us, our sponsor or our advisor. Allied Beacon Partners, Inc. will serve as the dealer manager for our best efforts offering.

How long will this offering last?

We expect to sell the 100,000,000 Common Shares offered in our primary offering over a two-year period, or by       , 2014. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until       , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually.

Who can buy Common Shares?

An investment in our Common Shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Investors can buy Common Shares in this offering if they have either (a) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (b) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in North Dakota.

Who might benefit from an investment in our Common Shares?

An investment in our Common Shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our Common Shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of 250 Common Shares ($2,750, assuming an offering price of $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share). After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Are there any special restrictions on the ownership or transfer of Common Shares?

Yes. Our charter contains restrictions on the ownership and transfer of our shares that, among other restrictions, prevent any one person from owning more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or number of shares, whichever is more restrictive) of any class or series of shares of our stock, unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Code. Our charter also limits your ability to transfer your Common Shares unless (a) the prospective purchaser meets the suitability standards regarding income or net worth, and (b) the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in Common Shares?

Yes. The section of this prospectus titled “ERISA Considerations” describes the effect the purchase of Common Shares will have on IRAs and retirement plans subject to the Code or Employee Retirement Income Security Act of 1974, as amended, or ERISA. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Common Shares for a retirement plan or an IRA should carefully read this section of the prospectus. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income, or UBTI, or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your IRA, a simplified employee pension, or SEP, plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum: (a) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account; (b) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account; (c) whether the investment will generate UBTI to your IRA, plan or other account; (d) whether there is sufficient liquidity for such investment under your IRA, plan or other account; (e) the need to value the assets of your IRA, plan or other account annually or more frequently; and (f) whether the investment would constitute a prohibited transaction under applicable law. Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

How do I subscribe for Common Shares?

If you choose to purchase Common Shares in this offering, you will need to complete and sign a subscription agreement (in substantially the form attached to this prospectus as Appendix B) for a specific number of Common Shares and pay for the Common Shares at the time of your subscription.

Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

No. Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interest of our stockholders. Stockholders may make daily requests that we redeem all or a portion (but generally at least 25%) of their Common Shares pursuant to our share repurchase program, but we may not be able to fulfill all redemption requests. Prior to the NAV pricing start date, stockholders may redeem their Common Shares (a) in the case of hardship, as defined below, at the total offering price paid, or (b) in the sole discretion of our advisor, at a price of 92% of the total offering price paid. Following the NAV pricing start date, the redemption price per Common Share on any business day will be 95% of our NAV per Common Share for the Common Shares for that day, calculated after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. We define “hardship” to mean: (i) the death of a stockholder; (ii) the bankruptcy of a stockholder; (iii) a mandatory distribution under a stockholder’s IRA; or (iv) another involuntary exigent circumstance, as approved by our board. Following the NAV pricing start date, we will limit Common Shares redeemed during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12-month period. Our advisor will evaluate our capital needs and the amount of available cash and other liquid assets each quarter and may elect to increase the amount available for redemptions during such quarter. In addition, you will only be able to redeem your Common Shares to the extent that we have sufficient liquid assets. Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy all redemption requests. In order to provide liquidity for redemptions, we intend to maintain the following percentage of the overall value of our portfolio in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties (collectively, “liquid assets”): (A) 15% of our NAV up to $333 million; (B) 10% of our NAV between $333 million and $667 million; and (C) 5% of our NAV in excess of $667 million. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit. Our board of directors in its discretion may modify, suspend or terminate our share repurchase program for any reason. See “Share Repurchase Program.”

What are your exit strategies?

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we sought and failed to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we sought and failed to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we would continue our business. If we sought and obtained stockholder approval of such a plan of liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the U.S. federal income tax consequences to our stockholders. In making the decision to apply for listing of our Common Shares, our directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making this determination is the liquidity needs of our stockholders. In assessing whether to list or liquidate, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interests of our stockholders, despite the prospects of a relatively small market for our Common Shares upon the initial listing, the board may still opt to list our Common Shares. The board also would likely consider whether there was a large pent-up demand to sell our Common Shares when making decisions regarding listing or liquidation. The degree of participation in our DRIP and the number of requests for repurchases under our share repurchase program at that time could be an indicator of stockholder demand to liquidate their investment.

What types of reports on my investment will I receive?

We will provide you with periodic updates on the performance of your investment with us, including:

•	following our commencement of distributions to stockholders, four quarterly or 12 monthly distribution reports;
•	three quarterly financial reports;
•	an annual report;
•	supplements to the prospectus, via mailings or website access; and
•	our current NAV per Common Share for purposes of our DRIP and share repurchase program via our toll-free, automated line, , or on our website at

When will I get my detailed tax information?

We intend to issue and mail your Internal Revenue Service, or IRS, Form 1099-DIV tax information, or such other successor form, by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Who is the transfer agent?

The name and address of our transfer agent is as follows:

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

RISK FACTORS

Your purchase of Common Shares involves a number of risks. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our Common Shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our Common Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business.

Risks Related to an Investment in United Realty Trust Incorporated

There is no public trading market for our Common Shares, and there may never be one; therefore, it will be difficult for you to sell your Common Shares except pursuant to our share repurchase program. If you sell your Common Shares to us under our share repurchase program, you may receive less than the total price you paid for the Common Shares.

There currently is no public market for our Common Shares, and there may never be one. If you are able to find a buyer for your Common Shares, you may not sell your Common Shares unless the buyer meets applicable suitability and minimum purchase standards and the sale does not violate state securities laws. Our charter also prohibits the ownership of more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock by a single investor, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your Common Shares.

Redemption of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such redemptions. Prior to the NAV pricing start date, stockholders may redeem their Common Shares (a) in the case of hardship, as defined in the section of this prospectus titled “Share Repurchase Program,” at the total offering price paid, or (b) in the sole discretion of our advisor, at a price equal to 92% of the total offering price paid. Following the NAV pricing start date, the Common Shares may be redeemed at a price equal to 95% of the NAV per Common Share as of the redemption date, not the original total offering price. Moreover, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares to us. Therefore, you may be required to sell your Common Shares at a substantial discount to the price you originally paid. Furthermore, our board of directors reserves the right, in its sole discretion, at any time and from time to time, to amend the terms of, suspend or terminate our share repurchase program. Additionally, our board of directors reserves the right, in its sole discretion, to reject an individual stockholder’s request for redemption for any reason at any time. Therefore, it will be difficult for you to sell your Common Shares promptly or at all.

It also is likely that your Common Shares would not be accepted as the primary collateral for a loan. You should purchase the Common Shares only as a long-term investment because of the illiquid nature of the Common Shares. See “Investor Suitability Standards,” “Description of Shares — Restrictions on Ownership of Shares” and “Share Repurchase Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your Common Shares.

You are limited in your ability to sell your Common Shares pursuant to our share repurchase program and may have to hold your Common Shares for an indefinite period of time.

Our board of directors may amend the terms of our share repurchase program without stockholder approval. Our board of directors also is free to suspend or terminate the program or to reject any request for repurchase. In addition, our share repurchase program includes numerous restrictions that would limit your ability to sell your Common Shares. Our ability to fulfill redemption requests is subject to a number of limitations. Most importantly, most of our assets consist of real estate properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. In addition, following the NAV pricing start date, we will limit Common Shares redeemed during a calendar quarter to 5%

of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12-month period. Furthermore, our board of directors may limit, modify or suspend our share repurchase program, and our advisor may limit the amount of redemptions on a quarterly basis. Redemption of Common Shares through our share repurchase program may be the only way to dispose of your Common Shares, but there are a number of limitations placed on such redemptions. Prior to the NAV pricing start date, stockholders may redeem their Common Shares (a) in the case of hardship, as defined in the section of this prospectus titled “Share Repurchase Program,” at the total offering price paid, and (b) otherwise, in the discretion of our board of directors, at 92% of the total offering price paid. Following the NAV pricing start date, the Common Shares may be redeemed at a price equal to 95% of the NAV per Common Share as of the redemption date. See “Share Repurchase Program.”

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements, as well as the performance of our property manager in the selection of tenants and the negotiation of leases. The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties. The more Common Shares we sell in this offering, the greater our challenge will be to invest all the net offering proceeds on attractive terms. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the property manager. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire or, in certain cases, financial statements of the tenants of the acquired properties. To the extent any required financial statements are not available or cannot be obtained, we will not be able to acquire the property. As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate. In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

If we continue to pay a portion of distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source, such as from the proceeds of this offering or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow. If we continue to fund a portion of distributions from financings or the net proceeds from our public offering, we will have fewer funds available for acquiring properties and other investments, and your overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

To the extent offering proceeds are used to pay fees to our advisor or its affiliates or to fund distributions, our investors will realize dilution and later investors also may realize a lower rate of return than investors who invest earlier in this offering.

Our advisor and its affiliates provide services for us in connection with, among other things, the offer and sale of our Common Shares, the selection and acquisition of our investments, the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans and the disposition of our assets. We pay them substantial upfront fees for some of these services, which reduces the amount of cash available for investment in real estate or distribution to you. Largely as a result of these substantial fees, we expect that approximately 87.49% of the total offering price received from investors will be available for investment in real estate, depending primarily upon the number of Common Shares we sell.

In addition, we may use offering proceeds to fund distributions, and later investors who do not receive those distributions will therefore experience additional immediate dilution of their investment. Also, to the extent we incur debt to fund distributions earlier in our public offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.

The use of offering proceeds to pay fees to our advisor and its affiliates or to fund distributions increases the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the Common Shares in our offering.

Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

There can be no assurances as to when we will begin to generate sufficient cash flow to fully fund the payment of distributions. As a result, investors who invest in us before we generate significant cash flow may realize a lower rate of return than later investors. We expect to have little cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Therefore, until such time as we have sufficient cash flow from operations to fully fund the payment of distributions therefrom, some of or all our distributions will be paid from other sources, such as from the proceeds of our public offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

There will be dilution of stockholders’ interests upon conversion of the Sponsor Preferred Shares.

Our sponsor holds 500,000 Sponsor Preferred Shares that are convertible into Common Shares, as described under “Stock Ownership.” The Sponsor Preferred Shares are convertible into Common Shares upon the occurrence of certain specified events, as specifically described elsewhere in this prospectus. The conversion of the Sponsor Preferred Shares into Common Shares will result in dilution of the interests of holders of Common Shares.

If the Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Our sponsor, as the sole manager of our advisor, can influence both the conversion of the Sponsor Preferred Shares issued to it and the resulting dilution of other stockholders’ interests. See “Compensation Table — Sponsor Preferred Shares.”

There will be dilution of stockholders’ interests upon conversion of the Institutional Preferred Shares.

On       , 2012, we commenced a private offering to accredited investors of up to $     in shares of our Institutional Preferred Shares, subject to an option to increase the offering to up to $     in Institutional Preferred Shares. The private offering will terminate on the effective date of the registration statement. As of

          , 2012, we have received aggregate gross offering proceeds, net of certain discounts, of approximately $       million from the sale of Institutional Preferred Shares in the private offering. The Institutional Preferred Shares will be convertible in whole or in part into Common Shares after the first anniversary of the final closing of the private offering, at a conversion price of $       per share (subject to discounts to a price not less than $      ). This purchase price is at a discount from the public offering price of our Common Shares pursuant to this offering, and this results in dilution of our stockholders’ interest in us.

The Sponsor Preferred Shares and Institutional Preferred Shares have preferences that limit the amount of proceeds that the holders of Common Shares may receive upon our liquidation or dissolution.

Our sponsor holds all of the outstanding 500,000 Sponsor Preferred Shares, which have a preference upon our liquidation as described below, and certain accredited investors hold all of the outstanding Institutional Preferred Shares, which have a $10.00 per share preference upon our liquidation. Upon our liquidation or dissolution, the Sponsor Preferred Shares will receive a preference, junior to the preference of the Institutional Preferred Shares, in the amount of 15% of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%. Our sponsor can influence whether substantially all of our assets, stock or business is transferred, whether our Common Shares are listed or whether our advisory agreement is terminated, resulting in the conversion of the Sponsor Preferred Shares into Common Shares. The effect of the conversion of the Sponsor Preferred Shares is that our sponsor would own approximately 2.7% to 5.5% of the total number of Common Shares outstanding following the conversion, depending on the conversion ratio applicable to the Sponsor Preferred Shares, in exchange for an aggregate payment of $50,000. See “Compensation Table — Sponsor Preferred Shares” and “Stock Ownership.”

There is a dilutive effect to investors who purchase our Common Shares at $10.00 plus selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share, rather than at the initial offering price of $9.50 per Common Share plus selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share.

Investors who purchase our Common Shares at $9.50 per Common Share plus selling commissions and dealer manager fee of $0.95 per Common Share receive a discounted price compared to investors who purchase after the first 5,000,000 Common Shares have been sold. Investors who purchase our Common Shares at $10.00 experience dilution because the sale of some of our Common Shares at $10.45 results in the average price per Common Share being less than $11.00. The Common Shares are identical in terms of rights to distributions, voting and other rights, but the purchasers who acquire Common Shares at $11.00 per Common Share will pay a comparative premium over the $10.45-per-Common-Share purchasers.

The investment objectives of the prior programs of the principals of our sponsor, and the investment objectives of Eli Verschleiser’s non-public program investments, and of Jacob Frydman’s investments for his own account, were markedly different from our own, so the performance of such prior investments are not indicative of the returns, if any, we may achieve.

Our primary investment objectives are to achieve stable cash distributions, preservation of capital, diversification, growth, and future liquidity, through a dual strategy involving acquisitions of stabilized, cash-flowing properties and of opportunistic properties. The section of this prospectus titled “Prior Performance Summary” and the tables included in Appendices A-1 and A-2 herein and in Part II of the registration statement, which we have filed with the SEC, disclose the prior performance of affiliates of our sponsor, but the investment objectives of the programs and other investments disclosed were markedly different from our own. For example, prior investment objectives of some of Mr. Frydman’s prior investments were capital appreciation with a secondary objective of income, which differ from of the company’s investment objectives of stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale, and the potential for future liquidity. Additionally, Mr. Verschleiser’s non-public program investments were made with an investment objective of generating returns from the sale of real estate owned or foreclosed properties acquired from banks and servicers at bulk sale pricing. Because the investment objectives of such prior programs and other investments diverged so widely from ours, the results of those programs and other investments are not indicative of the returns, if any, we may achieve.

Our advisor will receive a subordinated share of annual cash flows for years in which a specified return to holders of our Common Stock is achieved. However, if the return is not achieved in subsequent years, and even if our company suffers a loss, the advisor will not be obligated to return to our company any portion of the subordinated share of annual cash flows it has received.

Our advisor will receive, every year, 15% of remaining net cash flows after payment to holders of Common Shares of a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. However, if such 7% annual return is not achieved in subsequent years, and even if our company suffers a loss, our advisor will not be obligated to return to our company any portion of the subordinated share of annual cash flows it has received. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s incentive compensation. In addition, our sponsor owns the Sponsor Preferred Shares, which upon our liquidation would receive a preference, junior to the preference of the Institutional Preferred Shares, in the amount of 15% of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%. Any cash flows to holders of Common Shares in excess of the 7% annual return contemplated by the subordinated share of annual cash flows would constitute a return of capital for purposes of the preference of the Sponsor Preferred Shares, so the amount of invested capital with respect to Common Shares for purposes of the preference of the Sponsor Preferred Shares would be lower, allowing the sponsor to receive a larger amount of cash flow upon our liquidation.

We may have to make decisions on whether to invest in certain properties without detailed information on the property.

To effectively compete for the acquisition of properties and other investments, our advisor and board of directors may be required to make decisions or post substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions. In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property. Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have made no investments in real estate or real estate-related assets, we have not entered into any purchase and sale agreements as of the date of this prospectus. Therefore, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all our offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We will establish policies relating to the creditworthiness of tenants, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy or different types of tenants. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria — Acquisition Policies.”

If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our Common Shares and has no firm commitment or obligation to purchase any of the Common Shares. As a result, we cannot assure you of the amount of proceeds that will be raised in this offering. We are dependent on funds from this offering to make additional investments, resulting in greater diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. If we do not raise significant additional funds in this offering, the more likely it will be that we cannot achieve significant diversification and the likelihood of our profitability being affected by the performance of any one of our investments will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. Your investment in our Common Shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, to the extent we are not able to raise additional funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

We and our advisor have no operating history, we have no established financing sources, and the performance of the prior real estate investment programs of the principals of our sponsor may not be indicative of our future results.

We and our advisor have no operating history. You should not rely upon the past performance of other real estate investment programs sponsored by the principals of our sponsor to predict our future results. We were incorporated on November 8, 2011, have not commenced operations, and, as of the date of this prospectus, have made no investments in real estate or real estate-related assets. Accordingly, the prior performance of real estate investment programs sponsored by the principals of our sponsor may not be indicative of our future results.

Moreover, we have no established financing sources other than our offering proceeds. If our capital resources are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we must, among other things:

•	identify and acquire investments that further our investment strategies;
•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;
•	respond to competition for our targeted real estate properties and other investments, as well as for potential investors in us; and
•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of our chairman, certain executive officers and other key personnel of us, our advisor and its affiliates. We do not have employment agreements with our chairman and executive officers, and we cannot guarantee that they will remain affiliated with us. Although our chairman and president and several of our executive officers and other key personnel have entered into employment agreements with our advisor or affiliates of our advisor, including URTI GP, LLC, the general partner of our advisor, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor. If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We do not intend to maintain key person life insurance on any of our key personnel. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered.

If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve becoming “self-managed” by internalizing our management functions, particularly if we seek to list our Common Shares on an exchange as a way of providing our stockholders with a liquidity event. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may elect to negotiate to acquire our advisor’s and property manager’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. An internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned our subordinated share of annual cash flows. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per Common Share and modified funds from operations per Common Share attributable to your investment. We will not be required to seek a stockholder vote to become self-managed.

In addition, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance and SEC reporting and compliance. We also would incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and modified funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor and its affiliates we would save and the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor and its affiliates, our net income per Common Share and funds from operations per Common Share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our Common Shares.

As currently organized, we do not directly employ any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Nothing in our charter prohibits us from entering into the transaction described above.

Additionally, there is no assurance that internalizing our management functions will prove to be beneficial to us and our stockholders. We could have difficulty integrating our management functions as a stand-alone entity. Certain personnel of our advisor and its affiliates perform property management, asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. We could fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our portfolio of investments.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor or our property manager in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor and its affiliates to manage our day-to-day operations. If we were to effectuate an internalization of our advisor or our property manager, we may not be able to retain all the employees of the advisor or property manager or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor or property manager may provide services to one or more other investment programs. These programs or third parties may decide to retain some of or all the advisor’s or property manager’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by the advisor or property manager who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

If our advisor or its affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our advisor or its affiliates may agree to waive all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders. If our advisor or its affiliates choose to no longer waive such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Following the NAV pricing start date, the purchase of Common Shares under our DRIP and the redemption of our Common Shares under our share repurchase program will be at a price equal to our NAV per Common Share, which will be calculated based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per Common Share for purposes of our DRIP and share repurchase program may not reflect the amount that you might receive for your Common Shares in a market transaction.

Following the NAV pricing start date, we will base purchase price of Common Shares under our DRIP and the redemption price for Common Shares under our share repurchase program on our NAV per Common Share. NAV will be calculated by estimating the market value of our assets and liabilities, many of which may be illiquid. An independent valuer will perform quarterly valuations of our real estate portfolio and provide the board with the metrics to be used in calculating our daily NAV, all of which the board of directors will approve. The valuation may not be precise because the valuation methodologies used to value a real estate portfolio involve subjective judgments, assumptions and opinions about future events. Any resulting disparity may benefit the redeeming or non-redeeming stockholders under our share repurchase program or those participating or not participating in our DRIP. See “Valuation Policies” for more details about how our NAV will be calculated.

It may be difficult to accurately reflect material events that may impact our daily NAV for purposes of our DRIP and share repurchase program between quarterly valuations and, accordingly, following the NAV pricing start date, we may be selling Common Shares under our DRIP and redeeming Common Shares under our share repurchase program at too high or too low a price.

Following the NAV pricing start date and for purposes of our DRIP and share repurchase program, our independent valuer will calculate quarterly estimates of the market value of our principal assets and liabilities, and also provide the metrics to be used in the calculation of NAV for the following quarter, and we will rely on those estimates to determine the daily NAV per Common Share. As a result, the published NAV per Common Share may not fully reflect changes in value that may have occurred since the prior quarterly valuation. Furthermore, it may be difficult to reflect changing market conditions or material events that may impact the value of our portfolio between quarters, or to obtain timely complete information regarding any such events. Therefore, the NAV per Common Share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as sufficient information is available and analyzed, the financial impact is fully evaluated, and the appropriate adjustment to be made to NAV, on a going forward basis, is determined by our advisor and our independent valuer. Any resulting disparity may benefit the redeeming or non-redeeming stockholders or those who do or do not elect to participate in our DRIP.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including all our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our property manager, are entitled to substantial fees from us under the terms of the advisory agreement and property management agreement. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;
•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;
•	property sales, which may result in compensation to our advisor;
•	property acquisitions from other investment programs (now or hereafter) sponsored by our sponsor or its principals, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with their services for the seller;
•	property acquisitions from third parties, which entitle our advisor to acquisition fees and asset management fees;
•	borrowings to acquire properties, which borrowings may increase the acquisition, asset management and financing coordination fees payable to our advisor;
•	determining the compensation paid to employees for services provided to us, which could be influenced in part by whether the advisor is reimbursed by us for the related salaries and benefits;
•	whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s and its affiliates’ key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor and its affiliates;
•	whether and when we seek to list our Common Shares on a national securities exchange, which listing could entitle our sponsor to the issuance of Common Shares through the conversion of its Sponsor Preferred Shares; and
•	whether and when we seek to sell the company or its assets, which sale may result in the issuance of Common Shares to our sponsor through the conversion of its Sponsor Preferred Shares.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset may be based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us. Furthermore, the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives. In addition, the conversion feature of our Sponsor Preferred Shares could cause us to make different investment or disposition decisions than we would otherwise make.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement and pursuant to the terms of the Sponsor Preferred Shares; these conflicts of interest could result in actions that are not necessarily in the long-term best interests of our stockholders.

Our advisor and its affiliates face conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders. For example, after the NAV pricing start date, we will pay to our advisor or its assignees a monthly fee equal to the greater of (a) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month, and (b) one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) then owned plus one-twelfth (1/12) 0.75% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment) then owned. Because in the case of (a) above, this fee will be based on NAV, the advisor will benefit from our Common Shares having higher NAV and therefore the advisor has an incentive to cause the NAV to be higher. In the case of (b) above, fees payable to our advisor are based on the purchase price of the investments acquired and may create an incentive for our advisor to accept a higher purchase price or purchase assets that may not be in the best interest of our stockholders. Furthermore, because our advisor and its affiliates do not maintain a significant equity interest in us and are entitled to receive substantial minimum compensation regardless of performance, their interests are not wholly aligned with those of our stockholders.

Our advisor is entitled to a subordinated share of annual cash flows in an amount equal to 15% of remaining net cash flows after payment to holders of Common Shares of a 7%, pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. In that regard, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to fees. In addition, our advisor’s or its affiliates’ entitlement to fees upon the sale of our assets could result in our advisor recommending sales of our investments even if continued ownership of those investments might be in our best long-term interest. Furthermore, our sponsor has the right to convert its Sponsor Preferred Shares into Common Shares upon the sale or merger of our business, upon the termination of our advisory agreement, or upon a liquidity event. To avoid enabling the sponsor to convert its Sponsor Preferred Shares into Common Shares, our independent directors may decide against a sale, merger, termination of the advisory agreement or liquidity event even if, but for the conversion of the Sponsor Preferred Shares into Common Shares, such an event would be in our best interest. For a more detailed discussion of the fees payable to our advisor and its affiliates in respect of this offering, see “Compensation Table.”

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter into with affiliates of our sponsor or advisor or with other programs sponsored by our sponsor or its principals, or our advisor, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another program.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other United Realty-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. The executive officers of our advisor are also the executive officers of other real estate investment vehicles, and may in the future sponsor or be the executive officers of other REITs and their advisors, the general partners of other United Realty-sponsored partnerships or the advisors or fiduciaries of other United Realty-sponsored programs. These executive officers will face conflicts of interest in determining which United Realty-sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between our interests and the interests of the United Realty-sponsored co-venturer, co-tenant or partner as well as conflicts of interest in managing the joint venture. Further, the fiduciary obligations that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

If we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another program (whether sponsored by us or by the principals of our sponsor or their affiliates) or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, exercising buy/sell rights or making other major decisions, and you may face certain additional risks. For example, if we become listed for trading on a national securities exchange, and any of the other programs sponsored by us or our sponsor’s principals or their affiliates are not traded on any exchange, we may develop more divergent goals and objectives from such joint venturer with respect to the sale of properties in the future. In addition, if we enter into a joint venture with another program sponsored by us or the principals of our sponsor or their respective affiliates that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other program’s liquidation. We may not desire to sell the properties at such time. Even if the terms of any joint venture agreement between us and another program sponsored by us or the principals of our sponsor or their respective affiliates grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Messrs. Frydman and Verschleiser and their respective affiliates control us and would control any other United Realty-sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. If a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right.

If we use debt to finance the acquisition of investments, we may pay our advisor twice with respect to such debt, which would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

As described under “Compensation Table,” we will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired, which amount includes our pro rata share of debt attributable to such property, and 1% of the amount advanced for a loan or other investment, which amount includes our pro rata share of debt attributable to such investment. Further, if our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt, subject to certain limitations. There is nothing to prevent our advisor from receiving both an acquisition fee and a financing coordination fee with respect to the amount of acquisition financing with respect to a property that we acquire. Such double payment would adversely affect our operating results and may encourage our advisor to maximize its use of debt financing for acquisitions of investments.

Our advisor’s executive officers and key personnel and the executive officers and key personnel of United Realty-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of United Realty-affiliated entities to conduct our day-to-day operations and this offering. These persons also conduct the day-to-day operations of other investment programs and may in the future also conduct the day-to-day operations of other programs we sponsor and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Certain of our executive officers are also officers of our advisor, our property manager and other entities affiliated with our advisor, which may include the advisors and fiduciaries to other United Realty-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (a) allocation of new investments and management time and services between us and the other entities, (b) the timing and terms of the investment in or sale of an asset, (c) development of our properties by affiliates of our advisor, (d) investments with affiliates of our advisor, (e) compensation to our advisor, and (f) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Because we rely on affiliates of United Realty for the provision of advisory and property management services, if United Realty is unable to meet its obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

United Realty, through one or more of its subsidiaries, owns and controls our advisor and our property manager. The operations of our advisor and our property manager rely substantially on United Realty. United Realty is dependent on its principals, who in turn depend on fee income from their sponsored real estate programs. The current real estate market disruptions could adversely affect the amount of such fee income. If the principals of our sponsor become unable to meet their obligations as they become due, they might liquidate United Realty, and we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us.

Risks Related to Our Business in General

A limit on the number of shares a person may own may discourage a takeover of our company.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter prohibits the ownership of more than 9.8% in value of our aggregate outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of shares of our stock, unless exempted by our board of directors, which may inhibit large investors from purchasing your Common Shares. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their Common Shares. See “Description of Shares —  Restrictions on Ownership of Shares.”

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our Common Shares or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 200,000,000 Common Shares and up to 50,000,000 shares of preferred stock. Our board of directors, without any action by our stockholders, may (a) increase or decrease the aggregate number of shares, (b) increase or decrease the number of shares of any class or series we have authority to issue or (c) classify or reclassify any unissued Common Shares or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock. Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could further subordinate the rights of the holders of our Common Shares beyond their existing subordination to the preferences of the Institutional Preferred Shares and the Sponsor Preferred Shares, or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our Common Shares. See “Description of Shares — Preferred Stock.”

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or
•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between a Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and
•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s holders of voting stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our Common Shares, see “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our Common Shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any Common Shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our Common Shares and prevent you from receiving a premium price for your Common Shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

The company is not registered, and does not intend to register itself or any of its subsidiaries, as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If we become obligated to register the company or any of its subsidiaries as an investment company, the registered entity would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;
•	restrictions on specified investments;
•	prohibitions on transactions with affiliates; and
•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

The company intends to conduct its operations, directly and through wholly owned or majority-owned subsidiaries, so that the company and each of its subsidiaries is not an investment company under the Investment Company Act. Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or propose to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

A change in the value of any of our assets could cause us or one or more of our wholly or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exemption from regulation under the Investment Company Act. To avoid being required to register the company or any of its subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register the company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments, including declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007, or the NASAA REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•	the election or removal of directors;
•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:
•	change our name;
•	increase or decrease the aggregate number of our shares;
•	increase or decrease the number of our shares of any class or series that we have the authority to issue;
•	classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;
•	effect reverse stock splits; and
•	after the listing of our Common Shares on a national securities exchange, opt into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares — Subtitle 8”);

•	our liquidation and dissolution; and
•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interests of the stockholders. In addition to our investment policies and objectives, we also may change our stated strategy for any investment in an individual property. These policies may change over time. The methods of implementing our investment policies also may vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

Depending upon then-prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within six to nine years after the termination of our initial public offering. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our Common Shares on a national securities exchange beyond six years from the termination of our initial public offering. If so, our board of directors and our independent directors may conclude that it is not in our best interest to hold a stockholders meeting for the purpose of voting on a proposal for our orderly liquidation. Our charter permits our board of directors, with the concurrence of a majority of our independent directors, to defer such a stockholder vote indefinitely. Therefore, if we are not successful in implementing our exit strategy, your Common Shares will continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.

The offering price of our Common Shares in this offering was not determined on an independent basis; as a result, the offering price of the Common Shares in this offering is not related to any independent valuation.

Our board of directors arbitrarily determined the offering price of the Common Shares in this offering, and such price bears no relationship to any established criteria for valuing issued or outstanding shares. It arbitrarily determined the offering price of our Common Shares based primarily on the range of offering prices of other REITs that do not have a public trading market. In addition, our board of directors set the offering price of our Common Shares, after the first 5,000,000 Common Shares are sold, at $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share, all of which are round numbers, in order to facilitate calculations relating to the offering price of our Common Shares. Consequently, the offering price of our Common Shares may not reflect the price at which the Common Shares would trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder would receive if we were liquidated or dissolved.

Your interest in United Realty Trust Incorporated will be diluted if we issue additional securities.

Stockholders do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 250,000,000 shares of capital stock, of which 200,000,000 shares are designated as Common Shares and 50,000,000 shares are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. Shares will be issued at the discretion of our board of directors. Stockholders will likely experience dilution of their equity investment in us if we: (a) sell Common Shares in this offering or sell additional Common Shares in the future, including those issued pursuant to our DRIP; (b) sell securities that are convertible into Common Shares; (c) issue Common Shares upon the conversion by our sponsor of its Sponsor Preferred Shares; (d) consummate the private offering to accredited investors of Institutional Preferred Shares; (e) issue Common Shares upon the exercise of any options granted to our independent directors or employees of our advisor and our property manager, or their affiliates; (f) issue Common Shares to our advisor, its successors or assigns, or to our property manager, in payment of an outstanding fee obligation as set forth under our advisory agreement; or (g) issue Common Shares to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the operating partnership agreement for our operating partnership contains provisions that allow, under certain circumstances, other entities, including other United Realty-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of our operating partnership. Because the limited partnership interests of our operating partnership may be exchanged for Common Shares, any merger, exchange or conversion our operating partnership and another entity ultimately could result in the issuance of a substantial number of Common Shares, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our Common Shares.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection, financing and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see “Compensation Table.”

We may be restricted in our ability to replace our property manager under certain circumstances.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice if, and only if, there is a showing of misconduct, negligence, or deliberate malfeasance by the property manager in performing its duties. Our board of directors may find the performance of our property manager to be unsatisfactory. However, unsatisfactory performance by the property manager may not constitute “misconduct, negligence, or deliberate malfeasance.” As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the management and profitability of our properties.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders. Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and real estate-related securities, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide constant or increased distributions over time, that loans we make will be repaid or paid on time, that loans will generate the interest payments that we expect, or that future acquisitions of real properties, mortgage, bridge or mezzanine loans, other investments or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.
•	Any failure by a borrower under our mortgage, bridge or mezzanine loans to repay the loans or interest on the loans will reduce our income and distributions to stockholders.
•	Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.
•	Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.
•	There may be a delay between the sale of the Common Shares and our purchase of real properties. During that time, we may invest in lower-yielding short-term instruments, which could result in a lower yield on your investment.
•	If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.
•	U.S. federal income tax law requires that a REIT distribute annually to its stockholders at least 90% of its REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard for dividends paid and excluding net capital gain, to maintain REIT status, and 100% of REIT taxable income and net capital gain to avoid U.S. federal income tax. This limits the earnings that we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.
•	In connection with future property acquisitions, we may issue additional Common Shares, operating partnership units or interests in other entities that own our properties. We cannot predict the number of Common Shares, units or interests that we may issue, or the effect that these additional Common Shares might have on cash available for distributions to you. If we issue additional Common Shares, they could reduce the cash available for distributions to you.
•	In connection with future property acquisitions which are under development, construction or repositioning, we may experience budget overruns; delays in completion; failure of a contractor or sub-contractor, construction risks including damage, vandalism or accidents; a change in market conditions before such project is ready to be placed in use; the placement of liens on our properties as a result of construction disputes, and numerous additional development, construction and repositioning risks, any of which could require expenditure of more cash than anticipated, increase our borrowings and costs of such borrowings, delay the commencement of cash flow or reduce cash available for distribution.

•	We make distributions to our stockholders to comply with the distribution requirements of the Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for working capital. We cannot assure you that sufficient cash will be available to make distributions to you.

Until proceeds from our public offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we will make some of or all our distributions from sources other than cash flow from operations, including the proceeds of our public offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees or property management fees or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow; this may reduce the amount of capital we invest and negatively impact the value of your investment.

We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage, bridge or mezzanine loans and other real estate-related assets. However, until proceeds from our public offering are invested and generating operating cash flow sufficient to fully fund distributions to our stockholders, we will make some of or all our distributions from the proceeds of our public offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees or property management fees or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during the initial period of our operation. Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders. Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations. To the extent distributions are paid from the proceeds of our public offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees or property management fees or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to use all the net proceeds raised in this offering for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish, until such time as we have sufficient cash flows from operations to fully fund our distributions.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects. Our return on these investments is dependent upon the projects being completed successfully, on budget and on time. To help ensure performance by the developers of properties that are under construction, completion of these properties is generally guaranteed either by a completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond. For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid. However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to this offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, if we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

We may suffer adverse consequences due to the financial difficulties, bankruptcy or insolvency of our tenants.

The current economic conditions may cause the tenants in any properties we own to experience financial difficulties, including bankruptcy, insolvency or a general downturn in their business. We cannot assure you that any tenant that files for bankruptcy protection will continue to pay us rent. A bankruptcy filing by, or relating to, one of our tenants or a lease guarantor would bar efforts by us to collect pre-bankruptcy debts from that tenant or lease guarantor, or its property, unless we receive an order permitting us to do so from the bankruptcy court. In addition, we cannot evict a tenant solely because of bankruptcy. The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude collection of these sums. If a lease is assumed by the tenant in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. If, however, a lease is rejected by a tenant in bankruptcy, we would have only a general, unsecured claim for damages. An unsecured claim would only be paid to the extent that funds are available and only in the same percentage as is paid to all other holders of general, unsecured claims. Restrictions under the bankruptcy laws further limit the amount of any other claims that we can make if a lease is rejected. As a result, it is likely that we would recover substantially less than the full value of the remaining rent during the term.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures limited amounts per depositor per insured bank. In the future, we may deposit cash, cash equivalents and restricted cash in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over the federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Recent market disruptions may adversely impact aspects of our operating results and operating condition.

U.S. and international markets are currently experiencing increased levels of volatility due to a combination of many factors, including decreasing values of home prices, limited access to credit markets, higher fuel prices, less consumer spending and fears of a national and global recession. The effects of the current market dislocation may persist as financial institutions continue to take the necessary steps to restructure their business and capital structures. As a result, this economic downturn has reduced demand for space and removed support for rents and property values. Since we cannot predict when the real estate markets will recover, the value of our properties may decline if current market conditions persist or worsen.

On November 21, 2011, a Congressional committee formed to achieve $1.2 trillion in deficit reduction measures announced that it had failed to achieve its stated purpose by the deadline imposed by Congress’ August agreement to raise the U.S. government’s debt ceiling. Standard & Poor’s Rating Services, which had downgraded the U.S. government’s AAA sovereign credit rating to AA+ with a negative outlook in August 2011, affirmed its AA+ rating following the announcement. In August 2011, Standard & Poor’s had also downgraded the credit ratings of certain long-term debt instruments issued by Fannie Mae and Freddie

Mac and other U.S. government agencies linked to long-term U.S. debt. Moody’s Investors Services, which changed its U.S. government rating outlook to negative on August 2, 2011, also reaffirmed its rating following the Congressional committee’s announcement. On November 22, 2011 Fitch Inc. stated that the failure of the committee to reach an agreement would likely cause it to change its outlook on U.S. government debt to negative. There continues to be a perceived risk of future sovereign credit ratings downgrade of the U.S. government, including the ratings of U.S. Treasury securities. A downgrade of U.S. sovereign credit ratings could correspondingly impact the credit ratings of instruments issued, insured or guaranteed by institutions, agencies or instrumentalities directly linked to the U.S. government, such as debt issued by Fannie Mae and Freddie Mac.

In addition, certain European nations continue to experience varying degrees of financial stress, and yields on government-issued bonds in Greece, Ireland, Italy, Portugal and Spain have risen and remain volatile. On October 25, 2011, EU leaders reached an agreement under which private banks and insurers agreed to accept a 50% loss on outstanding Greek government bonds. Despite this agreement and other assistance packages to Ireland and Portugal, including the creation of a joint EU-IMF European Financial Stability Facility in May 2010, EU leaders have not reached an agreement on a comprehensive solution to the credit crisis, and worries about sovereign finances persist. Market concerns over the direct and indirect exposure of European banks and insurers to these EU peripheral nations has resulted in a widening of credit spreads and increased costs of funding for some European financial institutions. These recent events may reduce investor confidence and lead to further weakening of the U.S. and global economies. In particular, this could cause disruption in the capital markets and impact the stability of future U.S. Treasury auctions and the trading market for U.S. government securities, resulting in increased interest rates and borrowing costs. In addition, the evolving efforts to correct the market instability make the valuation of such assets highly unpredictable. The fluctuation in market conditions make judging the future performance of real estate assets difficult. There is a risk that we may purchase real estate assets at discounted rates and that these assets may continue to decline in value.

Our business may be affected by market and economic challenges experienced by the U.S. and global economies. These conditions may materially affect the value and performance of our properties, and may affect our ability to pay distributions, the availability or the terms of financing that we have or may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due. These challenging economic conditions also may impact the ability of certain of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. Specifically, recent global market disruptions may have adverse consequences, as follows:

•	the financial condition of tenants occupying the properties we acquire may be adversely affected, which may result in us having to increase concessions, reduce rental rates or make capital improvements beyond those contemplated at the time we acquired the properties in order to maintain occupancy levels or to negotiate for reduced space needs, which may result in a decrease in our occupancy levels;
•	significant job losses have occurred and may continue to occur, which may decrease demand for office space, multifamily communities and hospitality properties and result in lower occupancy levels, which will result in decreased revenues for properties that we acquire, which could diminish the value of such properties that depend, in part, upon the cash flow generated by such properties;
•	there may be an increase in the number of bankruptcies or insolvency proceedings of tenants and lease guarantors, which could delay our efforts to collect rent and any past due balances under the relevant leases and ultimately could preclude collection of these sums;
•	credit spreads for major sources of capital may continue to widen as investors demand higher risk premiums, resulting in lenders increasing the cost for debt financing;

•	our ability to borrow on terms and conditions that we find acceptable, or at all, may be limited, which could result in our investment operations generating lower overall economic returns and a reduced level of cash flow, which could potentially impact our ability to make distributions to our stockholders at current levels, reduce our ability to pursue acquisition opportunities if any, and increase our interest expense;
•	there could be a further reduction in the amount of capital that is available to finance real estate, which, in turn, could lead to a decline in real estate values generally, slow real estate transaction activity, reduce the loan-to-value ratio upon which lenders are willing to lend, and make sourcing or refinancing our debt more difficult;
•	the value of certain properties we may acquire may decrease below the amounts we paid for them, which may limit our ability to dispose of assets at attractive prices or to obtain debt financing secured by our properties and may reduce the availability of unsecured loans;
•	to the extent that we may use or purchase derivative financial instruments, one or more counterparties to such derivative financial instruments could default on their obligations to us, or could fail, increasing the risk that we may not realize the benefits of those instruments; and
•	the value and liquidity of our short-term investments could be reduced as a result of the dislocation of the markets for our short-term investments and increased volatility in market rates for such investments or other factors.

Further, in light of the current economic conditions, we cannot provide assurance that we will be able to meet any particular dividend target or sustain any future level of distributions. If such conditions continue, our board may reduce or cease our distributions in order to conserve cash.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in real estate-related assets. Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Our hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;
•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;
•	the duration of the hedge may not match the duration of the related liability or asset;
•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal income tax provisions governing REITs;
•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;
•	the party owing money in the hedging transaction may default on its obligation to pay; and
•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then-current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot be certain that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

There can be no assurance that the direct or indirect effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, will not have an adverse effect on our interest rate hedging activities.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law in the United States. Title VII of the Dodd-Frank Act contains a sweeping overhaul of the regulation of privately negotiated derivatives. The provisions of Title VII became effective on July 16, 2011 or, with respect to particular provisions, on such other date specified in the Dodd-Frank Act or by subsequent rulemaking. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until implementing rules and regulations are promulgated, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions, and may result in us entering into such transactions on more unfavorable terms than prior to effectiveness of the Dodd-Frank Act. The occurrence of any of the foregoing events may have an adverse effect on our business.

Recent disruptions in the financial markets could adversely affect the multifamily property sector’s ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector. Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the recent credit market disruption, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets. Pursuant to legislation enacted in 2008, the U.S. government placed both Fannie Mae and Freddie Mac under its conservatorship.

Currently, Fannie Mae and Freddie Mac remain active multifamily lenders. However, there is significant uncertainty surrounding the futures of Fannie Mae and Freddie Mac. Should Fannie Mae and Freddie Mac have their mandates changed or reduced, be disbanded or reorganized by the government or otherwise discontinue providing liquidity to our sector, it would significantly reduce our access to debt capital or increase borrowing costs. If new U.S. government regulations heighten Fannie Mae’s and Freddie Mac’s underwriting standards, adversely affect interest rates and reduce the amount of capital they can make available to the multifamily sector, it could have a material adverse effect on both the multifamily sector and us because many private alternative sources of funding have been reduced or are unavailable. Any potential reduction in loans, guarantees and credit-enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s derivative securities market, potentially causing breaches in loan covenants, and through reduced loan availability, impact the value of multifamily assets, which could impair the value of a significant portion of multifamily communities. Specifically, the potential for a decrease in liquidity made available to the multifamily sector by Fannie Mae and Freddie Mac could: (a) make it more difficult for us to secure takeout financing for multifamily development projects; (b) hinder our ability to refinance completed multifamily assets; (c) decrease the amount of available liquidity and credit that could be used to diversify our portfolio of multifamily assets; and (d) require us to obtain other sources of debt capital with potentially different terms.

General Risks Related to Investments in Real Estate

Valuations and appraisals of our properties and valuations of our investments in real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.

Following the NAV pricing start date and for purposes of our DRIP and share repurchase program, in order to calculate our daily NAV, our properties will initially be valued at cost, which we expect to represent fair value. After this initial valuation, valuations of properties will be conducted in accordance with our valuation guidelines and will be based partially on appraisals performed by our independent valuer at least quarterly after the respective calendar quarter in which such property was acquired. Similarly, our real estate-related asset investments will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value as determined by our advisor. See “Valuation Policies.” The valuation methodologies used to value our properties will involve subjective judgments concerning factors such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Appraisals and valuations will be only estimates, and ultimate realization depends on conditions beyond our advisor’s control. Further, valuations do not necessarily represent the price at which we would be able to sell an asset, because such prices would be negotiated. We will not retroactively adjust the valuation of such assets, the price of our Common Shares under our DRIP, the price we paid to redeem Common Shares or NAV-based fees we paid to our advisor. Because following the NAV pricing start date, the price of Common Shares under our DRIP and the price at which your Common Shares may be redeemed by us pursuant to our redemption plan are based on our estimated NAV per Common Share, you may pay more than realizable value or receive less than realizable value for your investment.

Following the NAV pricing start date and for purposes of our DRIP and share repurchase program, in calculating our daily NAV, our advisor will base its calculations in part on independent appraisals of our properties, the accuracy of which our advisor will not independently verify.

In calculating our daily NAV for purposes of our DRIP and share repurchase program, our advisor will include valuations of individual properties and the metrics which will be used to calculate our daily NAV that were obtained from our independent valuer. We will not independently verify the appraised value of our properties or the metrics used to arrive at those valuations. As a result, the appraised value of a particular property may be greater or less than its potential realizable value, which would cause our estimated NAV to be greater or less than the potential realizable NAV.

Following the NAV pricing start date and for purposes of our DRIP and share repurchase program, our NAV per Common Share may suddenly change if the appraised values of our properties materially change or the actual operating results differ from what we originally budgeted for that month.

Quarterly appraisals of our properties and metrics which will be used to calculate our daily NAV for purposes of our DRIP and share repurchase program will probably not be spread evenly throughout the calendar quarter. We anticipate that such appraisals will be conducted near the end of each calendar quarter or each calendar month. Therefore, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per Common Share. In addition, actual operating results for a given month may differ from our original estimate, which may affect our NAV per Common Share for purposes of our DRIP and share repurchase program. We will base our calculation of estimated income and expenses on a monthly budget. As soon as practicable after the end of each month, we will adjust the estimated income and expenses to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the daily NAV per Common Share for the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause our NAV per Common Share to change, and such change will occur on the day the adjustment is made.

Following the NAV pricing start date, the NAV per Common Share that we publish for purposes of our DRIP and share repurchase program may not necessarily reflect changes in our NAV and in the value of your Common Shares or the impact of extraordinary events that we cannot immediately quantify.

We may experience events affecting our investments that may have a material impact on our NAV for purposes of our DRIP and share repurchase program. For example, if a material lease is unexpectedly terminated or renewed, or a property experiences an unanticipated structural or environmental event, the value of a property may materially change. Furthermore, if we cannot immediately quantify the financial impact of any extraordinary events, our NAV per Common Share as published on any given day for purposes of our DRIP and share repurchase program will not reflect such events. As a result, the NAV per Common Share published after the announcement of a material event may differ significantly from our actual NAV per Common Share until we are able to quantify the financial impact of such event and our NAV is appropriately adjusted on a going forward basis. The resulting potential disparity may benefit redeeming or non-redeeming stockholders, or stockholders electing or not electing to participate in our DRIP, in either case at the expense of the other, depending on whether NAV is overstated or understated.

One of our strategies for building our portfolio will involve acquiring assets opportunistically. This strategy will involve a higher risk of loss than more conservative investment strategies.

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. Our second strategy for acquiring properties may involve the acquisition of properties in markets that are depressed or overbuilt, or have high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties, and as a result, our ability to make distributions to our stockholders could be affected. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments that is longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

Our opportunistic property-acquisition strategy will include investments in properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another. Projects do not produce revenue while in development or redevelopment. During any period when our projects in development or redevelopment or those with significant capital requirements increase without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease. Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of properties and projects, including higher-than-expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher-than-expected construction or other costs related to the project. Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing. Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

Our operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market in general, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•	the illiquidity of real estate investments generally;
•	changes in tax, real estate, environmental and zoning laws; and
•	periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

If we fail to diversify our investment portfolio, downturns relating to certain geographic regions, types of assets, industries or business sectors may have a more significant adverse impact on our assets and our ability to pay distributions than if we had a diversified investment portfolio.

We are not required to observe specific diversification criteria. Therefore, our target portfolio may at times be concentrated in certain asset types that are subject to higher risk of foreclosure, or secured by assets concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in limited geographic regions, types of assets, industries or business sectors, downturns relating generally to such region, type of asset, industry or business sector may result in tenants defaulting on their lease obligations at a number of our properties within a short time period, which may reduce our net income and the value of our Common Shares and accordingly limit our ability to pay distributions to you.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Our investments will be dependent on tenants for revenue, and lease expirations and terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments will be materially dependent on the occupancy rates of our properties and the financial stability of our tenants. If we are unable to renew or extend expiring leases under similar terms or are unable to negotiate new leases, it would negatively impact our liquidity and consequently adversely affect our ability to fund our ongoing operations. In addition, lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders. A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If there is a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. Additionally, loans that we make generally will relate to real estate. As a result, the borrower’s ability to repay the loan may be dependent on the financial stability of the tenants leasing the related real estate.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation. If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other United Realty programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments. We also may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;
•	the possibility that the investment requires additional capital that we or our partner do not have, which lack of capital could affect the performance of the investment or dilute our interest if the partner were to contribute our share of the capital;
•	the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;
•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•	the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor;
•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or
•	that such partner may exercise buy/sell rights that force us to either acquire the entire investment, or dispose of our share, at a time and price that may not be consistent with our investment objectives.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances, property damage claims. For instance, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters or extreme weather conditions such as hurricanes, floods and snow storms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage, bridge or mezzanine loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all the proceeds available for investment in the acquisition, development or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance also may be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction also could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities or community groups. Your investment is subject to the risks associated with investments in unimproved real property.

If we contract with United Realty or its affiliates for newly developed property, we cannot guarantee that any earnest money deposit we make to United Realty or its affiliates will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from current or future United Realty affiliates. Properties acquired from United Realty or its affiliates may be existing income-producing properties, newly constructed properties or properties under development or under construction. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by United Realty or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by United Realty or its affiliates. At the time of contracting and the payment of the earnest money deposit by us, United Realty and its affiliates typically may not have acquired title to any real property. We may enter into a development agreement with United Realty or its affiliates to acquire land and to develop a building on the land even if at the time of contracting we have not yet raised sufficient proceeds in this offering to enable us to close the purchase of such property.

Any such arrangement may result in a loss of our investment and a reduction of cash available from which to make distributions. See “Investment Objectives and Criteria — Acquisition of Properties from Our Affiliates.”

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we have. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. The experience of the principals of our sponsor in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, or to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions also may result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of the investment in a property, and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

We may invest in apartment communities and short-term apartment leases, which may expose us to the effects of declining market rent more quickly, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

To the extent we invest in apartment communities, we will face competition from other apartment communities and the increased affordability of single-family homes, which may limit our profitability and returns to our stockholders.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner-occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Moreover, the residential apartment community industry is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources, including from other apartment communities both in the immediate vicinity and the broader geographic market where our apartment communities will be located. Overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates. We may be required to expend substantial sums to attract new residents.

In connection with the recent and ongoing economic concerns, to the extent we invest in apartment communities, we may face increased competition from single-family homes and condominiums for rent, which could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any apartment communities we may invest in may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area because of the tightening of mortgage lending underwriting criteria, homeowner foreclosures, the decline in single-family home and condominium sales and the lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Our failure to integrate acquired communities and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Our property manager’s failure to integrate its subcontractors into its operations in an efficient manner could reduce the return on your investment.

Our property manager may rely on multiple subcontractors for on-site property management of our properties. If our property manager is unable to integrate these subcontractors into its operations in an efficient manner, our property manager may have to expend substantial time and money coordinating with these subcontractors, which could be a negative impact on the revenues generated from such properties.

If we acquire lodging facilities, we will be dependent on the third-party managers of those facilities.

In order to qualify as a REIT, we will not be able to operate any hotel properties that we acquire or participate in the decisions affecting the daily operations of our hotels. We will lease any hotels we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors that are not our subsidiaries or otherwise controlled by us to manage the hotels. Thus, independent hotel operators, under management agreements with our TRS, will control the daily operations of our hotels.

We will depend on these independent management companies to adequately operate our hotels as provided in the management agreements. We will not have the authority to require any hotel to be operated in a particular manner or to govern any particular aspect of the daily operations of any hotel (for instance, setting room rates). Thus, even if we believe our hotels are being operated inefficiently or in a manner that does not result in satisfactory occupancy rates, revenue per available room and average daily rates, we may not be able to force the management company to change its method of operation of our hotels. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. If we need to replace any of our management companies, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected hotels.

If we acquire lodging properties, we may have to make significant capital expenditures to maintain them.

Hotels have an ongoing need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•	the risk of cost overruns and delays;
•	the risk that renovations will be disruptive to operations and displace revenue at the hotels, including revenue lost while rooms under renovation are out of service;
•	risks regarding the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and
•	the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to borrow to fund future capital improvements.

General economic conditions and discretionary consumer spending may affect certain of the properties we acquire and lower the return on your investment.

The operations of certain properties in which we may invest, such as hotels, will depend upon a number of factors relating to discretionary consumer spending. Unfavorable local, regional or national economic developments or uncertainties regarding future economic prospects as a result of terrorist attacks, military activity or natural disasters could reduce consumer spending in the markets in which we own properties and adversely affect the operation of those properties. Consumer spending on luxury goods, travel and other leisure activities such as boating, skiing and health and spa activities may decline as a result of lower consumer confidence levels, even if prevailing economic conditions are favorable. In an economic downturn, consumer discretionary spending levels generally decline, at times resulting in disproportionately large reductions in expenditures on luxury goods, travel and other leisure activities. Certain of the classes of properties that we may acquire may be unable to maintain their profitability during periods of adverse economic conditions or low consumer confidence, which could in turn affect the ability of operators to make scheduled rent payments to us.

Adverse weather conditions may affect operations of certain of the properties we acquire or reduce our operators’ ability to make scheduled rent payments to us, which could reduce our cash flow from such investments.

Adverse weather conditions may influence revenues at certain types of properties we acquire, such as some hotels and resorts. These adverse weather conditions include heavy snowfall (or lack thereof), hurricanes, tropical storms, high winds, heat waves, frosts, drought (or merely reduced rainfall levels), excessive rain and floods. For example, adverse weather could reduce the number of people that visit properties we acquire. Certain properties may be susceptible to damage from weather conditions such as hurricanes, which damage (including but not limited to property damage and loss of revenue) is not generally insurable at commercially reasonable rates. Poor weather conditions also could disrupt operations at properties we acquire and may adversely affect both the value of our investment in a property and the ability of our tenants and operators to make their scheduled rent payments to us.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions. Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management. We are not aware of any such existing requirements that we believe will have a material impact on our current operations. However, future requirements could increase the costs of maintaining or improving our existing properties or developing new properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended, or the Disabilities Act, or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (a) the lease transfers ownership of the property to the lessee by the end of the lease term; (b) the lease contains a bargain purchase option; (c) the non-cancellable lease term is more than 75% of the useful life of the asset; or (d) the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the SEC regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board, or FASB, and the International Accounting Standards Board, or IASB, initiated a joint project to develop new guidelines for lease accounting. The FASB and IASB, which we refer to as the Boards, issued an Exposure Draft on August 17, 2010, or the Exposure Draft, which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation would be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded.

The Exposure Draft does not include a proposed effective date. On July 21, 2011, the Boards announced their intention to re-expose their proposals in order to provide interested parties with an opportunity to comment on revisions they have made since issuing the Exposure Draft. On November 15, 2011, the Boards announced their intention to publish a revised Exposure Draft in the first half of 2012.

In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms of new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenants’ balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk or shorter lease terms, which may negatively impact our operations and ability to pay distributions.

If we invest in apartment communities, we must comply with the Fair Housing Amendment Act, which may decrease our cash flow from operations.

We must comply with the Fair Housing Amendment Act of 1988, or FHAA, which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

In some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

We incur mortgage indebtedness and other borrowings, which increases our business risks.

We have and anticipate that we will continue to acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some of or all our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders. We also may borrow funds for payment of distributions to stockholders, in particular, if necessary to satisfy the requirement that we distribute annually to stockholders at least 90% of our REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT and avoid U.S. federal income and excise tax.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, the maximum amount of our indebtedness shall not exceed 300% of our “net assets” (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital. As a result, we expect to borrow more than 65% of the aggregate cost and the fair market value of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent. For these purposes, the value of our assets is based on methodologies and policies determined by the board of directors that may include, but do not require, independent appraisals.

If there is a shortfall in cash flow available to service our mortgage debt, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because (a) loss in investment value is generally borne entirely by the borrower until such time as the investment value declines below the principal balance of the associated debt and (b) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected. In addition, because our goal is to be in a position to liquidate our assets within six to nine years after the termination of our initial public offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates or at rates comparable to those which existed prior to such refinancing, and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace our advisor as our advisor or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments. Prolonged interest rate increases also could negatively impact our ability to make investments with positive economic returns.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and avoid U.S. federal income and excise tax. Any of these results would have a significant, negative impact on your investment.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 65% of the greater of the aggregate cost and the fair market value of our assets, but we may exceed this limit under some circumstances. Such debt may be at a level that is higher than REITs with similar investment objectives or criteria. High debt levels could cause us to incur higher interest charges, could result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

Risks Related to Investments in Real Estate-Related Securities

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies. Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (a) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (b) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (c) subordination to the prior claims of banks and other senior lenders to the issuer, (d) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower-yielding assets, (e) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (f) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

Investments in real estate-related preferred equity securities involve a greater risk of loss than traditional debt financing.

We may invest in real estate-related preferred equity securities, which may involve a higher degree of risk than traditional debt investments due to a variety of factors, including that such investments are subordinate to traditional loans and are not secured by property underlying the investment. Furthermore, should the issuer default on our investment, we would be able to proceed only against the entity in which we have an interest, and not the property owned by such entity and underlying our investment. As a result, we may not recover some of or all our investment.

We expect that a portion of any real estate-related securities investments we make will be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default.

We are subject to interest rate risk, which means that changing interest rates may reduce the value of our real estate-related securities investments.

Interest rate risk is the risk that prevailing market interest rates will change relative to the current yield on fixed-income securities such as preferred and debt securities, and to a lesser extent dividend-paying common stock. Generally, when interest rates rise, the market value of these securities declines, and vice versa. In addition, when interest rates fall, issuers are more likely to repurchase their existing preferred and debt securities to take advantage of the lower cost of financing. As repurchases occur, principal is returned to the holders of the securities sooner than expected, thereby lowering the effective yield on the investment. On the other hand, when interest rates rise, issuers are more likely to maintain their existing preferred and debt securities. As a result, repurchases decrease, thereby extending the average maturity of the securities. If we are unable to manage interest rate risk effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

We may acquire real estate-related securities through tender offers, which may require us to spend significant amounts of time and money that otherwise could be allocated to our operations.

We may acquire real estate-related securities through tender offers, negotiated or otherwise, in which we solicit a target company’s stockholders to purchase their securities. The acquisition of these securities could require us to spend significant amounts of money that otherwise could be allocated to our operations. Additionally, in order to acquire the securities, the employees of our advisor likely will need to devote a substantial portion of their time to pursuing the tender offer — time that otherwise could be allocated to managing our business. These consequences could adversely affect our operations and reduce the cash available for distribution to our stockholders.

Our dependence on the management of other entities in which we invest may adversely affect our business.

We may not control the management, investment decisions or operations of the companies in which we may invest. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We will have no ability to affect these management decisions, and we may have only limited ability to dispose of our investments.

Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business.

Before making a loan to a borrower or acquiring debt or equity securities of a company, we will assess the strength and skills of such entity’s management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we will rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized or private entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to you will be dependent upon the success and economic viability of such debtors.

The success of our investments in real estate-related loans, real estate-related debt securities and other real estate-related investments will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans

We have relatively less experience investing in mortgage, bridge, mezzanine or other loans as compared to investing directly in real property, which could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties. However, we may continue to make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market, as a strategic method of acquiring distressed assets, or in order to diversify our investment portfolio. Our less extensive experience with respect to mortgage, bridge, mezzanine or other loans could adversely affect our return on loan investments.

Our mortgage, bridge or mezzanine loans may be impacted by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values and interest rate levels. We do not know whether the values of the property securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

Our mortgage, bridge or mezzanine loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates and reduce the value of the loans if we sell them.

If we invest in fixed-rate, long-term mortgage, bridge or mezzanine loans and interest rates rise, the loans could yield a return lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that mortgage, bridge or mezzanine loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues also may decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive if we sell such assets. For these reasons, if we invest in mortgage, bridge or mezzanine loans, our returns on those loans and the value of your investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage, mezzanine or bridge loans could reduce our investment returns.

If there are defaults under our loans, we may not be able to repossess and sell quickly any properties securing such loans. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. If there is a default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. If borrowers of these loans are real estate developers, our investments may involve additional risks, including dependence for repayment on successful completion and operation of the project, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization. If there is a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our loan or on debt senior to our loan, or if there is a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers. As a result, we may not recover some of or all our investment.

Returns on our mortgage, bridge or mezzanine loans may be limited by regulations.

The mortgage, bridge or mezzanine loans in which we invest, or that we may make, may be subject to regulation by federal, state and local authorities or regulation by foreign jurisdictions and subject to various laws and judicial and administrative decisions. We may determine not to make mortgage, bridge or mezzanine loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements. If we decide not to make mortgage, bridge or mezzanine loans in several jurisdictions, it could reduce the amount of income we would otherwise receive.

Foreclosures create additional ownership risks that could adversely impact our returns on mortgage investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge or mezzanine loans, we will have the economic and liability risks as the owner. See “General Risks Related to Investments in Real Estate” above.

The liquidation of our assets may be delayed as a result of our investment in mortgage, bridge or mezzanine loans, which could delay distributions to our stockholders.

The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment following a borrower’s default. If our advisor determines that it is in our best interests to make or invest in mortgage, bridge or mezzanine loans, any intended liquidation of us may be delayed beyond the time of the sale of all our properties until all mortgage, bridge or mezzanine loans expire or are sold, because we may enter into mortgage, bridge or mezzanine loans with terms that expire after the date we intend to have sold all our properties.

Investments that are not U.S. government-insured involve risk of loss.

We may originate and acquire uninsured loans and assets as part of our investment strategy. Such loans and assets may include mortgage loans, mezzanine loans and bridge loans. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. If there is any default under loans, we bear the risk of loss of principal and nonpayment of interest and to the extent of any deficiency between the value of the collateral and the principal amount of the loan. To the extent we suffer such losses with respect to our investments in such loans, the value of our company and the price of our Common Shares may be adversely affected.

U.S. Federal Income Tax Risks

Our failure to qualify or remain qualified as a REIT would subject us to U.S. federal income tax and potentially state and local tax, and would adversely affect our operations and the market price of our Common Shares.

We intend to elect and qualify to be taxed as a REIT commencing with our taxable year ending December 31, 2012. However, we may terminate our REIT qualification, if our board of directors determines that not qualifying as a REIT is in the best interests of our stockholders, or inadvertently. Our qualification as a REIT depends upon our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis. We intend to structure our activities in a manner designed to satisfy all the requirements for qualification as a REIT. However, the REIT qualification requirements are extremely complex and interpretation of the U.S. federal income tax laws governing qualification as a REIT is limited. Accordingly, we cannot be certain that we will be successful in operating so we can qualify or remain qualified as a REIT. Our ability to satisfy the asset tests depends on our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income or quarterly asset requirements also depends on our ability to successfully manage the composition of our income and assets on an ongoing basis. Accordingly, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all the requirements for qualification as a REIT. Furthermore, future legislative, judicial or administrative changes to the U.S. federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT qualification. Losing our REIT qualification would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

Even if we qualify as a REIT, in certain circumstances, we may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify as a REIT, we may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. We may not make sufficient distributions to avoid excise taxes applicable to REITs. We also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. We also may be subject to state and local taxes on our income or property, including franchise, payroll and transfer taxes, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets, such as our TRSs, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

To qualify as a REIT we must meet annual distribution requirements, which may force us to forgo otherwise attractive opportunities or borrow funds during unfavorable market conditions. This could delay or hinder our ability to meet our investment objectives and reduce your overall return.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on our earnings while we qualify as a REIT, it is possible that we might not always be able to do so.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

For so long as we qualify as a REIT, our ability to dispose of property during the first few years following acquisition may be restricted to a substantial extent as a result of our REIT qualification. Under applicable provisions of the Code regarding prohibited transactions by REITs, while we qualify as a REIT, we will be subject to a 100% penalty tax on any gain recognized on the sale or other disposition of any property (other than foreclosure property) that we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. While we qualify as a REIT, we intend to avoid the 100% prohibited transaction tax by (a) conducting activities that may otherwise be considered prohibited transactions through a TRS (but such TRS will incur income taxes), (b) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary, will be treated as a prohibited transaction, or (c) structuring certain dispositions of our properties to comply with a prohibited transaction safe harbor available under the Code for properties held for at least two years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but generally excluding our TRSs, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Our TRSs are subject to corporate-level taxes and our dealings with our TRSs may be subject to 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRS. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRS.

A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross income from operations pursuant to management contracts. We must operate our “qualified lodging facilities” through one or more TRS that lease such properties from us. We may use our TRSs generally for other activities as well, such as to hold properties for sale in the ordinary course of business or to hold assets or conduct activities that we cannot conduct directly as a REIT. A TRS will be subject to applicable U.S. federal, state, local and foreign income tax on its taxable income. In addition, the rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

If our leases to our TRSs are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we must satisfy two gross income tests, under which specified percentages of our gross income must be derived from certain sources, such as “rents from real property.” In order for such rent to qualify as “rents from real property” for purposes of the REIT gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT

If our operating partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.

We intend to maintain the status of the operating partnership as a partnership or a disregarded entity for U.S. federal income tax purposes. However, if the IRS were to successfully challenge the status of the operating partnership as a partnership or disregarded entity for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This also would result in our failing to qualify as a REIT, and becoming subject to a corporate level tax on our income. This substantially would reduce our cash available to pay distributions and the yield on your investment. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner also could threaten our ability to maintain our REIT qualification.

If our “qualified lodging facilities” are not properly leased to a TRS or the managers of such “qualified lodging facilities” do not qualify as “eligible independent contractors,” we could fail to qualify as a REIT.

In general, we cannot operate any lodging facilities and can only indirectly participate in the operation of “qualified lodging facilities” on an after-tax basis through leases of such properties to our TRSs. A “qualified lodging facility” is a hotel, motel, or other establishment in which more than one half of the dwelling units are used on a transient basis at which or in connection with which wagering activities are not conducted. Rent paid by a lessee that is a “related party tenant” of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. A TRS that leases lodging facilities from us will not be treated as a “related party tenant” with respect to our lodging facilities that are managed by an independent management company, so long as the independent management company qualifies as an “eligible independent contractor.”

Each of the management companies that enters into a management contract with our TRSs must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRSs to be qualifying income for purposes of the REIT gross income tests. An “eligible independent contractor” is an independent contractor that, at the time such contractor enters into a management or other agreement with a TRS to operate a “qualified lodging facility,” is actively engaged in the trade or business of operating “qualified lodging facilities” for any person not related, as defined in the Code, to us or the TRS. Among other requirements, in order to qualify as an independent contractor a manager must not own, directly or applying attribution provisions of the Code, more than 35% of our outstanding shares of stock (by value), and no person or group of persons can own more than 35% of our outstanding shares and 35% of the ownership interests of the manager (taking into account only owners of more than 5% of our shares and, with respect to ownership interest in such managers that are publicly traded, only holders of more than 5% of such ownership interests). The ownership attribution rules that apply for purposes of the 35% thresholds are complex. Although we intend to monitor ownership of our stock by our managers and their owners, there can be no assurance that these ownership levels will not be exceeded.

Our investments in certain debt instruments may cause us to recognize “phantom income” for U.S. federal income tax purposes even though no cash payments have been received on the debt instruments, and certain modifications of such debt by us could cause the modified debt to not qualify as a good REIT asset, thereby jeopardizing our REIT qualification.

Our taxable income may substantially exceed our net income as determined based on GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may acquire assets, including debt securities requiring us to accrue original issue discount, or OID, or recognize market discount income, that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets referred to as “phantom income.” In addition, if a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet the REIT distribution requirements in certain circumstances. In such circumstances, we may be required to (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, (c) distribute amounts that would otherwise be used for future acquisitions or used to repay debt, or (d) make a taxable distribution of our Common Shares as part of a distribution in which stockholders may elect to receive Common Shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements.

Moreover, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt taxable exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value and would cause us to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt.

The failure of a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

In general, in order for a loan to be treated as a qualifying real estate asset producing qualifying income for purposes of the REIT asset and income tests, the loan must be secured by real property. We may acquire mezzanine loans that are not directly secured by real property but instead secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan that is not secured by real estate would, if it meets each of the requirements contained in the Revenue Procedure, be treated by the IRS as a qualifying real estate asset. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and in many cases it may not be possible for us to meet all the requirements of the safe harbor. We cannot provide assurance that any mezzanine loan in which we invest would be treated as a qualifying asset producing qualifying income for REIT qualification purposes. If any such loan fails either the REIT income or asset tests, we may be disqualified as a REIT.

We may choose to make distributions in our own stock, in which case you may be required to pay income taxes in excess of the cash dividends you receive.

In connection with our qualification as a REIT, we are required to annually distribute to our stockholders at least 90% of our taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order to satisfy this requirement, we may make distributions that are payable in cash and/or Common Shares (which could account for up to 90% of the aggregate amount of such distributions) at the election of each stockholder. Taxable stockholders receiving such distributions will be required to include the full amount of such distributions as ordinary dividend income to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, U.S. stockholders may be required to pay income taxes with respect to such distributions in excess of the cash portion of the distribution received. Accordingly, U.S. stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a U.S. stockholder sells the stock that it receives as part of the distribution in order to pay this tax, the sales proceeds may be less than the amount it must included in income with respect to the distribution, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such distribution, including in respect of all or a portion of such distribution that is payable in stock, by withholding or disposing of part of the shares included in such distribution and using the proceeds of such disposition to satisfy the withholding tax imposed. In addition, if a significant number of our stockholders determine to sell our Common Shares in order to pay taxes owed on dividend income, such sale may put downward pressure on the market price of our Common Shares.

Generally, pursuant to IRS guidance for REIT distributions with respect to the taxable years ending on or before December 31, 2011, up to 90% of the aggregate amount of such distributions could be payable in our Common Shares. However, it is unclear whether and to what extent we will be able to pay distributions in cash and stock in subsequent years. Moreover, various tax aspects of such a taxable cash/stock distribution are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock distributions, including on a retroactive basis, or assert that the requirements for such taxable cash/stock distributions have not been met.

The taxation of distributions to our stockholders can be complex; however, distributions that we make to our stockholders generally will be taxable as ordinary income, which may lower the value you expect in your investment.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or, for tax years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (a) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (b) be designated by us, for taxable years beginning before January 1, 2013, as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs, or (c) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our Common Shares.

Our stockholders may have tax liability on distributions that they elect to reinvest in Common Shares, but they would not receive the cash from such distributions to pay such tax liability.

If our stockholders participate in our DRIP, they will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Common Shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders will be treated for tax purposes as having received an additional distribution to the extent the Common Shares are purchased at a discount to fair market value. As a result, unless a stockholder is a tax-exempt entity, it may have to use funds from other sources to pay its tax liability on the value of the Common Shares received.

Distributions that we make to our stockholders generally will be taxable as ordinary income.

Distributions that we make to our taxable stockholders out of current and accumulated earnings and profits (and not designated as capital gain dividends or, for taxable years beginning before January 1, 2013, qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, (2) be designated by us, for taxable years beginning before January 1, 2013, as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs, or (3) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes. A return of capital is not taxable, but has the effect of reducing the basis of a stockholder’s investment in our Common Shares.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates has been reduced by legislation to 15% for tax years beginning before January 1, 2013. Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Common Shares.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must annually distribute to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their stockholders could give rise to the inadvertent payment of a preferential dividend (e.g., the pricing methodology for stock purchased under a distribution reinvestment program inadvertently causing a greater than 5% discount on the price of such stock purchased). There is no de minimis exception with respect to preferential dividends; therefore, if the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, we can provide no assurance to this effect.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

Complying with REIT requirements may force us to forgo or liquidate otherwise attractive investment opportunities.

To qualify as a REIT, we must ensure that we meet the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of mortgage-related securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRS. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate assets from our portfolio or not make otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may subject us to U.S. federal income tax and reduce distributions to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. While we intend to elect and qualify to be taxed as a REIT, we may not elect to be treated as a REIT or may terminate our REIT election if we determine that qualifying as a REIT is no longer in the best interests of our stockholders. If we cease to be a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders and on the value of our Common Shares.

We may be subject to adverse legislative or regulatory tax changes that could increase our tax liability, reduce our operating flexibility and reduce the market price of our Common Shares.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in Common Shares. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our Common Shares or on the market value or the resale potential of our assets. You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Common Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Common Shares. You also should note that our counsel’s tax opinion is based upon existing law, applicable as of the date of its opinion, all of which will be subject to change, either prospectively or retroactively.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in our Common Shares and restrict our business combination opportunities.

In order to qualify as a REIT for each taxable year ended on or after December 31, 2012, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our shares of stock under this requirement. Additionally, at least 100 persons must beneficially own our shares of stock during at least 335 days of a taxable year for each taxable year after 2012. To help insure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of our shares of stock.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors, for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of the outstanding shares of our stock or more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of our stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our qualification as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our Common Shares or otherwise be in the best interest of the stockholders.

Non-U.S. stockholders will be subject to U.S. federal withholding tax and may be subject to U.S. federal income tax on distributions received from us and upon the disposition of our Common Shares.

Subject to certain exceptions, distributions received from us will be treated as dividends of ordinary income to the extent of our current or accumulated earnings and profits. Such dividends ordinarily will be subject to U.S. withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as “effectively connected” with the conduct by the non-U.S. stockholder of a U.S. trade or business. Pursuant to the Foreign Investment in Real Property Tax Act of 1980,

or FIRPTA, capital gain distributions attributable to sales or exchanges of “U.S. real property interests,” or USRPIs, generally will be taxed to a non-U.S. stockholder as if such gain were effectively connected with a U.S. trade or business. However, a capital gain dividend will not be treated as effectively connected income if (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (b) the non-U.S. stockholder does not own more than 5% of the class of our stock at any time during the one-year period ending on the date the distribution is received. We do not anticipate that our Common Shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

Gain recognized by a non-U.S. stockholder upon the sale or exchange of our Common Shares generally will not be subject to U.S. federal income taxation unless such stock constitutes a USRPI under FIRPTA. Our Common Shares will not constitute a USRPI so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. stockholders. We believe, but cannot assure you, that we will be a domestically-controlled qualified investment entity.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our Common Shares, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if (a) our Common Shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, and (b) such non-U.S. stockholder owned, actually and constructively, 5% or less of our Common Shares at any time during the five-year period ending on the date of the sale. However, it is not anticipated that our Common Shares will be “regularly traded” on an established market. We encourage you to consult your tax advisor to determine the tax consequences applicable to you if you are a non-U.S. stockholder.

Potential characterization of distributions or gain on sale may be treated as UBTI to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt stockholder has incurred debt to purchase or hold our Common Shares, or (c) a holder of Common Shares is a certain type of tax-exempt stockholder, dividends on, and gains recognized on the sale of, Common Shares by such tax-exempt stockholder may be subject to U.S. federal income tax as UBTI under the Code.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit-sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our Common Shares. Fiduciaries investing the assets of such a plan or account in our Common Shares should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under ERISA and the Code;
•	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;
•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•	the investment will not impair the liquidity of the plan or IRA;
•	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	the value of the assets of the plan can be established annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

With respect to the annual valuation requirements described above, we expect to provide a daily NAV for purposes of our DRIP and share repurchase program commencing on the NAV pricing start date. This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your Common Shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common Common Shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to remedies. In addition, if an investment in our Common Shares constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a non-exempt prohibited transaction involving an IRA owner, the IRA may be disqualified and all the assets of the IRA may be deemed distributed and subject to tax.

Prospective investors with investment discretion over the assets of an IRA, employee benefit plan or other retirement plan or arrangement that is covered by ERISA or Section 4975 of the Code should carefully review the information in the section of this prospectus titled “ERISA Considerations.” Any such prospective investors are required to consult their own legal and tax advisors on these matters.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. You should not rely on these forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. The first scenario assumes we sell the minimum of 200,000 Common Shares in this offering and the second scenario assumes that we sell the maximum of 100,000,000 Common Shares, with both scenarios contemplating an offering price (a) with respect to the first 5,000,000 Common Shares, of $9.50 per Common Share (plus applicable selling commissions and dealer manager fee of $0.95 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $10.45 per Common Share), and (b) with respect to the remaining 95,000,000 Common Shares, of $10.00 per Common Share (plus applicable selling commissions and dealer manager fee of $1.00 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $11.00 per Common Share). We estimate that for each Common Share sold in this offering, approximately 87.49% of the total offering price paid by the investor will be available for the purchase of real estate and real estate-related assets under both scenarios set forth below. We do not expect investments in real estate-related loans and securities to exceed 20% of the total offering price paid by investors, assuming we sell the maximum offering amount. We will use the remainder of the total offering price paid by investors to pay the costs of the offering, including payment of selling commissions and dealer manager fee, and to pay a fee to our advisor for its services in connection with the selection and acquisition of properties. No selling commissions or dealer manager fee will be paid on Common Shares sold under our DRIP.

If we encounter delays in the selection, acquisition or development of income-producing properties, we may pay all or a substantial portion of our distributions from the proceeds of this offering or from borrowings in anticipation of future cash flow. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (a) cause us to be unable to pay our debts as they become due in the usual course of business; (b) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (c) jeopardize our ability to qualify as a REIT.

The table does not give effect to special sales or volume discounts which could reduce selling commissions and many of the figures represent management’s best estimate because they cannot be precisely calculated at this time. Percentages are rounded to the nearest hundredth of a percent.

	Minimum Offering (Not Including Distribution Reinvestment Plan)(1)		Maximum Offering (Not Including Distribution Reinvestment Plan)(1)
	Amount	Percent	Amount	Percent
Total offering price paid by investors(2)	$2,090,000	100.00%	$1,097,250,000	100.00%
Less offering expenses:
Selling commissions and dealer manager fee(3)	$190,000	9.09%	$99,750,000	9.09%
Organization and offering expenses(4)	$41,800	2.00%	$21,945,000	2.00%
Amount available for investment(5)	$1,858,200	88.91%	$975,555,000	88.91%
Acquisition:(6)
Acquisition fees(7)	$18,582	0.89%	$9,755,550	0.89%
Acquisition expenses(8)	$11,149	0.53%	$5,853,330	0.53%
Amount invested in assets(9)	$1,828,469	87.49%	$959,946,120	87.49%

(1)	We will pay substantial fees to our advisor and its affiliates, including fees that may be based on NAV, which the advisor will be responsible for calculating. Because these fees may be based on NAV, the advisor and its affiliates will benefit from our Common Shares having higher NAV and therefore they have an incentive to cause the NAV to be higher.

(2)	The total offering price paid by investors in this table includes proceeds from the sale of Common Shares at an offering price (a) with respect to the first 5,000,000 Common Shares, of $9.50 per Common Share (plus applicable selling commissions and dealer manager fee of $0.95 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $10.45 per Common Share), and (b) with respect to the remaining 95,000,000 Common Shares, of $10.00 per Common Share (plus applicable selling commissions and dealer manager fee of $1.00 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $11.00 per Common Share).
(3)	Includes (a) selling commissions equal to 6.45% of the offering price of $9.50 per Common Share with respect to the first 5,000,000 Common Shares, and of $10.00 per Common Share with respect to the remaining 95,000,000 Common Shares and (b) a dealer manager fee equal to 3.55% of the offering price of $9.50 per Common Share with respect to the first 5,000,000 Common Shares, and of $10.00 per Common Share with respect to the remaining 95,000,000 Common Shares, both of which are payable to the dealer manager by purchasers of Common Shares. Our dealer manager will pay a portion of the dealer manager fee equal to 3.0% of the offering price of $9.50 per Common Share with respect to the first 5,000,000 Common Shares, and of $10.00 per Common Share with respect to the remaining 95,000,000 Common Shares, as a marketing fee to our affiliate, the OSJ administrative entity, for marketing support. No selling commissions or dealer manager fee are payable on sales of Common Shares under our DRIP. The amount of selling commissions and dealer manager fee may often be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.
(4)	Organization and offering expenses include all expenses (other than selling commissions and dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow agent, due diligence expense reimbursements to our dealer manager and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) over the life of the offering, which may include reimbursements to be paid to the dealer manager for due diligence fees included in a detailed and itemized invoice.
(5)	Until required in connection with the acquisition or development of properties, substantially all of the net proceeds of the offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.
(6)	Working capital reserves will be maintained at the property level and are typically utilized for extraordinary expenses that are not covered by revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender party may require its own formula for escrow of working capital reserves.
(7)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase of properties. We will pay to our advisor acquisition fees up to a maximum amount of 1% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and up to 1% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Such 1% amount is not calculated based on the “Total offering price paid by investors” set forth in the first row of the table, which is why the percentage listed in the “Percent” column is not 1%. Assuming that we incur portfolio-wide leverage up to 65% loan-to-value, calculated based on the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition fees would be $51,571 and $27,075,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition fees would be $72,200 and $37,905,000 respectively.
(8)	Acquisition expenses include legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, evaluation and acquisition of real estate properties, whether or not acquired. For purposes of this table, we have assumed expenses of 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rate share of debt attributable to such investment); however, expenses on a particular acquisition may be higher. Such 0.6% amount is not calculated based on the “Total offering price paid by investors” set forth in the first row of the table, which is why the percentage listed in the “Percent” column is not 0.6%. Acquisition fees and expenses for any particular property will not exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). Assuming that we incur leverage up to 65% of the greater of the aggregate cost and the fair market value of our assets, as set forth in our investment guidelines, the minimum and maximum acquisition expenses would be $30,943 and $16,245,000, respectively. Assuming we incur leverage up to 300% of our total “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments, the minimum and maximum acquisition expenses would be $43,320 and $22,743,000 respectively.
(9)	Includes amounts anticipated to be invested in properties net of fees, expenses and initial working capital reserves.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor to manage our operations and our portfolio of real estate properties and real estate-related loans and securities, subject to the board’s supervision. Because of the conflicts of interest created by the relationships among us, our sponsor, our advisor, our property manager and their affiliates, many of the responsibilities of the board have been delegated to our independent directors, as discussed below and under “Conflicts of Interest.”

We will have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years and who meet the director independence standards of the NASAA Statement of Policy Regarding Real Estate Investment Trusts. Our independent directors also currently meet the independence standards of the New York Stock Exchange.

Each director serves until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders; provided, however, that the independent directors nominate replacements for any vacancies among the independent director positions. A vacancy on the board of directors for any cause will be filled by a majority of the remaining directors, even if such majority is less than a quorum, except that, until we have a class of equity securities registered under the Exchange Act, a vacancy that results from the removal of a director also may be filled by a vote of the stockholders.

Our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Independent Directors

Under our charter, a majority of our directors shall be independent directors, which means directors who are not affiliated with our sponsor or its affiliates and who otherwise meet the director independence standards of the NASAA Statement of Policy Regarding Real Estate Investment Trusts. All actions that are required to be taken by our independent directors under the NASAA Statement of Policy Regarding Real Estate Investment Trusts, as described below at “Conflicts of Interest,” must be taken by our independent directors pursuant to our charter. Our charter also authorizes our independent directors to act on any matter permitted under Maryland law. Both the board of directors and our independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers our independent directors, as a group, to retain its own legal and financial advisors. See “Conflicts of Interest — Certain Conflict Resolution Measures.”

Our charter requires that our independent directors discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our independent directors also will discharge the board’s responsibilities relating to the compensation of our executives. Our independent directors are                .

Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors. Our board has a single committee, the audit committee, that consists solely of independent directors.

Audit Committee

Our board of directors has established an audit committee that consists solely of independent directors. The audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent auditors; and
•	the performance of our internal and independent auditors.

The audit committee will select the independent registered public accountants to audit our annual financial statements, will review with the independent registered public accountants the plans and results of the audit engagement and will consider and approve the audit and non-audit services and fees provided by the independent registered public accountants. The members of the audit committee are                . The board of directors has identified            as the audit committee “financial expert” within the meaning of SEC rules.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age*	Positions
Jacob Frydman	54	Chief Executive Officer, Secretary and Chairman of the Board of Directors
Eli Verschleiser	37	President, Treasurer and Director
Jeff Pollack	49	Chief Financial Officer
Kenneth Kahn	56	Chief Accounting Officer

*	As of November 28, 2011

Jacob Frydman is the chief executive officer and chairman of the board of directors of both the company and our advisor. Mr. Frydman has served as Managing Partner of Hudson-York Capital, LLC, a real estate investment and development firm; and its predecessor firms, from May 1995 through the present, and is a founding Managing Partner of Lambdastar Infrastructure Partners, LLC, an infrastructure investment fund, from May 2007 to the present. Mr. Frydman has more than 30 years’ experience in developing and investing in real estate, including value-added real estate assets, as well as in infrastructure and other business transactions. Through his affiliates, Mr. Frydman has acquired over five million square feet of existing and to-be-developed real estate located on the east coast of the United States, and has participated in acquisition and development transactions valued at over $1 billion, including projects under development and not yet completed. Notable transactions by Mr. Frydman or his affiliates include: developing Two Dag Hamerjkold Plaza, an office condominium tower in midtown Manhattan used by foreign governments for their missions to the United Nations; redeveloping the Aetna Building in lower Manhattan’s financial district; acquiring the unfinished Global Crossing New York headquarters from Goldman Sachs, which Mr. Frydman successfully repositioned for adaptive re-use as a mixed-use development; purchasing the NBC New York television studios from NBC’s parent, General Electric, and entering into a production arrangement with Procter & Gamble; and acquiring 500 Tenth Avenue in Manhattan, which Mr. Frydman re-developed into the DHL Center.

Since 1996, Mr. Frydman and his affiliates have purchased 27 properties for an aggregate acquisition consideration of $261,973,021. These acquisitions include over five million square feet of existing, primarily commercial, properties, and over 1,000 acres of land intended for strategic development. Of the 27 properties purchased by Mr. Frydman and his affiliates since 1996, 12 properties were purchased through 12 non-public programs comprising 177 investors. Mr. Frydman and his affiliates purchased these properties for an aggregate purchase price of $144,340,143 (consisting of $25,917,003 in equity and $157,172,269 in debt, including post-acquisition uses). They consisted of over 1.5 million square feet of commercial property and over 700 acres of land for development. Of the 27 properties purchased by Mr. Frydman and his affiliates since 1996, Mr. Frydman purchased 15 properties for his own account. These property acquisitions, for which the contract purchase price plus acquisition fees totaled $117,632,878 (consisting of $19,489,249 in equity and $124,770,000 in debt), included over 3.6 million square feet of primarily commercial property and over 200 acres of land for development. Of the 27 properties acquired since 1996, 14 have been sold for aggregate consideration of $226,202,265. The acquisition consideration for these properties was $123,216,369, and the total invested equity was $21,468,333. Total distributions, including from operations, refinancing and sales, amounted to $82,778,717, or 386% of invested equity, of which $21,468,333 represented a return of capital and $61,307,384 or 286% of invested equity, represented a return on capital and, based on the holding period for each of the properties, represented an annualized return on capital of 132%.

Of the 27 properties acquired since 1996, 13 properties continue to be owned and operated by Mr. Frydman and his affiliates. The acquisition consideration for these properties was $138,756,653, and the total invested equity was $31,876,127. Total distributions, including from operations, refinancing and sales through December 31, 2010 have amounted to $77,005,372, or 242% of invested equity.

For more information on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for his own account, see Appendix A-2 in this prospectus and the table titled “Acquisitions of Properties Since 1996 — Jacob Frydman and Affiliates (Unaudited)” in Part II of the registration statement, which we have filed with the SEC. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

Mr. Frydman has spent the majority of his 30 year career focused on value-added investments based on his strengths in structuring, financing and executing highly complex real estate transactions. Both as a lawyer assisting clients and, primarily as an investor, Mr. Frydman has repeatedly conceived of and executed strategic solutions to deal with complex business problems. Mr. Frydman has developed numerous properties from Florida to New York, including golf course communities, planned unit developments, and townhouse projects. He is a managing founder of Surrey Equities, LLC, a firm specializing in developing, acquiring and managing strip shopping centers. He believes in “smart growth” and strives to make his projects environmentally sound. He has developed residential projects, urban retail projects, suburban office buildings, medical office buildings, financial center office buildings, active adult communities, residential projects, senior housing, student housing, assisted living and specialized dementia care facilities. Mr. Frydman has operated various businesses, including television production studios that, in an arrangement with Procter & Gamble, from January 1999 until September 2010 produced one of the longest-running television daytime dramas, “As The World Turns.”

Mr. Frydman has participated as a speaker and panelist at numerous industry seminars, where he speaks on matters relating to real estate investment and infrastructure investment. Mr. Frydman has also been a guest lecturer on real estate finance at Columbia University’s Masters of Real Estate Development program in the School of Architecture, and as a participant in the Master’s Lecturer series sponsored by New York Law School, where he lectured on “Risk and Relative Risk in Business Transactions.” Mr. Frydman is a member of the Board of Directors of the Bardovan Opera House, home of the Hudson Valley Philharmonic. Mr. Frydman is a graduate of Boston University (B.S., Finance) and Case Western Reserve University School of Law (Juris Doctor).

We believe that Mr. Frydman’s prior management experience at real estate investment and development firms, and his significant real estate acquisition and development experience for his own account, make him well qualified to serve as the Chairman of our Board of Directors.

Eli Verschleiser is our president and is a member of our board of directors. He is also president of our advisor. Mr. Verschleiser has served as Chief Executive Officer of Multi Capital Group and as Chairman of The Multi Group of Companies from 2001 through the present. Multi Capital Group is a private real estate investment banking firm specializing in sourcing financial solutions for its real estate clients. Through his companies Mr. Verschleiser has been involved in over $6 billion of real estate transactions. Among the transactions financed by Multi Capital Group are Norden Park Plaza, a 650,000 square-foot corporate center in Norwalk CT, which is occupied by major corporate tenants, including Northrop Grumman, Gibbs College and Pepperidge Farm; the Pennsylvania Power & Light Building in Allentown, Pennsylvania designed by Robert A.M. Stern, Dean of the Yale School of Architecture — which won a 2004 top-ten award from the National American Institute of Architects Committee on the Environment; the Penske Headquarters campus in Reading, PA; and the Eaton Corporation Center in Cleveland, Ohio. Most recently, the Multi Group of Companies was retained as the buy-side advisor in connection with the $218 million acquisition of 88 Leonard Street, a 352 unit luxury apartment tower in Manhattan’s Tribeca neighborhood.

In addition to his investment banking activities, Mr. Verschleiser has developed commercial and residential projects in New York City and elsewhere for his own account. Among those projects Mr. Verschleiser was responsible for the Trump Tower Philadelphia, a 50-story residential tower on the Philadelphia waterfront that is in the construction phase, although construction is currently on hold. Mr. Verschleiser conceived of this project, brought Donald J. Trump in as a participant, acquired the site, raised the equity and sourced the debt for the transaction, and selected and retained the architect and other project professionals. Mr. Verschleiser worked with Governor Ed Rendell and state lawmakers to obtain the necessary approvals to build the project. Mr. Verschleiser was also responsible for assembling the development team which was the successful bidder for the 858-acre RFP for the Master Re-Development of Riviera Beach, Florida, a 15 year, $1.4 billion, master redevelopment project including infrastructure, the building of schools and community facilities, marinas, hotels, residential and commercial properties.

Mr. Verschleiser has been involved in the sales of hundreds of millions of dollars of contracts in connection with the purchase of more than one million square feet of office and mixed use buildings nationwide. Mr. Verschleiser’s ability to envision a project from concept to completion, and to forge a strategic direction for it, has allowed him to recognize value in commercial real estate projects nationwide.

Mr. Verschleiser led the team which underwrote the first credit-rated, bond issuance on the Tel Aviv Stock Exchange for a U.S.-based private real estate company which successfully issued more than 260 million Shekel (or approximately $60 million as of the date of issuance) of bonds to finance U.S. real estate transactions. Mr. Verschleiser has built long standing professional relationships with key financial institutions including commercial banks, conduits, pension funds, equity funds and insurance companies, in addition to major developers and investors throughout the U.S. and abroad, whom he calls upon to enter into to joint ventures and to finance projects undertaken by him and his clients.

Mr. Verschleiser is involved in numerous community and philanthropic organizations, and is a co-founder and board member of Our Place, a New York City based not-for-profit organization that provides support for teens in trouble. Mr. Verschleiser attended New York University’s Real Estate Institute, or REI. He is also a board member of The Brownstone, a philanthropic organization that sponsor’s summer programs in New York City for college students from outside of the state. At the age of 17, while a high school student, Eli was subpoenaed to appear before a federal grand jury inquiring into the fraudulent activities of a group of individuals he knew. Eli exercised his Fifth Amendment rights and continued to do so after being given “use immunity.” Eli appeared before a federal judge who directed him to reappear. He did not reappear and, instead, moved overseas, where he remained for several years. While overseas, a federal indictment was unsealed naming over 20 individuals in connection with fraudulent activities, including Eli. Approximately two years later, his family contacted an attorney to help him return to the country. He eventually pleaded guilty to one count of failure to appear, a misdemeanor. He received one-year probation and 100 hours of community service as a sentence. The charges against him related to the fraudulent activities were dismissed.

Mr. Verschleiser has built a team of professionals and strategic partners at The Multi Group of Companies that has a broad range of experience, ranging from loan structuring, underwriting and analysis to distressed asset workouts, project management and syndications. His leadership ability in directing these teams is evidenced by the extensive array of successful projects spearheaded by The Multi Group of Companies.

We believe that Mr. Verschleiser’s prior management experience as the Chief Executive Officer of The Multi Group of Companies, and his extensive commercial real estate development experience, make him well qualified to serve as a Director on our board.

Jeff Pollack is our chief financial officer. He is also chief financial officer of our advisor. Mr. Pollack has over 25 years of professional experience in the private equity, asset management the broker-dealer communities. Mr. Pollack started his career with the National Futures Association as an auditor and went on to hold various financial and operations management positions at Tudor Investment Corporation, Dean Witter Reynolds, Salomon Brothers, Fidelity and Baring Securities. From October 1995 through December 1998, Mr. Pollack was a Partner and the Global Controller of Caspian Securities USA Inc, where he was responsible for building and managing the global operations of the broker-dealer, investment banking, and hedge fund businesses. From December 1998 through April 2000 Mr. Pollack was the Controller of Prebon Yemane USA Inc., where he was responsible for finance, accounting and operations. From April 2000 through March 2011, Mr. Pollack was Chief Operating Officer of Mizuho Securities USA Inc. Mizuho Securities was formed through the merger of the Industrial Bank of Japan, Fuji Bank and Dai-Ichi Kongyo Bank. Mr. Pollack was responsible for establishing and executing the firm’s business strategy for new product development and for maintaining the firm’s infrastructure, and managed the day-to-day operations of the broker-dealer, investment banking, and private equity businesses. Mr. Pollack also served on the Risk Management Committee, Financial Management Committee, Executive Management Committee, Technology Committee, Audit Committee and Board of Directors. From April 2011 until November 2011 Mr. Pollack worked as an independent consultant to Interlock Partners, where he was responsible for developing a business plan and strategy for the firm’s Managed Account Platform. In November 2011, Mr. Pollack joined our advisor to become its Chief Financial Officer. Mr. Pollack has a B.A. in Economics and Accounting from Rutgers University. In 1990 he successfully completed the Certified Public Accountants examination. He holds FINRA Securities Licenses Series 7 and Series 27.

Kenneth Kahn is our chief accounting officer. Mr. Kahn has been a senior accounting, real estate and construction executive with 36 years of broad experience in public and private accounting, construction, development, property and asset management, finance, negotiations and administration. From June 2007 until October 2011, Mr. Kahn was Chief Financial Officer and Controller of SoHo Development Co, a real estate development company headquartered in New York City. From February 2004 until May 2007, Mr. Kahn was Chief Operating Officer and Managing Director for David Landau & Associates, a national management consulting firm specializing in accounting-based support services such as internal audit, compliance with Sarbanes-Oxley, or SOX, construction and other forensic audits, transaction analyses and IT consulting. As Managing Director of the firm’s Real Estate and Construction Practice Group, Mr. Kahn served as head of Internal Audit and Special Projects for 14 public REITs located across the United States, and as the engagement director and subject matter expert for all real estate clients. From February 2001 until

January 2004, Mr. Kahn was Managing Director of the Strategic Consulting Group within GVA Williams Real Estate, a real estate service provider headquartered in New York City, where he ran projects supporting client real estate asset needs ranging from administration, accounting, and forensic and operational audits to due diligence, process improvement, and strategic portfolio planning. From July 1997 until January 2001, Mr. Kahn was Senior Vice President of KBA Lease Services, one of the country’s leading real estate consulting firms specializing in forensic accounting, due diligence, technology, and process improvement methodologies.

From October 1986 until June 1997, Mr. Kahn was with regional and national real estate owner/management and construction companies in the positions of Chief Operating Officer, Chief Financial Officer and Executive Vice President, where he had development, construction and asset management responsibilities for over 15 million square feet of commercial real estate consisting of an evolving commercial portfolio of up to 108 properties in 18 states. In those capacities, Mr. Kahn personally developed 10 ground-up projects, substantially renovated over 25 properties, negotiated over 150 major leases, and originated property and portfolio-level loans in excess of $150 million, in addition to having operational management responsibilities over up to 38 employees.

Dedicated to the advancement of best practices, efficient technological solutions and effective utilization of corporate real estate resources, Mr. Kahn has been a CoreNet Global Learning and New York University SoCPE faculty member. He is also a frequent contributor and reference source for numerous industry journals. Mr. Kahn graduated from Pace University in New York with a Bachelor of Science in Accounting and has completed coursework towards his Master of Business Administration degree at Rutgers University. He is a Certified Public Accountant and a Certified Business Advisor for the Organization for Entrepreneurial Development, and also holds a Master of Corporate Real Estate designation from CoreNet and a Certified Shopping Center Manager designation from the International Council of Shopping Centers.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $30,000. We also expect our board to grant an award of 3,000 restricted Common Shares to each of our independent directors, without any further action by our board of directors or the stockholders, when he or she joins the board and on the date of each annual stockholders meeting, under the employee and director incentive restricted share plan described below. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,000 in cash for each board or committee meeting attended in person; and
•	$1,500 in cash for each board or committee meeting attended telephonically or virtually.

In addition, the audit committee chair will receive an annual award of $15,000. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director.

Restricted Share Plan

We intend to adopt an employee and director incentive restricted share plan. The board of directors adopted the plan to:

•	Furnish incentives to individuals chosen to receive restricted Common Shares because they are considered capable of improving our operations and increasing profits;
•	Encourage selected persons to accept or continue employment with our advisor or its affiliates; and
•	Increase the interest of our employees, officers and directors in our welfare through their participation in the growth in the value of our Common Shares.

Our restricted share plan provides for the automatic grant of 3,000 restricted Common Shares to each of our independent directors, without any further action by our board of directors or the stockholders, when he or she joins the board and on the date of each annual stockholders meeting. Restricted Common Shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

Our employee and director incentive restricted share plan provides us with the ability to grant awards of restricted Common Shares to our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of the advisor or of entities that provide services to us, certain of our consultants and certain consultants to the advisor and its affiliates or to entities that provide services to us. The total number of Common Shares reserved for issuance under the employee and director incentive restricted share plan may not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Awards of restricted Common Shares entitle the recipient to Common Shares from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested restricted Common Shares upon the termination of the recipient’s employment or other relationship with us. Restricted Common Shares may not, in general, be sold or otherwise transferred until restrictions are removed and the restricted Common Shares have vested. Holders of restricted Common Shares may receive cash dividends prior to the time that the restrictions on the restricted Common Shares have lapsed. Any dividends payable in Common Shares shall be subject to the same restrictions as the underlying restricted Common Shares. Other than the automatic grant of 3,000 restricted Common Shares to each of our independent directors when he or she joins the board and on the date of each annual stockholders meeting, the board of directors has no present intention to issue any restricted Common Shares under the employee and director incentive restricted share plan.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted therein or by Maryland law, our charter limits the liability of our directors and our officers to us and our stockholders for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor or its affiliates. However, we may not indemnify our directors, our advisor or its affiliates for any liability or loss suffered by any of them or hold any of them harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;
•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;
•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and
•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the holders of Common Shares.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its respective affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority of a jurisdiction in which the securities were offered or sold as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor or its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•	the legal proceeding was initiated by a third party who is not a holder of Common Shares or, if by a holder of Common Shares acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•	the person seeking the advancement provides us with written affirmation of such person’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain insurance on behalf of all our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

The Advisor

Our advisor is United Realty Advisors LP. Our advisor is a newly organized limited partnership that was formed in the State of Delaware on July 1, 2011. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The officers and key personnel of our advisor are as follows:

Name	Age*	Positions
Jacob Frydman	54	Chief Executive Officer and Chairman of the Board of Directors
Eli Verschleiser	37	President
Jeff Pollack	49	Chief Financial Officer
Kenneth Kahn	56	Chief Accounting Officer
Ronald Whitman Weiss	72	Senior Consultant
Lawrence J. Longua	70	Senior Consultant
Dov Shimanowitz	41	Vice President of Operations
Jesse Stein	33	Vice President of Acquisitions
Stephen Tober	30	Vice President of Acquisitions
Larry Aarons	66	Executive Vice President of Marketing, Creative Director
Kevin Moore	48	Chief Technology Officer
Eric Fischgrund	27	Director of Digital Strategy

*	As of November 28, 2011

Jacob Frydman — See “ — Executive Officers and Directors.”

Eli Verschleiser — See “ — Executive Officers and Directors.”

Jeff Pollack — See “ — Executive Officers and Directors.”

Kenneth Kahn — See “ — Executive Officers and Directors.”

Ronald Whitman Weiss is a senior consultant to our advisor and is a former Chairman and Chief Executive Officer of Shearson Lehman Real Estate Corporation. Mr. Weiss has extensive experience in marketing and investing in alternative investments with private and major investment banking firms, broker-dealers, and has experience in alternative investments, asset management, real estate finance and acquisitions, REIT management, mutual funds and hedge funds, mergers and acquisitions. Mr. Weiss also has experience as a senior securities analyst and attorney.

From June 2008 to October 2010, Mr. Weiss served as Chief Executive Officer and Fund Manager of Olympia American Real Estate Fund. From 1997 to April 2008, Mr. Weiss served as Chief Executive Officer and Fund Manager of Spirit of America Real Estate Fund, or the Real Estate Fund, and the Spirit of America Value Fund, or the REIT Fund, which he grew to over $500,000,000 in total value and financed over $900 million annually in non-traded REIT and other venture capital transactions. The Real Estate and REIT Funds both performed in the top 10% of their respective sectors with the Real Estate Fund performing in the top 1% of highest dividend paying funds. The Real State Fund’s annual income yield averaged 5%-7% with a total annual return of up to 34%.

From 1996 to 1997, Mr. Weiss served as Vice President of Gilford Securities Inc., a securities asset portfolio manager and venture capital firm. From 1993 to 1996, Mr. Weiss served as Vice President and as a Senior REIT and Venture Capital Analyst at First Albany Corporation. Prior to becoming the Senior REIT and Venture Capital analyst, Mr. Weiss started First Albany Corporation’s real estate and venture capital investment banking division, which underwrote, financed and managed real estate and venture capital transactions, REITs and private placement limited partnerships. From 1989 to 1993, Mr. Weiss was Assistant General Counsel for Real Estate, Senior Vice President and Managing Director of Associated Madison Corporation a subsidiary of Primerica Corporation (now Travelers Insurance Corp.), where he specialized in venture capital, REIT investment, and mergers & acquisitions. From 1970 to 1989, Mr. Weiss worked for

Shearson Lehman in numerous capacities, including Chairman and Chief Executive Officer of Shearson Lehman Real Estate Corporation, and Senior Executive Vice President and Managing Director of Shearson/ Lehman/ American Express, where he managed a staff of over 100 employees and financed over 500 real estate projects. These projects focused on debt and equity, public & private placement limited partnerships and other investment banking and venture capital transactions. Mr. Weiss also served as a member of Shearson/Lehman’s Venture Capital Commitment Committee, and was a Director and Officer of over 34 Shearson Lehman subsidiaries, including the Balcor American Express Company.

Mr. Weiss has a B.S. in Economics, from the Wharton School of the University of Pennsylvania; and an LLB and Juris Doctorate degrees from Columbia University Law School. Mr. Weiss is admitted to practice law before the New York State Bar and holds Series 24 and Series 7, 63 General Securities Principal Licenses. He is also a Registered Investment Advisor, RIA, approved by the SEC and FINRA, and is a Licensed Commercial Real Estate and Mortgage Broker.

Lawrence J. Longua is a senior consultant to our advisor. Mr. Longua has over 35 years of commercial real estate experience, and has held senior positions in the real estate units of major commercial banks, both foreign and domestic. Since 2003, Mr. Longua has been a full-time Clinical Associate Professor in the Masters of Real Estate program at the New York University Schack Institute of Real Estate, or the Schack Institute. From November 2005 to the present, Mr. Longua has been a Senior Managing Director of Multi Capital Group. Prior to joining Multi Capital Group, Mr. Longua specialized in lending, debt resolution, syndication and participation sales, and whole loan placement, while working for institutions such as The Mitsubishi Trust and Banking Corporation from May 1990 to February 1998, Bankers Trust Company from August 1984 to May 1990, and Irving Trust Company from March 1980 to June 1984.

Mr. Longua's professional activities include or have included, serving as a co-director of the Schack Institute REIT Center, and as a member of the adjunct faculty of the MBA Program, at the New York University Stern School of Business. Additionally, from 1993 to 2004, Mr. Longua was a Director of Acadia Realty Trust. Mr. Longua is also a former president and current member of the Board of Governors of The Mortgage Bankers Association of New York, the Chairman of MBA of New York Scholarship Foundation, a former member of the Board of Directors of the Association of Foreign Investors in U.S. Real Estate, or AFIRE, and is a current member of AFIRE’s Academic Circle. Mr. Longua is a member of the Japan Society, the Pension Real Estate Association, the National Council of Real Estate Investment Fiduciaries and The Real Estate Board of New York. In 2008, Mr. Longua was inducted as a Fellow of the Japanese Association for Real Estate Securitization. Mr. Longua also serves on the Board of Directors of the Long Island Chapter of the Catholic League for Religious and Civil Rights.

Mr. Longua received a Bachelor of Social Sciences degree in Economics from Fairfield University and Masters in Business Administration degree from Dowling College, has completed the Harvard University Advanced Management Course, and is a member of the Delta Mu Delta National Honor Society in Business Administration. He is also a real estate licensed broker in the State of New York.

Dov Shimanowitz is the vice president of operations of our advisor. He served as Chief Operating Officer of Multi Distressed Asset Co., a firm focused on the acquisition of distressed residential real estate properties nationwide, from April 2009 to April 2011. Simultaneously, from September of 2008 to the present, Mr. Shimanowitz has also served as a Director of Strategic Business Development at Madison Commercial Real Estate Services, a group that offers various professional services to the commercial real estate industry. From September 2003 through September 2008, Mr. Shimanowitz served as Vice President of Operations, Sales and Business Development at the Titledge Group of Companies, or Titledge, a company providing title insurance services. At Titledge, Mr. Shimanowitz primarily worked in joint venture partnership operations, title production outsourcing services, a newly launched web-based title insurance agency; and a start-up regional title insurance underwriter. In January 2003, Mr. Shimanowtiz founded Winthrop Abstract, LLC, a title insurance agency, which he joined as Director of Operations until September 2003. From October 2001 to January 2003, Mr. Shimanowitz was Vice President of Operations with Rein Capital, LLC, a venture capital firm focused on emerging high technology and medical systems ventures. From April 1999 to October 2001, Mr. Shimanowitz was Director of Operations and Business Development for Alternative Lending Platforms and Secondary Marketing at First Financial Equities. From January 1996 to April 1999, Mr. Shimanowitz was

a Director of Research and Business Development at Rein & Co., parent company of Rein Capital, LLC, a venture capital fund focused on the communications and information technology industries.

Mr. Shimanowitz has over 15 years of experience in the real estate, finance and technology industries, combining strategic business planning and execution experience with strong business operations experience in finance, legal and technology project development, along with marketing, sales and client management expertise. Mr. Shimanowitz holds a Bachelors Degree in Law and Ethics from BMG College, and a certificate in Accounting and Business Studies from Ocean County College. Mr. Shimanowitz also has held a Title Insurance Producer license in the State of New Jersey.

Jesse Stein is a vice president of acquisitions for our advisor. Mr. Stein has extensive experience as a real estate and finance professional with particular expertise in property acquisitions, investment analysis, asset valuation, and capital structuring. Prior to joining our advisor, from March 2011 to September 2011, Mr. Stein served as Director of Acquisitions at Multi Capital Group, a boutique real estate and investment banking firm that specializes in equity and debt placement, capital structuring, and principal investment activity. As the director of the acquisitions team, Mr. Stein’s responsibilities included sourcing investment opportunities, supervising a team of underwriters and analysts, overseeing property due diligence, and negotiating deal terms and structures with sellers, lenders, and institutional and individual equity partners. Mr. Stein also worked at Multi Capital Group from September 2005 to December 2008 as an Analyst and Senior Analyst, before becoming Director of Operations in 2008. From January 2009 to March 2011, Mr. Stein was a Principal at The FoxStone Group, a real estate advisory firm that provides services such as capital structuring, financial analysis, market research, due diligence, and investment sourcing. Mr. Stein spent five years as a proprietary equities trader, at JGM Securities (September 2000 to July 2001), Numina Capital (August 2001 to June 2003), and Spectrum Capital Partners (August 2003 to September 2005). Mr. Stein has a Bachelor’s Degree in Industrial and Labor Relations from Cornell University and a Masters Degree in Real Estate from New York University.

Stephen Tober is a vice president of acquisitions of our advisor. Mr. Tober has nearly ten years of real estate and private equity experience specializing in real estate acquisitions and development, as well as property management. From October 2010 to September 2011, Mr. Tober served as Vice President of Hudson-York Capital, a boutique Manhattan-based private equity firm. From February 2007 to October 2010, Mr. Tober served as the Vice President of White-Acre Equities, LLC, a New York City based private equity firm and the predecessor to Hudson-York Capital. During his tenure, Mr. Tober was primarily responsible for seeking out and evaluating new development and investment opportunities as well as overseeing all property management. Mr. Tober also creating and fostering relationships with real estate developers, brokers, attorneys, urban planners, consultants, elected officials, financial sources and community stakeholders. From May 2004 to January 2007, Mr. Tober began his real estate career as a Senior Analyst and then Assistant Construction Manager for the Metro New York/New Jersey/Connecticut division of K. Hovnanian Homes (then the nation’s seventh largest public home builder and a Fortune 500 company), participating in the acquisition and development of approximately 2,000 homes and $500 million of real estate development. His experience there helped him gain an extensive knowledge of the acquisition and development process including underwriting, market research, due diligence, approvals, design, construction, sales and marketing. Mr. Tober holds a BBA in Computer Information Systems from James Madison University.

Larry Aarons is the executive vice president of marketing and creative director of our advisor. Mr. Aarons has over three decades of experience developing, defining and implementing corporate marketing campaigns. His focused marketing campaigns have involved hundreds of client brand names in multiple product categories. Mr. Aarons has founded two advertising agencies, and formulated and created what is considered to be one of the most memorable hotel marketing campaigns for The Helmsley Place hotel: “Where The Queen Stands Guard.” Mr. Aarons has been honored by his peers with numerous creative and marketing awards from March 2008 to July 2011. Prior to his employment with us in October 2011, Mr. Aarons served as Vice President and Marketing Director – Creative Specialist for David Lerner & Associates, a securities brokerage firm in Syosset, New York. From September 2005 to March 2008, Mr. Aarons served as a founding partner, corporate marketing director and creative specialist for Synapse & Company, Inc. a direct marketing and sales development company. From February 2003 through March 2005, Mr. Aarons served as a Vice President of Marketing for Sterling & Sterling Inc. Insurance in Woodbury, New York. From

February 1996 to January 2003, Mr. Aarons served as the Executive Vice President of Creative and the Marketing Director for The Chisholm-Mingo Group, the third-largest multicultural advertising agency in the United States. From January 1982 through February 1996, Mr. Aarons served as President and Founding Partner of Taylor-Gordon, Aarons & Company Inc., a New York based advertising agency which he sold in 1996. Mr. Aarons is a graduate of the School of Visual Arts in New York City and is also a graduate of the POHS Insurance Institute.

Kevin Moore is our advisor’s chief technology officer. Mr. Moore has over 25 years of technology experience in large enterprise, web and mobile projects. From September 2010 until joining our advisor in November 2011, Mr. Moore was technical project manager with the United States Army, responsible for managing the development and production implementation of the Army’s internal mobile social networking portal, GTSY. From July 2010 to October 2010, Mr. Moore worked for Walt Disney & Co., where he was responsible for managing the development and deployment of Disney’s social media iPad Kiosk application. From January 2010 to July 2010, Mr. Moore was a Technical Project Manager with Home Depot, Inc.. From June 2008 to December 2010, Mr. Moore was a Technical Project Manager with the New York Stock Exchange. From May 2006 to June 2008, Mr. Moore was Project Manager with Fannie Mae. Mr. Moore worked NBC/Universal Studios from October 2005 to May 2006 as a Technical Project Manager, and with Ernst & Young LLP, from March 2003 to October 2005 as a Technical Project Manager.

Mr. Moore was a consultant for Scient from March 2000 to November of 2002 for several large projects, including Hewitt Corporation, Youth Stream Media Corporation, and Major League Baseball Advance Media, where he worked as the Technical Operation Manager for Major League Baseball’s Online Portal and all thirty Major League Baseball team sites. Mr. Moore has been a programmer analyst with Netscape Inc., JP Morgan Chase Bank, Citibank/Citicorp, Merck & Company, International Business Machines, or IBM, CADAM Inc., and North American Company for Life and Health, Chicago, IL since beginning his career in 1985.

Eric Fischgrund is our director of digital strategy. From January 2008 to December of 2011, Mr. Fischgrund served as a supervisor of digital media and lead digital media strategist at Beckerman, a public relations firm and home to the one of the nation’s largest real estate-focused specialty practices. Prior to working at Beckerman, Mr. Fischgrund served from October 2006 to December 2007 as a supervisor at Integrated Marketing Systems, a California-based architectural and engineering consultant firm. Mr. Fischgrund is a graduate of Shippensburg University including a bachelor’s degree in communications and a minor in psychology.

Many of the services to be performed by United Realty Advisors LP in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect United Realty Advisors LP will perform for us as our advisor, and it is not intended to include all the services that may be provided to us by third parties. Under the terms of the advisory agreement, United Realty Advisors LP has undertaken to use its reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, United Realty Advisors LP, either directly or indirectly by engaging an affiliate, shall, among other duties and subject to the authority of our board of directors:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;
•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;
•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;
•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;
•	consult with our officers and board of directors and assist the board of directors in the formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;
•	review and analyze each property’s operating and capital budget;
•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;
•	arrange, structure and negotiate financing and refinancing of properties;
•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages; and
•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies.

The advisor may not acquire any property or finance any such acquisition, on our behalf, without the prior approval of a majority of our board of directors.

The advisory agreement has a one-year term ending         , 2013, and may be renewed for an unlimited number of successive one-year periods. Upon declaration of effectiveness of the registration statement, of which this prospectus is a part, the term of the advisory agreement will be renewed and will continue for a period of one year. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice. If the advisory agreement is so terminated, the advisor is not entitled to any fees. However, upon termination or non-renewal of the agreement, our sponsor will have the right to convert to its Sponsor Preferred Shares into Common Shares.

A majority of our independent directors may elect to terminate the advisory agreement. Following the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor fees and distributions and reimburse it for certain expenses incurred on our behalf. For a detailed description of the fees and expense reimbursements payable to our advisor, see “Compensation Table.”

United Realty Advisors LP and its officers, employees and affiliates engage in other business ventures and, as a result, their resources are not dedicated exclusively to our business. However, pursuant to the advisory agreement, United Realty Advisors LP is required to devote sufficient resources to our administration to discharge its obligations. United Realty Advisors LP currently has 15 employees, each of whom dedicates a portion of his or her time providing services to our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor. United Realty Advisors LP may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity if at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The Property Manager

We expect that a substantial majority of our real properties will be managed and leased by URA Property Management LLC, our property manager, or URA Property Management LLC, a Delaware limited liability company wholly owned by our sponsor. Jacob Frydman and Eli Verschleiser hold key positions at our property manager. For more information about their background and experience, see “— Our Sponsor.”

We will pay our property manager a monthly property management fee of 4.5% of the monthly gross receipts generated at our properties for services it provides in connection with operating and managing the property. Gross receipts, as defined in the property management agreement, consists of rent, profit we derive from the sale of utilities to tenants, and amounts tenants pay for common-area maintenance, real estate taxes, insurance, interest and any other payments of any nature (including attorneys’ fees and late fees and any proceeds of rent insurance). The property manager may re-allow some of or all these fees to third parties for management services.

We expect to engage URA Property Management to provide construction management services or development services for some of our properties. We will pay a construction management fee or a development fee (but not both) in an amount of 2% of the cost of any construction or development that our property manager undertakes.

We also expect to engage URA Property Management to provide leasing services with respect to our properties. We will pay to URA Property Management a leasing fee in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease.

Our property management agreement with URA Property Management has a one-year term, and is subject to automatic successive one-year renewals unless either party provides written notice of its intent to terminate 90 days prior to the expiration of the initial or renewal term. Each party also has the right to terminate the agreement upon 30 days’ prior written notice without penalty.

Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Our property manager also will direct the purchase of equipment and supplies and will supervise all maintenance activity.

Our Sponsor

Our Sponsor, United Realty Advisor Holdings LLC, was formed by Jacob Frydman and Eli Verschleiser, each a principal of the sponsor, on July 1, 2011 in order to sponsor the Company. Although our sponsor is a newly formed entity and has no prior operating history, the principals are both experienced in the real estate business. Because our advisor is controlled and indirectly owned by Messrs. Frydman and Verschleiser, each of whom we refer to as a principal of the sponsor, and both of whom control and indirectly owned United Realty Advisor Holdings LLC, we consider ourselves to be co-sponsored by Messrs. Frydman and Verschleiser. In addition to the directors and executive officers listed above, our advisor will rely on our sponsor and on key professionals employed or retained by affiliates of our sponsor. These individuals have extensive real estate industry experience through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in property selection, acquisitions/development, financing, asset and property management, leasing, construction management and dispositions.

Mr. Frydman has been in the real estate business for over 30 years, and Mr. Verschleiser has been involved in the real estate business for over 15 years. Our portfolio of assets will be managed by our advisor, which is being designed as a scalable platform headed by Mr. Frydman and Mr. Verschleiser, and which currently includes five additional seasoned professionals each of whom has worked with Mr. Frydman or Mr. Verschleiser for at least three years, as well as four additional seasoned professionals who, although recently joining our advisor, have each had not less than seven years experience in the real estate business. The advisor’s employees have extensive knowledge and expertise in a wide variety of commercial real estate sectors. Our sponsor’s senior management team has an average of 16 years of related real estate experience and an average tenure of four years with the principals of our sponsor, who collectively currently manage approximately 1,325,000 feet or $270 million of real estate and real estate-related assets. Our sponsor’s management team has experience investing and performing throughout a variety of market conditions and real estate cycles. The management team has long-term relationships with lenders, vendors, brokers and contractors, which will assist us in effective execution of our investment and operating strategies.

Our sponsor’s in-house operating team will be exclusively dedicated to its properties and those of its affiliates, including us. Our sponsor’s operating team includes professionals with experience in acquisitions, due diligence, financing, leasing, research, lease administration, property management, and construction, and are experienced in controlling every aspect of the property acquisition, leasing and management process. Key practice groups are set forth below:

•	Acquisitions generate constant deal flow, streamlined evaluation process, and disciplined buying. This is enhanced through the reputation of our sponsor’s principals, longstanding relationships with brokers and property owners and a constant market presence.
•	Due Diligence assesses issues and any foreseeable risks associated with a property being acquired, which might affect its value and price. This includes site visits, tenant interviews, tenant sales reviews, verification of leases, and review of environmental and property conditions. Upon acquisition, the team disseminates the information to the organization for an effective and efficient transition to operations.
•	Finance builds and leverages lender relationships to secure financing at the lowest cost while managing flexibility, underwrites and finances all new acquisitions and forecasts operating results.
•	Leasing teams are responsible for understanding each market and creating a tailored plan to obtain a tenant mix that optimizes the income stream.
•	Research provides information including mapping, demographics, site-specific data, market information, and trend and void analyses to every department.
•	Lease Administration negotiates the non-monetary provisions of leases and works closely with the leasing team to draft, review, and negotiate letters of intent, leases, amendments, renewals, and assignments while improving the quality of leases.
•	Property Management maintains attractive and safe environments for our properties, and reviews and supervises of every property, or where sub-contracted to third parties, oversees such third parties’ management of our properties.
•	Construction works closely with leasing and lease administration to provide cost estimating, analysis, conceptual design, and value engineering options. Smaller construction activities are undertaken in-house in an effort to minimize cost and time but we generally accept bids for larger construction projects, and development or redevelopment projects from third party construction contractors, construction managers or subcontractors.
•	Development: Includes feasibility studies, site plan design, coordination of architects, engineers and other professionals in connection with the development or redevelopment with our properties and overseeing the development process, including obtaining necessary permits, overseeing site work and construction management.

The background and experience of our sponsor and the senior real estate professionals employed or retained by United Realty and its affiliates are described above under “Management — Executive Officers and Directors.”

Management Decisions

Our advisor will be responsible for recommending investments to us, negotiating the purchase of these investments, and making or recommending asset management decisions on behalf. Subject to the direction of our board of directors, the following major decisions will be subject to the approval of our advisor: decisions with respect to the retention of investment banks; marketing methods with respect to this offering; the termination or extension of this offering; the initiation of a follow-on offering; mergers and other change-of-control transactions; and certain significant press releases. The individuals who will be primarily responsible for our advisor’s decisions with respect to all the foregoing matters are Messrs. Frydman and Verschleiser.

As required by our charter, acquisition decisions will ordinarily be based on the fair market value of the properties. If our independent directors so determine, or if an asset is acquired from our advisor, one or more of our directors, our sponsor or any of its affiliates, the fair market value will be determined by a qualified independent real estate appraiser selected by the independent directors. Appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by our stockholders upon their request.

COMPENSATION TABLE

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. In the sole discretion of our advisor, our advisor may elect to have certain fees and commissions paid, in whole or in part, in cash, Common Shares or grants of restricted Common Shares. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Organization and Offering Stage
Selling Commissions(2)	The dealer manager will be paid 6.45% of the per share purchase price of Common Shares (exclusive of selling commissions and dealer manager fee) in our primary offering of Common Shares, which, after the first 5,000,000 Common Shares are sold at $9.50, will be $10.00, out of amounts paid by purchasers of Common Shares. No selling commissions will be paid on sales of Common Shares under our DRIP.	$122,550/$64,338,750 The actual amount will depend on the number of Common Shares sold.
Dealer Manager Fee	The dealer manager will be paid 3.55% of the per share purchase price of Common Shares (exclusive of selling commissions and dealer manager fee) in our primary offering, which, after the first 5,000,000 Common Shares are sold at $9.50, will be $10.00, out of amounts paid by purchasers of Common Shares. The dealer manager will retain 0.55% of such purchase price, and will pay 3.0% of such purchase price to our affiliate, the OSJ administrative entity, as a marketing fee. No dealer manager fee will be paid with respect to sales under our DRIP.	$67,450/$35,411,250 The actual amount will depend on the number of Common Shares sold.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Organization and Offering Expenses(3)	We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager for due diligence fees set forth in detailed and itemized invoices. As of , 2012, the advisor or its affiliates have paid $ of organizational and offering expenses on our behalf.	$41,800/$21,495,000 The actual amount will depend on the number of Common Shares sold.
Operational Stage
Acquisition Fees(4)	We will pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees.(5)	$18,050/$9,476,250 (or $51,571/ $27,075,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines or $72,200/ $37,905,000 assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Acquisition Expenses(5)	We will reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. We estimate that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the purchase price of each property (including our pro rata share of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).	$10,830/$5,685,750 (or $30,943/$16,245,000 assuming we incur our expected leverage of 65% set forth in our investment guidelines or $43,320/$22,743,000 assuming the maximum leverage of approximately 75% permitted by our charter absent special approval)
Construction Management Fee and Development Fee(4),(6)	We expect to engage our property manager to provide construction management services or development services for some of our properties. We will pay a construction management fee or a development fee (but not both) in an amount of 2% of the cost of any construction or development that our property manager undertakes.	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Asset Management Fees	Until the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, we will pay our advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence and (b) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month. No fee will accrue or be payable on assets acquired using the proceeds from the private offering until we have sufficient cash flow to pay dividends on the Institutional Preferred Shares.(7)	Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Property Management Fees(8)	Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager will be payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay a portion of its property management fees to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers. We will not, however, reimburse our property manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of our properties.	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.
Leasing Fees	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing Fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay a portion of its leasing fees to the third parties with whom it subcontracts for these services.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.
Operating Expenses(4)	Commencing twelve months after the commencement of this offering, we will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, we will reimburse our advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.(9)	Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Financing Coordination Fee(4)	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, we will pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt, subject to certain limitations. The advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.
Awards of Restricted Common Shares	We have established an employee and director incentive restricted share plan pursuant to which our directors, officers and employees (if we ever have employees), employees of our advisor and its affiliates, employees of entities that provide services to us, directors of our advisor or of entities that provide services to us, certain of our consultants and certain consultants to our advisor and its affiliates or entities that provide services to us may be granted incentive awards in the form of restricted Common Shares.	Awards of restricted Common Shares under our employee and director incentive restricted share plan may not exceed 5% of our outstanding Common Shares on a fully diluted basis at any time (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Compensation and Restricted Common Share Awards to Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day. Each independent director also is entitled to receive an award of 3,000 restricted Common Shares under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholders meeting thereafter. Restricted Common Shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.	The independent directors, as a group, will receive for a full fiscal year: (a) estimated aggregate compensation of approximately $170,000; and (b) 9,000 restricted Common Shares.
Subordinated Share of Annual Cash Flows	Our advisor will receive 15% of remaining net cash flows each year after payment to holders of Common Shares of a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. We cannot assure you that we will provide this 7% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Liquidation/Listing Stage
Real Estate Disposition Commissions(4)	For substantial assistance in connection with the sale of properties, we will pay our advisor a real estate disposition commission paid on the sales price of property equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the disposition commission paid to our advisor and its affiliates and agents; provided, however, that in no event may the real estate disposition commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property. Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of an asset. Substantial assistance in connection with the sale of an asset includes the advisor’s preparation of an investment package for an asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor in connection with a sale.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering (200,000 Common Shares)/ Maximum Offering (100,000,000 Common Shares)*(1)
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)	If the Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering and any subsequent public offering, of Common Shares, combined. If the minimum offering is achieved, following a liquidation and after our Institutional Preferred Stockholders have been paid their $10.00 preference, our sponsor would receive 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a non-compounded pretax annual return to holders of Common Shares of 7%.	If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if the minimum offering is sold) to $55 million (if the maximum offering is sold) (these estimates assume that a Common Share is worth $11.00 and that no investors participate in our DRIP).(10)

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that redemption of Common Shares by our stockholders would have upon such fee amounts.
(1)	Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.
(2)	The amount of selling commissions may often be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.
(3)	These organization and offering expenses include all expenses (other than selling commissions and dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow agent, due diligence expense reimbursements to our dealer manager and amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor and other costs in connection with administrative oversight of the offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager. Our advisor will not be reimbursed for the direct payment of such organization and offering expenses that exceed 2% of the total offering price paid by investors (which includes proceeds to us from the purchase price of Common Shares, plus applicable selling commissions and dealer manager fee which will be paid by purchasers of Common Shares), which may include reimbursements to be paid to the dealer manager for due diligence fees included in a detailed and itemized invoice.
(4)	In the sole discretion of our advisor, our advisor may elect to have these fees paid, in whole or in part, in cash, Common Shares or restricted grants of Common Shares, or any combination thereof. For the purposes of the payment of these fees in Common Shares, prior to the NAV pricing start date, if an offering is underway, each Common Share will be valued at the per Common Share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. Following the NAV pricing start date, each Common Share will be valued at NAV per Common Share. Restricted Common Shares granted as such fees will be valued in accordance with the provisions of the incentive restricted share plan under which the grants are made.

(5)	In addition, if during the period ending two years after the close of the offering, we sell an asset and then reinvest in assets, we will pay our advisor the acquisition fees, along with reimbursement of acquisition expenses; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fee) payable in respect of such reinvestment exceed 6% of the contract purchase price of each property (including our pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).
(6)	We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent.
(7)	The asset management fee may be paid, at the discretion of our board of directors, in cash, Common Shares or restricted grants of Common Shares, or any combination thereof. For the purposes of the payment of the asset management fee in Common Shares, prior to the NAV pricing start date, if an offering is underway, each Common Share will be valued at the per Common Share offering price minus the maximum selling commissions and dealer manager fee allowed in the offering. Following the NAV pricing start date, each Common Share will be valued at NAV per Common Share. Restricted Common Shares granted as asset management fees will be valued in accordance with the provisions of the incentive restricted share plan under which the grants are made.
(8)	When our property manager assists a tenant with tenant improvements, a separate fee may be charged to, and payable by, us. This fee will not exceed 5% of the cost of the tenant improvements. The property manager will only provide these services if it does not cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the section titled “Material U.S. Federal Income Tax Considerations” in this prospectus. Any fees paid to the property manager will cover, without additional expense to us, all of the property manager’s general overhead costs.
(9)	Operating expenses will include reimbursement of our advisor for personnel costs, including certain salaries and benefits payable to our officers who are also executive officers, key personnel or members of our advisor. See “Management.” The anticipated amount of reimbursement for compensation, including base salary, bonuses and related benefits, on an annual basis for our executive officers is approximately $600,000.
(10)	Our sponsor will receive no compensation directly from us, except that, as described in various places throughout this prospectus, the issuance to our sponsor of its Sponsor Preferred Shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Sponsor Preferred Shares will constitute an economic benefit to our sponsor measured by the difference between the purchase price for the Sponsor Preferred Shares and the value of Common Shares into which they are converted. Our sponsor’s ownership position as a result of the conversion of the Sponsor Preferred Shares will remain relatively constant at between 2.7% and 5.5% of the outstanding Common Shares at any given time. If the maximum offering is achieved, for the consideration of $50,000, the potential value of our sponsor’s holdings at $11.00 per Common Share would be $55 million upon conversion, assuming no investors participate in our DRIP. If the minimum offering is achieved, following a liquidation and after our Institutional Preferred Stockholders have been paid their preference, our sponsor would receive 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%.

The holder of outstanding Sponsor Preferred Shares has the right to convert any of such shares into Common Shares upon and for 180 days following the occurrence of any of the following conversion events:

•	substantially all of our assets, stock or business is transferred through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;
•	the termination or expiration without renewal of the advisory agreement; or
•	our Common Shares are listed on any securities exchange.

There are no dividends payable on the Sponsor Preferred Shares. On liquidation, the holder of the Sponsor Preferred Shares will be entitled to receive 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%. However, the liquidation preference of the holder of the Sponsor Preferred Shares is junior to the liquidation preference of the Institutional Preferred Shares.

The Sponsor Preferred Shares were issued to our sponsor as preferred shares, and subsequently designated as Sponsor Preferred Shares, shortly following our formation, at a time when we had no material assets. Accordingly, the Sponsor Preferred Shares are in the nature of “founder’s shares” with no substantial value as of the date of issuance. For financial reporting, tax and other purposes, the issuance of the Sponsor Preferred Shares has not and will not prior to conversion be treated as compensation to our sponsor. Rather, expense related to issuance of the Sponsor Preferred Shares to our sponsor will be recognized only at such time as the number of Common Shares to be issued for conversion of the Sponsor Preferred Shares can be reasonably estimated and the event triggering conversion of the Sponsor Preferred Shares to Common Shares occurs. The expense at that time will be measured as the difference between the fair value of the Common Shares for which the Sponsor Preferred Shares can be converted and the amount paid for the Sponsor Preferred Shares.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our Common Shares as of the date of this prospectus for each person or group that holds more than 5% of our Common Shares, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our Common Shares has sole voting and dispositive power with regard to such Common Shares.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Class
United Realty Advisor Holdings LLC(2)	20,000	100%
Jacob Frydman(2)	20,000	100%
Eli Verschleiser(2)	20,000	100%
		—
		—
		—
All Directors and Executive Officers as a Group	20,000	100%

(1)	The address of each beneficial owner listed is 44 Wall Street, 2nd Floor, New York, New York 10005.
(2)	United Realty Advisor Holdings LLC is controlled and indirectly owned by Jacob Frydman and Eli Verschleiser.

In addition to the foregoing, our sponsor owns 500,000 Sponsor Preferred Shares. The Sponsor Preferred Shares are convertible into Common Shares pursuant to the formula and on the terms and conditions set forth below. We issued preferred shares, subsequently designated as Sponsor Preferred Shares, to our sponsor in exchange for the payment by it of $0.10 per Sponsor Preferred Share, or an aggregate of $50,000.

There are no dividends payable on the Sponsor Preferred Shares. Holders of more than two-thirds of the Sponsor Preferred Shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Sponsor Preferred Shares.

Upon our liquidation, the holder of the Sponsor Preferred Shares is entitled to 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%. However, the priority liquidation payment of the holder of the Sponsor Preferred Shares is junior to the liquidation preference of the Institutional Preferred Shares.

The Sponsor Preferred Shares are convertible into Common Shares upon and for 180 days following the occurrence of any of the following triggering events:

•	the sale or transfer of substantially all of our assets, stock or business, whether through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;
•	the termination or expiration without renewal of the advisory agreement, including the termination of the advisory agreement by our advisor, which may terminate the agreement at any time, upon 60 days’ notice; or
•	the listing of our Common Shares on any securities exchange.

If the Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

No additional consideration is due upon the conversion of the Sponsor Preferred Shares. The conversion into Common Shares of the Sponsor Preferred Shares will result in dilution of the interests of the holders of our Common Shares.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationships with our sponsor and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Sponsor’s Interests in Other Real Estate Programs

General

All our executive officers, some of our directors, and other key professionals engaged by our advisor to provide services on our behalf are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in our advisor, our property manager and affiliates that are the sponsors of other real estate programs. These individuals have legal and financial obligations with respect to those programs, entities and investors that are similar to their obligations to us. In the future, these individuals and other affiliates of our sponsor may organize other real estate programs, serve as the investment advisor to other investors and acquire for their own account real estate properties that may be suitable for us.

Every transaction that we enter into with our advisor, our property manager or their respective affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate if there is a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, our property manager or any of their respective affiliates.

Competition for Investors

Our sponsor generally seeks to reduce the conflicts that may arise among its various programs by avoiding simultaneous public offerings by programs that have a substantially similar mix of targeted investment types. Nevertheless, there are likely to be periods during which one or more programs sponsored by our sponsor will be raising capital and which will compete with us for investment capital.

Joint Ventures with Affiliates

We may enter into joint venture agreements with other programs for the acquisition, development or improvement of properties or other investments that meet our investment objectives. Our advisor has some of the same executive officers and key employees as other affiliates of United Realty, and these persons may face conflicts of interest in determining whether and which program or other entity advised by an affiliate of our sponsor should enter into any particular joint venture agreement. Similarly our sponsor and its affiliates have some of the same executive officers and key real estate professionals as we do, and, as a consequence, these persons may face conflicts of interest in determining whether and which program or entity sponsored or by United Realty or its principals should enter into any particular joint venture agreement with us. These persons also may face a conflict in structuring the terms of the relationship between our interests and the interests of the co-venturer affiliated with our sponsor and in managing the joint venture. Any joint venture agreement or transaction between us and a co-venturer affiliated with our sponsor will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The co-venturer affiliated with our sponsor may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment.

Allocation of Investment Opportunities

We rely on our sponsor and the executive officers and other key real estate professionals at our advisor to identify suitable investment opportunities for us, with our advisor having primary responsibility for identifying suitable investments on our behalf. Generally, our advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies unless and until the opportunity is first presented to us, subject to certain exceptions. If we do not elect to pursue such investment opportunity, then such investment may be presented to the other programs. However, this obligation to present investment opportunities to us first does not apply to certain investment opportunities.

For so long as we are externally advised, our charter provides that it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “— Certain Conflict Resolution Measures.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other programs or entities sponsored or advised by United Realty or its principals own properties. In such a case, a conflict could arise in the leasing of properties if we and another program or entity sponsored or advised by United Realty or its principals were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties if we and another sponsored program or affiliated entity were to attempt to sell similar properties at the same time. See “Risk Factors — Risks Related to Conflicts of Interest.” Conflicts of interest also may exist at such time as we or our sponsor’s affiliates seek to employ developers, contractors, building managers or other third parties. Our sponsor and its affiliates will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our sponsor and its affiliates also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our sponsor and its affiliates cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Affiliates’ Time

As a result of their interests in other programs, their obligations to other investors and the fact that they engage in and they will continue to engage in other business activities on behalf of themselves and others, our executive officers and our sponsor face conflicts of interest in allocating their time among us and other programs and other business activities in which they are involved. In addition, many of the same key professionals associated with our sponsor have existing obligations to other investments or programs sponsored by principals of our sponsor and their respective affiliates. Our executive officers and the key professionals associated with our sponsor who provide services to us are not obligated to devote a fixed amount of their time to us, but our sponsor believes that our executive officers and the other key professionals have sufficient time to fully discharge their responsibilities to us and to the other business in which they are involved.

We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. Because we have not commenced operations, it is difficult to predict specific amounts of time an executive officer will devote to our company. We believe that Messrs. Frydman and Verschleiser will devote a substantial majority of their time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than as described above.

Receipt of Fees and Other Compensation by Our Sponsor and its Affiliates

Our sponsor and its affiliates receive substantial fees from us, which fees have not been negotiated at arm’s length. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our sponsor, some of whom also serve as our executive officers and directors and the key real estate professionals of our sponsor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with the advisor’s affiliates, including the advisory agreement and the property management agreement;
•	public offerings of equity by us, which will likely entitle the advisor to increased acquisition and asset management fees;
•	sales of properties and other investments to third parties, which entitle the advisor to disposition commissions and a possible subordinated share of annual cash flows;

•	acquisitions of properties and other investments, which through our advisor, entitle the advisor to acquisition fees and asset management fees, which acquisition fees are based initially on the cost of the investment, including costs related to loan originations, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to recommend riskier transactions to us or create an incentive for our advisor to recommend that we purchase assets at higher prices;
•	borrowings to acquire properties and other investments and to originate loans, which borrowings will generate financing coordination fees and increase the acquisition and asset management fees payable to the advisor; and
•	whether and when we seek to become self-managed, which could lead to our acquisition of entities affiliated with our advisor at a price resulting in substantial compensation to our advisor.

Conflicts with Respect to Sponsor Preferred Shares

As discussed elsewhere in this prospectus, we have issued to our sponsor 500,000 preferred shares, subsequently designated as Sponsor Preferred Shares. Under certain circumstances, these Sponsor Preferred Shares are convertible into Common Shares. Events permitting conversion of the Sponsor Preferred Shares include the listing of our Common Shares on a national securities exchange, or our sale or transfer of substantially all of our assets, stock or business, including a transfer through merger or similar business combination, and this includes a merger or similar business combination with another program organized (either previously or in the future) by our sponsor (although no such transaction is now contemplated), subject to required stockholder approval of the transaction. Thus, a merger or other business combination with another program organized by our sponsor could permit our sponsor to convert its Sponsor Preferred Shares into Common Shares subject to required stockholder approval of the transaction.

Each preferred share subsequently designated as a Sponsor Preferred Share was issued in exchange for $0.10 per share. There are no dividends payable on the Sponsor Preferred Shares. Under certain circumstances the Sponsor Preferred Shares may be converted into Common Shares, thereby resulting in dilution of the stockholders’ interest in us. If the Sponsor Preferred Shares were converted into Common Shares, our sponsor would own approximately 2.7% to 5.5% of the total number of Common Shares outstanding following the conversion in exchange for an aggregate payment of $50,000. As the sole manager of our advisor, our sponsor can influence both the timing and conversion of the Sponsor Preferred Shares and the resulting dilution of our other stockholders; however, any of these actions would require board approval.

Our sponsor also could cause our advisor to terminate our advisory agreement at any time and without cause upon 60 days’ prior written notice. In the event our sponsor, as the sole manager of our advisor, were to direct the termination of the agreement, it would trigger the conversion of the Sponsor Preferred Shares pursuant to our articles of incorporation. For a description of the Sponsor Preferred Shares see “Stock Ownership” and “Description of Shares.”

Our Board’s Loyalties to Current and Possibly to Future Programs sponsored by United Realty or its Principals

Some of our directors also may become directors of other programs sponsored by United Realty or its principals. The loyalties of our directors serving on the boards of these other entities or possibly on the boards of future programs sponsored by United Realty or its principals may conflict with the fiduciary duties they owe to us and may influence the judgment of our board when considering issues for us that also may affect other programs sponsored by United Realty or its principals, as follows:

•	We could enter into transactions with other programs sponsored by United Realty or its principals, such as property sales, acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by certain members of the board and their loyalties to other programs sponsored by United Realty or its principals.
•	A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by United Realty or its principals.

•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by United Realty or its principals.

Our Executive Officers and Some of Our Directors are Affiliates of Our Advisor and its Affiliates

Our executive officers, some of our directors, and the key real estate professionals at our advisor are also officers, directors, managers, key professionals or holders of a direct or indirect controlling interest in or for one or more of our advisor and our property manager. As a result, they have loyalties to each of these entities, and to their stockholders, members or limited partners. These loyalties may from time to time conflict with the fiduciary duties that they owe to us.

Valuation Conflicts

After the NAV pricing start date, the asset management fee paid to our advisor may be based on NAV, which the advisor is responsible for calculating. Appraisals and valuations of our properties and investments in real estate-related assets, which are used to calculate NAV, are estimates and may not correspond to the amount that may be realized by the company upon a sale of such. Our advisor may be motivated to establish NAV at higher amounts than amounts that could actually be realized upon a sale because higher NAV may result in higher compensation to the advisor.

We also will compensate the independent appraisers we engage to appraise our properties; however, such compensation must be approved by a majority of our independent directors and will be based on prevailing market terms, which will probably include a fixed fee based upon the number of appraisals plus out-of-pocket expenses.

Certain Conflict Resolution Measures

Independent Directors

In order to ameliorate the risks created by conflicts of interest, our charter provides that a majority of our board of directors will be independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our sponsor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in, another sponsored program will not, by itself, preclude independent-director status. Our charter authorizes our independent directors to act on any matter permitted under Maryland law. Both the board of directors and the independent directors must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the independent directors as a group to retain their own legal and financial advisors. Among the matters we expect the independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our sponsor’s affiliates, including the advisory agreement and the property management agreement;
•	public offerings of securities;
•	sales of properties and other investments;
•	investments in properties and other assets;
•	originations of loans;
•	borrowings;
•	transactions with affiliates;
•	compensation of our officers and directors who are affiliated with our advisor;
•	whether and when we seek to list our Common Shares on a national securities exchange;
•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our sponsor at a substantial price; and
•	whether and when we seek to sell the company or its assets.

Our board of directors, or a majority of the independent directors that constitute a majority of our board of directors, approves all proposed investments.

Restrictions on Competing Business Activities of Our Sponsor

Our advisor is required to use commercially reasonable efforts to present a continuing and suitable investment program to us that is consistent with our investment policies and objectives. Investment opportunities that are suitable for us also may be suitable for other programs sponsored by our sponsor or its principals. Generally, our advisor will not pursue any opportunity to acquire any real estate properties or real estate-related loans and securities that are directly competitive with our investment strategies, nor present such opportunities to other programs sponsored by our sponsor or its principals, unless and until the opportunity is first presented to us. However, this obligation to present investment opportunities to us first does not apply to certain investment opportunities. See “Conflicts of Interest — Our Sponsor’s Interests in Other Real Estate Programs — Allocation of Investment Opportunities.”

Other Charter Provisions Relating to Conflicts of Interest

In addition to mandating a majority of independent directors, our charter contains many other restrictions relating to conflicts of interest, including the following:

Advisor Compensation.  Our independent directors evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The independent directors supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation is based on the following factors as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees and any other compensation, including stock-based compensation, if any, paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;
•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets and net income and the fees and expenses of other comparable unaffiliated REITs;
•	the success of our advisor in generating appropriate investment opportunities;
•	the rates charged to other companies, including other REITs, by advisors performing similar services;
•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;
•	the quality and extent of service and advice furnished by our advisor and its affiliates;
•	the performance of our investment portfolio; and
•	the quality of our portfolio relative to the investments generated by our advisor and its affiliates for their own account and for their other clients.

Under our charter, we can only pay our advisor, a director, a sponsor or any affiliate thereof a disposition commission in connection with the sale of a property or other asset if such person provides a substantial amount of services in the effort to sell the property or asset. If a third-party broker is involved in the disposition and our advisor has provided a substantial amount of services in connection with the sale of the assets, our advisor may receive up to one-half of the brokerage commission paid so long as the commission paid to our advisor does not exceed 3% of the sales price of the property or other asset. If no brokerage commission to a third-party broker is paid, our advisor may receive a commission of up to 3% of the sales price of the property or other asset. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2% fee. Moreover, our charter also provides that the commission, when added to all other disposition commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition commission is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. If we were to sell an asset to an affiliate, our organizational documents prohibit us from paying our advisor a disposition commission. Before we sold an asset to an affiliate, our charter would require that a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction conclude that the transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the original issue price of the Common Shares, plus an amount equal to 6% of the original issue price of the Common Shares per year cumulative. Our advisory agreement sets a higher threshold for the payment of a subordinated share of annual cash flows than our charter requires. Under the advisory agreement, a subordinated share of annual cash flows may be paid only if the holders of Common Shares first receive a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. Any lowering of the threshold set forth in the advisory agreement would require the approval of a majority of our independent directors. The subordinated share of annual cash flows under the advisory agreement may derive from continuing operations or net sale proceeds; to the extent derived from continuing operations, it will count against the limit on “total operating expenses” described below.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that our independent directors conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, our charter limits origination fees and expenses we can incur to 6% of the funds advanced. This limit may only be exceeded if a majority of the board, including a majority of the independent directors, not otherwise interested in the transaction finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 1% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of our independent directors.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The independent directors or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. By “without penalty,” we mean that we can terminate our advisor without having to compensate our advisor for income lost as a result of the termination of the advisory agreement. However, upon termination of the advisory agreement, our sponsor will be entitled to convert its Sponsor Preferred Shares into Common Shares.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the board of directors, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the prior year. If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (a) the independent directors determine that such transaction is fair and reasonable, (b) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (c) the entity has conducted no business other than the financing, acquisition and ownership of the property and (d) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their respective affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their respective affiliates.

Other Transactions Involving Affiliates.  A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions, including sales and leases of our properties, between us and our advisor, any of our officers or directors or any of their respective affiliates, including any development services fees payable to such affiliates, are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Commencing twelve months after the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets and 25% of our net income, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. After the end of any fiscal quarter for which our total operating expenses exceed this 2%/25% limitation for the four fiscal quarters then ended, this fact will be disclosed in writing and sent to our holders of Common Shares within 60 days. This fact also may be disclosed on Form 8-K within 60 days of the end of the quarter. Included in such disclosure will be an explanation of the factors considered by our independent directors in determining that such an excess was justified. “Average invested assets” means for any period, the average of the aggregate book value of our assets (including lease intangibles invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies)) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, origination fees, acquisition and origination expenses (including expenses relating to potential investments that we do not close), disposition commissions on the resale of property and other expenses connected with the acquisition, origination, disposition and ownership of real estate interests, loans or other property (other than disposition commissions on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates.  We may issue options or warrants, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our advisor, our directors, our sponsor or any of its affiliates shall not exceed an amount equal to 10% of the outstanding Common Shares on the date of grant.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to our advisor, or our directors or officers or any of their respective affiliates in connection with our repurchase of our capital stock.

Loans.  We will not make any loans to our advisor, or to our directors or officers or any of their respective affiliates, except that we may make mortgage loans to such persons if an independent expert has appraised the underlying property. In addition, we will not borrow from these persons unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its respective affiliates.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by an independent registered public accounting firm;
•	the ratio of the costs of raising capital during the year to the capital raised;
•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;
•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;
•	a report from the independent directors that our policies are in the best interests of our holders of Common Shares and the basis for such determination; and
•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a stockholder, our advisor, our directors and officers and their respective affiliates must agree not to vote their shares regarding (a) the removal of any of these affiliates or (b) any transaction between any of them and us. In determining the requisite percentage in interest of shares necessary to approve any matter on which our advisor, our directors and any of their respective affiliates may not vote or consent, any shares owned by any of them will not be included.

Ratification of Charter Provisions.  Our board of directors and the independent directors have reviewed and ratified our charter by the vote of a majority of their respective members, as required by our charter.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. Our properties may be existing income-producing properties, newly constructed properties or properties under development or under construction. We also may seek to acquire assets from sellers who are distressed or who face time-sensitive selling deadlines, or from owners or institutions who have acquired assets through foreclosure. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

In order to meet our investment objectives we intend to embark on a dual strategy in building our portfolio. The first strategy will focus on acquiring existing stabilized cash-flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation. By pursuing both strategies simultaneously we believe we can most effectively achieve our desired investment objectives. In executing on our investment objectives we will consider the state of the current real estate and capital markets in the United States in conjunction with our views of likely future developments which will impact on both the real estate and capital markets in the United States.

We are currently in a period of historically low interest rates, which we believe provides a unique opportunity to for us to finance our acquisitions with low cost fixed-rate debt financing. It is our view that the current interest rate environment will remain stable over the short term based on pronouncements from the Federal Reserve Bank. However, based on global sovereign debt concerns and our view of where the capital markets will need to stabilize in the long term, we believe that interest rates will rise in the medium term. We also anticipate that while there is limited risk of inflation in the short term, given historic business cycles, inflation is likely to increase once the current low interest rate environment ends. Therefore, with respect to our strategy of acquiring stable, in-place cash-flowing assets, we perceive a unique opportunity to finance such assets with historically low interest rate financing as a way to effect a positive impact on cash flow, and, based on the length of term for which we are able to fix such interest rates, any assumable financing may be viewed by a potential purchaser as an attractive opportunity when we elect to exit such a transaction. Since we also believe that, on a longer term, inflation should play a significant role in the valuation of real estate assets, we will be focusing on acquiring properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore, we will generally not seek to acquire properties which are fully leased with fixed rents which are not adjustable in the event of inflation, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties.

At the same time, we will be pursuing our second strategy of acquiring assets which we believe, because of their property-specific characteristics or their market characteristics, may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets which we believe show high growth potential or that are available from distressed sellers which present appropriate investments for us. We anticipate that typically, such assets will not have stable cash flows upon acquisition, and will generally require additional investment in the execution of a value-added strategy developed specifically for that asset, which is intended to provide significantly higher returns, and which generally will provide us with opportunities to realize growth in the value of such assets upon the sale or refinancing of such assets. We expect that typically, we will seek to exit from these more opportunistic acquisitions once we have achieved our intended goals, rather than continue to hold such assets for a longer term. This strategy involves more risk than real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree or employ more conservative investment strategies, and we believe that we have a potential for a higher rate of return than comparable real estate programs.

Prior to acquiring an asset, our advisor will perform an analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period. Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us. We intend to employ our dual investment strategies, with a view towards generating current cash flow as well as realizing growth in the value of our assets and hedging against inflation. Our overall strategy will involve one or more of the following attributes:

•	Diversified Portfolio — Once we have invested substantially all the proceeds of this offering, we expect to have acquired a well-diversified portfolio based on property type, geography, investment strategy, tenant mix, lease expirations and other factors;
•	Growth Markets or Growth Opportunities — We expect that our properties either will be located in established or growing markets based on trends in population growth, employment, household income, employment diversification and other key demographic factors, or will be opportunities for value enhancement based on the need for recapitalization, repositioning or redevelopment; and
•	Discount To Replacement Cost — In the current acquisition environment, we expect to acquire properties at values based on current rents and at a substantial discount to replacement cost.

We intend to focus on maximizing stockholder value. Some of the key elements of our financial strategy include:

•	Seasoned Management — We will acquire and manage the portfolio through our advisor and its affiliates, including our sponsor’s seasoned team of nine professional managers with over 150 years of combined operating history and extensive knowledge and expertise in commercial real estate;
•	Property Focus — We will utilize a property-specific focus that combines intensive leasing plans with cost containment measures, with the expectation that it will deliver a solid and stable income stream;
•	Stable Dividend — We intend to make monthly distributions commencing after the first full month following the closing of the minimum offering of 200,000 Common Shares. While we will seek to make distributions from operating revenues, in some circumstances we may make distributions at least partially from sources such as the proceeds of this offering or borrowings. Distributions from such sources would reduce the funds available for investment in properties and would reduce the amount of distributions we could make in the future. For more information, see “Risk Factors — Risks Related to an Investment in United Realty Trust Incorporated”;
•	Prudent Leverage — We will target a prudent leverage strategy with an approximately 65% loan-to-value ratio on our portfolio (calculated once we have invested substantially all the offering proceeds), although our charter allows for a loan-to-value ratio on our portfolio as high as 75%, which may only be exceeded with the approval of a majority of our independent directors. We will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets;
•	Upside Potential — We expect our portfolio to have upside potential from a combination of lease-up, rent growth, cost containment and increased cash flow; and
•	Exit Strategy — We expect to sell our assets, sell or merge our company or list our company, within six to nine years after the end of this offering.

Our primary investment objectives are:

•	to provide you with stable cash distributions;
•	to preserve and protect your capital contribution;

•	to provide you with portfolio diversification;
•	to realize growth in the value of our assets upon the sale of such assets; and
•	to provide you with the potential for future liquidity through the sale of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange. See “— Exit Strategy — Liquidity Event.”

We intend to hold our assets for a period of three to six years from the termination of our initial public offering. We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life. Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of three to six years from the termination of our initial public offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund. Further, economic or market conditions may influence us to hold our investments for different periods of time.

As a result of our dual strategy and our flexibility to invest in a variety of types of real estate and real estate-related assets rather than in specific limited asset types, our intent to target assets with significant possibilities for near-term capital appreciation or higher current income, and our use of a higher degree of leverage, we believe that our investments have the potential to provide a rate of return superior to real estate programs that invest in a limited range of asset types, have a longer targeted holding period, utilize leverage to a lesser degree and/or employ more conservative investment strategies. In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange. For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return. Other factors also may cause us to modify our acquisition and investment policies.

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we intend to embark on a dual strategy in building our portfolio — one strategy will focus on acquiring existing stabilized cash flowing assets to support stable, consistent dividend distributions to our stockholders. The second strategy will focus on acquiring opportunistic assets which we can reposition, redevelop or remarket to create value enhancement and capital appreciation.

With respect to the first strategy we will invest primarily in existing, stabilized income-producing properties which have shorter-term leases or leases which provide for periodic increases through fixed rent increases or adjustment based on increases in the consumer price index, as a way to guard against potential inflation. Therefore we will generally not seek to acquire properties which are fully leased on a long-term basis with fixed-rents which are not adjustable in the event of inflation, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties. All of our investments will be in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real properties.

With respect to our second strategy we will invest primarily in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within three to six years from the termination of our initial public offering. We may acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value. Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns. We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties. We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties. Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices. All of our investments will be in the United States, to the extent feasible in the eastern United States, and we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.

In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to limitations on acquiring properties located outside of the United States, in land not yet approved for development, or in single-purpose properties, such as golf courses or specialized manufacturing buildings, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation. Our advisor uses modeling tools that our advisor believes will help us identify favorable property acquisitions and enable it to forecast growth. Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;
•	environmental reports;
•	surveys;
•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;
•	financial statements covering recent operations of properties having operating histories; and
•	title and liability insurance polices.

We will not purchase any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our sponsors, our directors or our advisor or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we will generally obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may acquire properties that are under development or construction, undeveloped land, options to purchase properties and other real estate assets. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments, which we discuss below under “— Investment Limitations.” We do not expect to invest in properties located outside of the United States, in land not yet approved for development, or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate-related loans and securities.

Other Real Estate and Real Estate-Related Loans and Securities

Although not our primary focus, we may, from time to time, make investments in other real estate properties and real estate-related loans and securities. We do not expect these types of assets to exceed 20% of the proceeds of this offering, assuming we sell the maximum offering amount. If we raise only the minimum offering amount or substantially less than our maximum offering and we acquire a real estate-related asset early in our offering stage, our investments in real estate-related loans and securities could constitute a greater percentage of our portfolio, although we do not expect those assets to represent a substantial portion of our assets at any one time. With respect to our investments in real estate-related assets, including mortgages, mezzanine, bridge and other loans, debt and derivative securities related to real estate and any non-controlling equity investments in other public REITs or real estate companies, we will focus primarily on investments in first mortgages secured by commercial properties. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we also will evaluate such investments based on the current income opportunities presented, as well as strategic purchases of debt where we believe that by purchasing such debt, we may be in a better position to acquire the real property securing the debt.

Real Estate Properties

We may invest in enhanced-return properties, which are higher-yield and higher-risk investments that may not be as well located or well occupied as the substantial majority of our properties. Examples of enhanced-return properties that we may acquire and reposition include: properties with moderate vacancies or near-term lease rollovers; poorly managed and positioned properties; properties owned by distressed sellers; and build-to-suit properties.

The purchase of any property type will be based upon the best interests of our company and our stockholders as determined by our board of directors and taking into consideration the same factors discussed above. Additionally, we may acquire properties that are under development or construction, undeveloped land, options to purchase properties and other real estate assets. In fact, we may invest in whatever types of interests in real estate that we believe are in our best interests.

Although we can purchase any type of interest in real estate, our charter does limit certain types of investments, which we discuss below under “— Investment Limitations.” We do not expect to invest in properties located outside of the United States, in land not yet approved for development, or in single-purpose properties, such as golf courses or specialized manufacturing buildings. We also do not intend to make loans to other persons (other than the loans described above), to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than interests in real estate properties and real estate-related loans and securities.

Investments in Equity Securities

We may make equity investments in other REITs and other real estate companies that operate assets meeting our investment objectives. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time.

Acquisition Policies

We intend to diversify our portfolio by geographic region, tenant mix, investment size and investment risk to achieve a portfolio of income-producing assets that provide a stable return for investors and preserve stockholders’ capital. We may make investments by acquiring single assets, portfolios of assets, other REITs or real estate companies, or debt secured by real estate.

Geography.  We intend to focus on properties located in the United States, with a primary focus on the eastern United States and on markets where we have an established market presence, or market knowledge and access to potential investments, as well as an ability to efficiently direct property management and leasing operations.

Our initial target markets will be growth markets with strong demographic growth, such as employment, household income, and economic diversity.

Additionally, our advisor may pursue properties in other markets demonstrating strong fundamentals, opportunities to acquire properties at prices below replacement cost, in properties with short-term leases that our advisor believes are poised to benefit from rental increases or longer term leases which are inflation protected by tying rental rate increases to the Consumer Price Index, or CPI, and in assets which we otherwise believe can meet our investment objectives. Economic and real estate market conditions vary widely within each region and submarket, and we intend to spread our portfolio investments across multiple sub-markets in the eastern United States.

Investment Size and Term.  We expect the majority of our investments will typically be more than $20 million; however, we may make investments above or below this amount to complement our portfolio and meet our investment objectives, and during the early phase of our investments, the typical investment will likely be significantly less than $20 million.

We intend to hold our properties for three to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation of properties. For six years following the initial effective date of our initial public offering, we may reinvest proceeds from the sale of our assets, subject to amounts to be paid to stockholders for their payment of taxes. Following such time period, we will not reinvest proceeds from the sale of our assets except to the extent necessary to preserve, repair or maintain our existing assets. We expect to sell our assets, sell or merge our company or list our company within six to nine years after the end of this offering. However, economic and market conditions may influence us to hold our investments for different periods of time.

Real Property Investment Considerations.  Our advisor will perform an in-depth review of each property acquired in the portfolio, including, but not limited to:

•	geographic location and property type;
•	condition and use of the property;
•	market growth demographics;
•	historical performance;
•	current and projected cash flow;
•	potential for capital appreciation;
•	presence of existing and potential competition;
•	prospects for liquidity through sale, financing or refinancing of the assets; and
•	tax considerations.

Conditions to Closing Real Property Investments.  Our advisor will perform a diligence review on each property that we purchase. As part of this review, our advisor will generally obtain an environmental site assessment for each proposed acquisition (which at a minimum will include a Phase I assessment). We will not close the purchase of any property unless we are satisfied with the environmental status of the property. Unless we determine that exigent circumstances exist, our property acquisitions also will be supported by an appraisal prepared by a competent, independent appraiser who is a member in good standing of the Appraisal Institute. Our investment policy currently provides that the purchase price of each property will not exceed its appraised value, if any, at the time we acquire the property. Appraisals, however, are estimates of value and should not be relied upon as measures of true worth or realizable value. We also will generally seek to condition our obligation to close the purchase of any investment on the delivery of certain documents from the seller or developer. Such documents may include, where available:

•	plans and specifications;
•	surveys;
•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;
•	title and liability insurance policies; and
•	financial statements covering recent operations of properties having operating histories.

Tenant Improvements.  We anticipate that tenant improvements required at the time we acquire a property will be funded from our offering proceeds. However, if a tenant of one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we may be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. We would expect to fund those improvements with offering proceeds, through third-party financings or working capital.

Terms of Leases.  We will generally seek to acquire properties where leases provide for periodic rent increases or provide for periodic adjustments based on the Consumer Price Index or other inflation based indices, except where leases are of shorter duration, or where our objectives may be achieved from other characteristics of such properties. We expect that the vast majority of the non-residential leases we enter into or acquire will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area maintenance and some building repairs. We also intend to include provisions in our non-residential leases that increase the amount of base rent payable at various points during the lease term or provide for the payment of additional rent calculated as a percentage of a tenant’s gross sales above predetermined thresholds. However, the terms and conditions of any leases we enter into may vary substantially from those described. To the extent material to our operations, we will describe the terms of the leases on properties we acquire by means of a supplement to this prospectus.

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases. These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. In addition, we may enter into leases with a TRS of ours with respect to certain hospitality properties. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term. Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term. Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue. We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of 95% of market rates or the existing rental rate at expiration. We expect our triple net leases will be for initial terms of ten years or more, and that any leases with TRSs would be for terms of five years, although we may have lease terms which differ in certain circumstances.

Multifamily Properties.  We may acquire and develop multifamily properties for rental operations as apartment buildings and/or for conversion into condominiums. In each case, these multifamily communities will meet our investment objectives and may include conventional multifamily properties, such as mid-rise, high-rise, and garden-style properties, as well as student housing and age-restricted properties (typically requiring at least one resident of each unit to be 55 or older). Specifically, we may acquire multifamily assets that may benefit from enhancement or repositioning and development assets. We may purchase any type of residential property, including properties that require capital improvement or lease-up to enhance stockholder returns. Location, condition, design and amenities are key characteristics for apartment communities and condominiums. We will focus on major metropolitan areas and other markets and submarkets that are deemed likely to benefit from ongoing population shifts and/or that are poised for high growth potential.

The terms and conditions of any apartment lease that we enter into with our residents may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for the specific type and use of the property in the geographic area where the property is located. In the case of apartment communities, such standardized leases generally have terms of one year or less. All prospective residents for our apartment communities will be required to submit a credit application.

Hospitality, Recreation and Leisure Properties.  We may also acquire hospitality and recreation and leisure properties that meet our investment strategies. Such investments may include limited-service, extended-stay and full-service lodging facilities as well as all-inclusive resorts. We may acquire existing hospitality properties or properties under construction and development. We expect to acquire hospitality properties with high growth potential achievable through various strategies, such as brand repositioning, market-based recovery or improved management practices. If we acquire lodging properties, we will lease the hotel to a TRS in which we may own a 100% ownership interest. Our TRS will engage a third party in the business of operating hotels to manage the property.

When making hospitality investments we may also acquire recreation and leisure properties, such as marinas, ski resorts and spa and health facilities located on or near the hotel or resort properties we acquire. We may purchase existing marinas and related facilities and, to a lesser extent, develop new marinas where suitable opportunities exist. We expect the marinas that we acquire to derive a substantial percentage of their revenues from the rental of boat slips and/or dry boat storage facilities. In addition, these marinas may offer amenities and facilities that supplement their principal sources of revenue pursuant to leases and/or subleases. Such amenities and facilities may include boat rentals and sales, boat trailer storage facilities and boat supplies and repair services. We will also consider acquiring ski resorts and their related real estate assets. The ski resorts that we may seek to acquire likely will be managed by operators who provide services such as the sale of lift tickets and passes, ski and snowboard lesson packages, equipment rental and repair outlets and food and beverage sales. We may also acquire health clubs, athletic training facilities, wellness centers and spa facilities located on or near any hotels or resorts we acquire.

Tenant Creditworthiness.  We will execute new tenant leases and tenant lease renewals, expansions and extensions with terms dictated by the current submarket conditions and the creditworthiness of each particular tenant. We will generally review relevant financial data collected from prospective tenants before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant. If our advisor determines it appropriate we may use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available. We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant. However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants. If our advisor deems it appropriate, we may use one or more industry credit rating services to determine the creditworthiness of potential tenants and personal guarantors or corporate guarantors of potential tenants. We will generally review relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

Real Estate-Related Loans and Securities Considerations.  Although not our primary focus, we may, from time to time, make or invest in mortgage, bridge or mezzanine loans, and other loans relating to real property, including loans in connection with the acquisition of investments in entities that own real property. Our criteria for investing in loans will be substantially the same as those involved in our investment in properties; however, we also will evaluate such investments based on the current income opportunities presented. When determining whether to make investments in mortgage and other loans and securities, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate properties and real estate-related loans and securities; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver high current income and attractive risk-adjusted total returns; the likelihood that by acquiring the loan we may be able to acquire the real property securing the loan, and other factors considered important to meeting our investment objectives.

We may acquire or retain loan servicing rights in connection with investments in real estate-related loans that we acquire or originate. If we retain the loan servicing rights, our advisor or one of its respective affiliates will service the loan or select a third-party provider to do so. We may structure, underwrite and originate some of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in loans.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by a governmental agency or another third party.

Acquisition of Properties from Our Affiliates

We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates, including acquisitions of real properties from our affiliates or programs sponsored by our sponsor. We also are not precluded from providing mortgage or other financing to joint ventures in which we are a joint venturer, or to our affiliates, including loans secured by properties owned by our affiliates. Any such acquisitions or loans will be approved consistent with the conflict of interest procedures described in this prospectus, including approval by a majority of the board of directors and a majority of the independent directors, and receipt of an independent third-party appraisal of the asset to be acquired or financed.

Joint Ventures/Co-Investments

We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We also may enter into joint ventures, partnerships and other co-ownership arrangements or participations with third parties as well as entities affiliated with our advisor for the purpose of obtaining interests in real estate properties and other real estate investments. We also may enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly restricting the diversity of our portfolio, allow us to potentially increase the return on invested capital, promote our brand name and increase market share and help us to obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate properties or real estate-related assets that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our investments.

We also will evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. If the potential joint venture partner is an affiliate of our advisor, we will only enter into such joint venture if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

We have not established the specific terms we will require in the joint venture agreements we may enter. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interests owned by other partners in the venture. With respect to any joint venture we enter, we expect to consider the following types of concerns and safeguards:

•	Our ability to manage and control the joint venture — we will consider whether we should obtain certain approval rights in joint ventures we do not control. For proposed joint ventures in which we are to share control with another co-venturer, we will consider the procedures to address decisions if there is an impasse.
•	Our ability to exit a joint venture — we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.
•	Our ability to control transfers of interests held by other partners to the joint venture — we will consider requiring consent provisions, a right of first refusal or forced redemption rights in connection with transfers.

Development and Construction of Properties

We may invest proceeds from the offering in properties on which improvements are to be constructed or completed. To help ensure performance by the builders of properties that are under construction, completion of such properties will generally be guaranteed at the contracted price by a completion bond or performance bond posted by the contractor and/or by major subcontractors to such project. Our advisor will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors. If we contract with our property manager for such projects we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See “Risk Factors —  General Risks Related to Investments in Real Estate.”

We expect to engage our property manager to provide construction management services or development services for some of our properties. We will pay a construction management fee or a development fee (but not both) in an amount of 2% of the cost of any construction or development that our property manager undertakes. We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent.

Borrowing Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some of or all our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 65% of the greater of the aggregate cost and the fair market value of our assets (calculated after the close of this offering). However, debt financing as high as 75% of the greater of the aggregate cost and the fair market value of our assets also would be within the range contemplated by our business plan, although the constraints imposed by the current debt market may result in leverage even below our 65% target percentage. There is no limit on the amount we may borrow for the purchase of any single asset. Our charter limits our borrowings to 75% of the greater of the aggregate cost (before deducting depreciation or other noncash reserves) and the fair market value of our assets. In addition, we may exceed the 75% limit if the majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowings to our stockholders in our next quarterly report with an explanation from the independent directors of the substantial justification for the excess borrowing. For example purposes only, substantial justification could be found by the independent directors: (a) if the value of our portfolio declined and new borrowings were necessary to repay existing obligations; (b) to pay sufficient distributions to maintain our REIT status; or (c) to buy a property where an exceptional acquisition opportunity presents itself and the terms of the debt and nature of the property are such that the debt does not materially increase the risk that we would become unable to meet our financial obligations as they became due. During the early stages of this offering, and to the extent financing in excess of our charter limit is available at attractive terms, we believe that the majority of our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

The form of our indebtedness may be long term or short term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our advisor will seek to obtain financing on our behalf on the most favorable terms available. For a discussion of the risks associated with the use of debt, see “Risk Factors — Risks Associated with Debt Financing.”

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

Certain Risk Management Policies

Credit Risk Management.  We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our advisor will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic and other types of concentrations to the extent consistent with our investment objectives, focus and policies, although we may concentrate assets geographically at certain times during our operational stage in order to obtain operating and management efficiencies. Our board of directors will monitor the overall portfolio risk and levels of provision for loss.

Hedging Activities.  Consistent with our intention to qualify as a REIT, we may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may elect to bear a level of interest rate risk that could otherwise be hedged when we believe, based on all relevant facts, that bearing such risk is advisable.

Equity Capital Policies

Our board of directors may amend our charter to increase or decrease the number of authorized shares of capital stock or the number of shares of stock of any class or series that we have authority to issue without stockholder approval. After your purchase in this offering, our board may elect to: (a) sell additional shares in this or future public offerings, (b) issue equity interests in private offerings, (c) issue shares to our advisor, or its successors or assigns, in payment of an outstanding fee obligation, (d) issue restricted Common Shares to our independent directors pursuant to our restricted share plan or (e) issue Common Shares to sellers of assets we acquire in connection with an exchange of limited partnership interests of the operating partnership. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair value of your Common Shares.

Disposition Policies

We expect to hold real property investments for three to six years, which we believe is likely to be the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. The period that we will hold our investments in real estate-related assets will vary depending on the type of asset, interest rates and other factors. Our advisor will develop a well-defined exit strategy for each investment we make, initially at the time of acquisition as part of the original business plan for the asset, and thereafter by periodically reviewing each asset to determine the optimal time to sell the asset and generate a strong return. The determination of when a particular investment should be sold or otherwise disposed of will be made after considering relevant factors, including prevailing and projected economic conditions, whether the value of the asset is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT. For six years following the initial effective date of our initial public offering, we may reinvest proceeds from the sale of our assets, subject to amounts to be paid to stockholders for their payment of taxes. Following such time period, we will not reinvest proceeds from the sale of our assets except to the extent necessary to preserve, repair or maintain our existing assets.

Exit Strategy — Liquidity Event

It is our intention to begin the process of achieving a liquidity event not later than six to nine years after the termination of this offering. A “liquidity event” could include a sale of all or substantially all of our assets, a sale or merger of our company or a listing of our Common Shares on a national securities exchange.

If we do not begin the process of achieving a liquidity event by the eighth anniversary of the termination of this offering, our charter requires either (a) an amendment to our charter to extend the deadline to begin the process of achieving a liquidity event, or (b) the holding of a stockholders meeting to vote on a proposal for an orderly liquidation of our portfolio.

If we sought and failed to obtain stockholder approval of a charter amendment extending the deadline with respect to a liquidity event, our charter requires us to submit a plan of liquidation for the approval of our stockholders. If we sought and failed to obtain stockholder approval of both such a charter amendment and such a plan of liquidation, we would continue our business. If we sought and obtained stockholder approval of such a plan of liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales would take account of the prevailing real estate and financial markets, the economic conditions in the submarkets where our properties are located and the U.S. federal income tax consequences to our stockholders. In making the decision to apply for listing of our Common Shares, our directors will try to determine whether listing our Common Shares or liquidating our assets will result in greater value for stockholders.

One of the factors our board of directors will consider when making the determination of whether to list our Common Shares on a national securities exchange is the liquidity needs of our stockholders. In assessing whether to list, our board of directors would likely solicit input from financial advisors as to the likely demand for our Common Shares upon listing. If, after listing, the board believed that it would be difficult for stockholders to dispose of their Common Shares, then that factor would weigh against listing. However, this would not be the only factor considered by the board. If listing still appeared to be in the best long-term interest of our stockholders, despite the prospects of a relatively small market for our Common Shares upon the initial listing, the board may still opt to list our Common Shares. The board and the independent directors also would likely consider whether there was a large pent-up demand to sell our Common Shares when making decisions regarding listing or liquidation. The degree of participation in our DRIP and the number of requests for repurchases under our share repurchase program at this time could be an indicator of stockholder demand to liquidate their investment.

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow in excess of 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) and the fair market value of assets owned by us, unless approved by a majority of the independent directors;
•	invest more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property, which we define as an equity interest in real property not acquired for the purpose of producing rental or other operating income and on which there is no development or construction in progress or planned in good faith to commence within one year;
•	make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;
•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;
•	make an investment in a property if the related acquisition fees, financing fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a loan, acquire or originate a loan if the related origination fees and expenses are not reasonable or exceed 6% of the funds advanced; provided, that in the case of a property or loan, the investment may be made if a majority of the independent directors determines that the transaction is commercially competitive, fair and reasonable to us;
•	acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable; provided, that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system), and; provided, further, that this limitation does not apply to: (a) real estate acquisitions effected through the purchase of all the equity securities of an existing entity, (b) investments in our wholly owned subsidiaries or (c) investments in asset-backed securities;
•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;
•	engage in underwriting or the agency distribution of securities issued by others;
•	issue equity securities on a deferred payment basis or similar arrangement;
•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;
•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•	issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described in the section “Description of Shares — Restrictions on Roll-up Transactions.”

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real estate or real estate-related assets. During this offering our advisor will be continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us. If we believe that a reasonable probability exists that we will acquire a specific property or other asset, whether directly or through a joint venture or otherwise, this prospectus will be supplemented to disclose the pending acquisition of such property. We expect that this will normally occur after the signing of a purchase agreement for the acquisition of a specific asset or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH TRANSACTION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED TRANSACTION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations so that the company and its subsidiaries are each exempt from registration as an investment company under the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or
•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. “Investment securities” do not include U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to conduct our operations so that the company and most, if not all, of its wholly and majority-owned subsidiaries owns or proposes to acquire “investment securities” having a value of not more than 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act; provided, that (a) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading in securities, and (b) on an unconsolidated basis except as otherwise provided no more than 45% of the value of its total assets, consolidated with the assets of any wholly owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly owned subsidiary (for the last four fiscal quarters combined), is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine the compliance of the company with Section 3(a)(1)(C) and the exemption provided in Rule 3a-1.

In addition, we believe that neither our company nor any of its wholly or majority-owned subsidiaries will be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because they will not engage primarily or propose to engage primarily, or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the company and its subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, the company and its subsidiaries expect to be able to conduct their respective operations such that none of them will be an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

We intend to conduct our operations so that neither we nor any of our wholly owned or majority-owned subsidiaries fall within the definition of “investment company” under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. For example, these restrictions may limit the ability of the company and its subsidiaries to invest directly in mortgage-related securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain asset-backed securities and real estate companies or in assets not related to real estate. Although we intend to monitor our portfolio, there can be no assurance that we will be able to maintain this exemption from registration for our company or each of our subsidiaries.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. Except as otherwise provided in our charter, our investment objectives and policies and the methods of implementing our investment objectives, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

VALUATION POLICIES

Valuation Guidelines; Calculation of NAV for Purposes of Our DRIP and Share Repurchase Program

Our board of directors will adopt valuation guidelines to be used in connection with valuing our properties and other real estate-related assets and liabilities and calculating NAV for purposes of our DRIP and share repurchase program. Valuations and calculations of NAV for purposes of our DRIP and share repurchase program will begin on the NAV pricing start date. Our advisor will administer our valuation guidelines. Our advisor will calculate the NAV based in part on the appraisals of our properties performed by the independent valuer and in accordance with the valuation guidelines established by our board of directors. Our board will monitor on an ongoing basis our advisor’s compliance with our valuation guidelines. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a redemption price and distribution reinvestment price for our Common Shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. We will engage KTR Valuation & Consulting Services, LLC, or KTR, a leading firm in the business of providing valuation advisory services and performing valuation analyses with respect to real estate assets and liabilities, to perform quarterly valuations of our portfolio and provide the metrics to be used in the calculation of NAV in the subsequent quarterly valuation, and such independent valuer (including any independent valuer selected by our board in substitution of a prior independent valuer) will not be affiliated with us or with our advisor or any of its or our affiliates. Along with any information available to the independent valuer based on its own contacts and experience, the independent valuer will have access to all information about our investment portfolio that the independent valuer deems relevant. Our advisor will use the independent valuer’s quarterly valuations as a basis for calculating NAV per Common Share for purposes of our DRIP and share repurchase program and will, in its discretion and as appropriate, consider other factors in calculating NAV, including, without limitation, the metrics provided by the independent valuer for the calculation of NAV. Our advisor will calculate the fair value of our assets based on appraisals performed by our independent valuer and in accordance with these principles. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among non-traded REITs for calculating NAV in order to establish a purchase and repurchase price. As a result, other non-traded REITs may use different methodologies or assumptions to determine NAV.

The board of directors will oversee our advisor’s NAV calculation and will review and approve the quarterly valuations and the metrics provided by the independent valuer for the calculation of NAV until the subsequent quarterly valuation. From time to time, our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (a) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (b) otherwise reasonably believes a change is appropriate for the determination of NAV. While the methodologies contained in the valuation guidelines will be designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), our advisor’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which our advisor may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. The board of directors also will have the right to replace the independent valuer at any time by majority vote, and the board of directors also will be required to approve any changes to our valuation guidelines.

At least quarterly, the board of directors will meet with representatives of the advisor and the independent valuer to receive their recommendations and to evaluate whether the valuation complies with our valuation guidelines. In the exercise of its business judgment, our board of directors will have sole discretion to accept or revise the quarterly valuation, and the board of directors will be ultimately and solely responsible for the determination of value. The board of directors may elect to engage additional valuation firms to review the valuation. In special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, our advisor and, to the extent of the independent valuer’s responsibilities with respect to the valuation of our real properties, the independent valuer, may apply alternative methodologies; provided, that our advisor and, if applicable, the independent valuer, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of the our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.

Calculation of NAV and NAV Per Common Share for Purposes of our DRIP and Share Repurchase Program

Commencing on the NAV pricing start date, in accordance with the valuation guidelines, our advisor will calculate our NAV for purposes of our DRIP and share repurchase program after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Changes in our daily NAV will reflect factors including, but not limited to, our portfolio income, interest expense and unrealized/realized gains (losses) on assets, and accruals for the asset management fee. The portfolio income will be calculated and accrued on the basis of data extracted from (a) the annual budget for each property and at the company level, including organization and offering expenses incurred following the offering commencement date and certain operating expenses, (b) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (c) material property acquisitions and dispositions occurring during the month. For the first month following the NAV pricing start date, we will calculate and accrue portfolio income with respect to our properties based on their performance prior to the NAV pricing start date, and using the most recent valuation of each property. Commencing on the NAV pricing start date, for the first month following a property acquisition, we will calculate and accrue portfolio income with respect to such property based on its performance before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. Thereafter, on an ongoing basis, our advisor will adjust the accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. The daily accrual of portfolio income also will include reimbursements to our advisor and dealer manager for organization and offering expenses incurred prior to the offering commencement date and paid on our behalf. Under GAAP, we would be required to recognize organization costs and acquisition fees and expenses as an expense when incurred, and offering costs as a reduction of equity. However, solely for purposes of calculating our NAV for purposes of our DRIP and share repurchase program, such organization and offering costs and acquisition fees and expenses will be amortized over a five-year period and a proportionate amount will be deducted on a daily basis. After subtracting such liabilities from the value of the operating partnership’s assets, our advisor will multiply that amount by our percentage ownership interest in the operating partnership. Following the allocation of income and expenses as described above, NAV will be adjusted for reinvestments of distributions, repurchases of Common Shares, and expense accruals to determine the current day’s NAV. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date.

The below tables are a hypothetical calculation illustrating the factors that are likely to impact our NAV calculation for Common Shares for purposes of our DRIP and share repurchase program. This illustration assumes that the calculation occurs on a day which is not a distribution adjustment date and on which there are no reinvestments of distributions. If such hypothetical day were a distribution adjustment date, the adjustment to reflect the accrued distributions would reduce our NAV for purposes of our DRIP and share repurchase program. The below tables assume that we have 100,000,000 Common Shares issued and outstanding with assets of $2,000,000,000, and that the redemption value of the Institutional Preferred Shares is $. The amounts shown in the table below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance:

NAV
Beginning NAV on Hypothetical Trading Day (per Common Share)	$500,000,000 ($10.00)
Daily Activity:
Accrual of Portfolio Revenue(1)	200,000
Accrual of Asset Management Fee(2)	13,698
Accrual of Other Expenses	80,000
Accrual of Organizational and Offering Expenses	20,000
Unrealized/Realized Gains (Losses) on Assets and Liabilities	0
NAV Before Distribution Reinvestments and Redemptions of Common Shares (per Common Share)	500,086,302 ($10.0017)
Distribution Reinvestments	0
Redemptions of Common Shares	5,000
Ending NAV on Hypothetical Trading Day (per Common Share)	500,081,302 ($10.0016)

(1)	Assumes accrual of portfolio revenue of $300,000.
(2)	Accrued asset management fee of $13,698 allocated on a daily basis to Common Shares. Selling commissions and the dealer manager fee do not accrue because they are paid for by the purchaser at the time of sale.

Limits on the Calculation of Our NAV Per Common Share

Although our primary goal in establishing our valuation guidelines is to produce a valuation that represents a reasonable estimate of the market value of our investments, or the price that would be received upon the sale of our investments in market transactions, for purposes of our DRIP and share repurchase program, our independent valuer will use methodologies based on judgments, assumptions and opinions about future events that may or may not prove to be correct, and if different judgments, assumptions or opinions were used, a different estimate would likely result. Furthermore, our NAV per Common Share that is published for purposes of our DRIP and share repurchase program commencing on the NAV pricing start date may not fully reflect certain extraordinary events because we may not be able to quantify the financial impact of such events on our portfolio right away. Our advisor will monitor our portfolio between valuations to determine whether there have been any extraordinary events that may have materially changed the estimated market value of the portfolio. We will announce any such extraordinary events and our advisor will analyze the impact of such extraordinary event on our portfolio and determine any appropriate adjustment to be made to our NAV. We will not, however, retroactively adjust NAV. To the extent that the extraordinary events may result in a material change in value of a specific property, our advisor or board of directors will order a new appraisal of such property, which will be prepared by the independent valuer. It is not known whether any resulting disparity will benefit redeeming or non-redeeming stockholders, or stockholders electing or not electing to participate in our DRIP.

Valuation of Our Properties

Wholly Owned Properties

Commencing on the NAV pricing start date and at the beginning of each calendar year thereafter, our advisor will develop a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal. Appraisals will be performed in accordance with the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The

Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Our independent valuer will generally perform the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our independent valuer will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuer has confirmed the reasonableness of such appraisal.

Commencing on the NAV pricing start date, newly acquired wholly owned properties will initially be valued at cost and thereafter will join the quarterly appraisal cycle during the first full quarter in which we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the quarterly appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values.

Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset. Real estate appraisals will be reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that also may be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuer involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Properties Held Through Joint Ventures

Properties held through joint ventures will be valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Interim Valuations

Wholly owned properties and joint ventures may be valued more frequently than quarterly if our advisor believes that the value of a wholly owned property or joint venture has changed materially since the most recent quarterly valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a wholly owned property to change materially. Upon the occurrence of such a material event and; provided, that our advisor is reasonably aware that such event has occurred, our advisor will promptly notify our independent valuer and request that the independent valuer promptly provide an estimate of the change in value of the property. Once the independent valuer has communicated the estimate of property value to our advisor, our advisor will include the revised value in our daily NAV calculation. In addition, the independent valuer, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the advisor. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by our advisor that a material change has occurred and the financial effects of such change will be quantifiable by the independent valuer. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit redeeming or non-redeeming stockholders, or to stockholders who elect or do not elect to participate in our DRIP, depending on whether our published NAV per Common Share for such class is overstated or understated.

Valuation of Real Estate-Related Loans and Securities

Real estate-related loans and securities that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, mortgage loans, bridge loans and mezzanine loans. Commencing on the NAV pricing start date, in general, real estate-related assets will be valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, as applicable, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as bonds and shares issued by public REITs) that are not restricted as to salability or transferability will be valued by our advisor on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our advisor may adjust the value of publicly traded debt and equity real estate related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and, commencing on the NAV pricing start date, will be revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Mortgage Loans, Mezzanine Loans and Bridge Loans

Individual investments in mortgages, mezzanine loans and bridge loans will be valued by our advisor at our acquisition cost and may be revalued by our advisor from time to time. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private mortgage loans.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets include credit-rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily by our advisor.

Review of and Changes to Our Valuation Guidelines

Our advisor will review our valuation guidelines and methodologies with our board of directors at least quarterly. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

Valuation of Our Real Estate Liabilities

Our advisor also will estimate the market value of our real estate-related liabilities by using-industry accepted methodologies. For example, mortgage loans collateralized by our real estate will usually be valued by comparing the differences between the contractual loan terms and current market loan terms, which usually involves the present value of any outstanding payments and maturity amount at a market based interest rate. The interest rate will reflect associated risks, including loan-to-value ratio, remaining term, the quality of the collateral and credit risk. Our advisor may base its determination on the independent valuer or other independent valuers in making this determination.

Operating Income

We will receive operating income from our investments intermittently, not daily. Therefore, we will estimate our net operating income rather than applying it when we actually receive it, and assume that we have earned (accrued) a proportionate amount on a daily basis. We will adjust the estimates based on our receipt of items of income and incurrence of expenses, but stockholders bear the risk that, until such adjustment, our net assets could be under- or over-valued.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We are a newly organized Maryland corporation that intends to invest primarily in interests in real estate located in the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. We plan to diversify our portfolio by investment size and investment risk with the goal of attaining a portfolio of income-producing real estate and real estate-related assets that provide stable returns to our investors. Assuming we sell the maximum offering amount, we intend to allocate approximately 80% of our portfolio to real estate properties and approximately 20% to real estate-related loans and securities, which may include the equity securities of other REITs and real estate companies, assuming we sell the maximum offering amount. We do not expect our non-controlling equity investments in other public companies to exceed 5% of the proceeds of this offering, assuming we sell the maximum offering amount. If we raise only the minimum offering amount or substantially less than our maximum offering and we acquire a real estate-related asset early in our offering stage, our investments in real estate-related loans and securities could constitute a greater percentage of our portfolio, although we do not expect those assets to represent a substantial portion of our assets at any one time. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not commenced operations nor have we identified any properties or other investments in which there is a reasonable probability that we will invest.

United Realty Advisors LP, an affiliate of our sponsor, is our advisor. As our advisor, United Realty Advisors LP will be responsible for coordinating the management of our day-to-day operations and for identifying and making investments in real estate properties on our behalf, subject to the supervision of our board of directors.

We expect that a substantial majority of our real properties will be managed and leased by URA Property Management LLC, a Delaware limited liability company wholly owned by our sponsor. The property manager also may engage third parties for certain management or leasing services. Services to tenants that would threaten the qualification of the rents from such property as rents from real property will be provided by a TRS or an independent contractor from whom we would receive no income.

We intend to make an election to be taxed as a REIT under the Code, beginning with the taxable year ended December 31, 2012. If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT beginning with our taxable year ended December 31, 2012 and we intend to continue to operate so as to remain qualified as a REIT thereafter.

On         , 2012, we commenced a private offering to accredited investors of up to $     in shares of our Institutional Preferred Shares, subject to an option to increase the offering to up to $     in Institutional Preferred Shares. The private offering will terminate on the effective date of the registration statement. As of        , 2012, we have received aggregate gross offering proceeds, net of certain discounts, of approximately $     million from the sale of Institutional Preferred Shares in the private offering. The Institutional Preferred Shares will be convertible in whole or in part into Common Shares after the first anniversary of the final closing of the private offering on a one-for-one basis. The purchase price is at a discount from the public offering price of our Common Shares pursuant to this offering, and this results in dilution of our stockholders’ interest in us.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist, as of November 25, 2011, of $250,000 cash and cash equivalents. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any Common Shares in this offering unless we sell a minimum of 200,000 Common Shares to persons who are not affiliated with us or our sponsor. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 65% of the greater of the aggregate cost and the fair market value of our real estate investments (calculated after the close of this offering) plus the greater of the aggregate cost and the fair market value of our other assets, but it may be as high as 75% of the greater of the aggregate cost and the fair market value of our real estate investments (calculated after the close of this offering) plus the greater of the aggregate cost and the fair market value of our other assets. Our charter does not limit us from incurring debt until our borrowings would exceed 75% of the greater of the aggregate cost (before deducting depreciation or other non-cash reserves) and the fair market value of our assets, though we may exceed this limit under certain circumstances. During the early stages of this offering, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and dealer manager fee. During this stage, we also will make payments to our advisor for reimbursement of certain other organization and offering expenses. However, we will not reimburse our advisor for other organization and offering expenses to the extent that our total payments for other organization and offering expenses would exceed 2% of the total offering price paid by investors as of the end of the offering. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Compensation Table.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our independent directors.

We intend to elect to be taxed as a REIT and to operate as a REIT beginning with our taxable year ended December 31, 2012. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code. We have not established a minimum distribution level.

Results of Operations

We were incorporated in the State of Maryland on November 8, 2011 and, as of the date of this prospectus, we have not commenced operations. We expect to use substantially all the net proceeds from this offering to invest in interests in real estate located in the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. In addition, we may invest in other real estate-related assets depending on real estate market conditions and investment opportunities that our board of directors determines are in the best interests of our stockholders. We will not commence any significant operations until we have sold a minimum of 200,000 Common Shares to persons who are not affiliated with us or our sponsor.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. Our accounting policies have been established to conform with GAAP. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation and Amortization.  Investments in real estate will be carried at cost and depreciated using the straight-line method over the estimated useful lives. Third-party acquisitions costs will be expensed as incurred. Repair and maintenance costs will be charged to expense as incurred and significant replacements and betterments will be capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. We will consider the period of future benefit of an asset to determine its appropriate useful life. Costs directly associated with the development of land and those incurred during construction will be capitalized as part of the investment basis. We anticipate the estimated useful lives of our assets by class to be generally as follows:

Buildings	30 years
Building improvements	30 years
Land improvements	15 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures and equipment	5 – 7 years

Real Estate Acquisition Accounting.  In accordance with Statement of ASC 805, Business Combinations, or ASC 805, we will record real estate, consisting of land, buildings and improvements, at fair value. We will allocate the cost of an acquisition to the acquired tangible assets, identifiable intangibles and assumed liabilities based on their estimated acquisition-date fair values. In addition, ASC 805 requires that acquisition costs be expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period be recorded to income tax expense.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up. Acquired in-place lease value will be amortized to expense over the average remaining non-cancelable terms of the respective in-place leases.

We will assess the acquisition-date fair values of all tangible assets, identifiable intangibles and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any recorded above-market or below-market lease values as a reduction or increase, respectively, to rental income over the remaining non-cancelable terms of the respective lease, not including renewals.

We will estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, management will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods.

We will amortize the value of in-place leases to depreciation and amortization expense over the remaining average non-cancelable term of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangibles and assumed liabilities will require us to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate estimates would result in an incorrect valuation of our acquired tangible assets, identifiable intangibles and assumed liabilities, which would impact the amount of our net income.

Impairment of Real Estate and Related Intangible Assets.  We will monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may be impaired. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may be greater than fair value, we will assess the recoverability, considering recent operating results, expected net operating cash flow, and plans for future operations. If, based on this analysis of undiscounted cash flows, we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets, we would record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets as defined by ASC 360, Accounting for the Impairment or Disposal of Long-Lived Assets. Particular examples of events and changes in circumstances that could indicate potential impairments are: significant decreases in occupancy, rental income, operating income and market values.

Real Estate Loans Receivable

Real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan was deemed to be impaired, we would record a reserve for loan losses through a charge to income for any shortfall.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and we will include amounts expected to be received in later years in deferred rents. Our policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred. We will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

We will make estimates of the collectability of our tenant receivables related to base rents, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

We will recognize gains on sales of real estate pursuant to the provisions of ASC 605-976, Accounting for Sales of Real Estate, or ASC 605-976. The specific timing of a sale will be measured against various criteria in ASC 605-976 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument utilizing the effective interest method. Under the effective interest method, interest expense is recognized at a constant yield based on the increasing or decreasing carrying value of the loans. The total interest expense for each period is the carrying value of the loans at the start of the period multiplied by the effective interest rate. The amount of amortization of the loan discount or premium is the difference between the effective interest expense for the period and the accrued stated interest. As the carrying amount changes each period by the amount of amortized discount or premium, interest expense either increases (for discounts) or decreases (for premiums) over the life of the loans. Fees related to any buydown of the interest rate will be deferred as prepaid interest.

Distribution Policy

We expect to authorize distributions based on daily record dates that will be paid on a monthly basis beginning the first calendar month after the calendar month in which we make our first real estate investment. Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to proceeds from this offering or from the issuance of securities in the future, or to third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of this offering to pay distributions.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Funds From Operations and Modified Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment has been incurred. If the carrying, or book, value exceeds the total estimated undiscounted future cash flows, an impairment charge is recognized to reduce the carrying value to fair value. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated fair value and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed elsewhere in this prospectus, we will use the proceeds raised in the offering to acquire properties, and intend to begin the process of achieving a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of the company or another similar transaction) within six to nine years of the completion of the offering. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses, and therefore such funds will not be available to distribute to investors will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property negatively impact our operating performance during the period in which properties are acquired and. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance. As disclosed elsewhere in this prospectus, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of Common Shares in this offering, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore,

FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a Common Share is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted in the calculation of FFO and MFFO:

NET LOSS TO FFO/MFFO RECONCILIATION

Net income (loss)
Depreciation and amortization
FFO
Acquisition fees and expenses(1)
Amortization of above or below market leases and liabilities(2)
Straight-line rent(3)
Accretion of discounts and amortization of premiums on debt investments
Mark-to-market adjustments(4)
Non-recurring gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(5)
MFFO

*	Impairments and related footnote relating to impairments to be added, if applicable.
(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. Acquisition fees and expenses will not be reimbursed by our advisor if there are no further proceeds from the sale of Common Shares in this offering, and therefore such fees will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.
(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.
(4)	Management believes that adjusting for mark-to-market adjustments is appropriate because they are non-recurring items that may not be reflective of ongoing operations and reflects unrealized impacts on value based only on then-current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly or annual basis in accordance with GAAP.
(5)	Management believes that adjusting for fair value adjustments for derivatives provides useful information because such fair value adjustments are based on market fluctuations and may not be directly related or attributable to our operations.

Quantitative and Qualitative Disclosures About Market Risk

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or rates. We currently do not have any long-term debt, but anticipate incurring long-term debt in the future. Our interest rate risk management objectives with respect to our long-term debt will be to limit the impact of interest rate changes in earnings and cash flows and to lower our overall borrowing costs. To achieve these objectives, from time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.

U.S. Federal Income Taxes

We intend to elect to be taxed as a REIT under the Code and intend to operate as such beginning with our taxable year ended December 31, 2012. We expect to have little or no taxable income prior to electing REIT status. In order to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. As a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. If we fail to remain qualified for taxation as a REIT in any subsequent year after electing REIT status and do not qualify for certain statutory relief provisions, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify as a REIT. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

PRIOR PERFORMANCE SUMMARY

The narrative summary discusses prior investments sponsored by Jacob Frydman and Eli Verschleiser, the principals of United Realty Advisor Holdings, LLC or our Sponsor, for (a) all programs sponsored by Mr. Frydman or Mr. Verschleiser regardless of the investment objectives of such investments, and (b) for their own accounts. The information set forth is current as of December 31, 2011, except where a different date is specified. You are strongly encouraged to carefully read the section captioned “Prior Performance of Affiliates of Our Sponsor — Recent Adverse Business Developments” below for recent adverse developments that have occurred and may continue to occur that are not reflected in the tabular information included in this prospectus, including current and potential loan defaults and other adverse developments.

For purposes of this summary and the tables included in this Prospectus, we have divided the information into two separate sections. One section deals with the investment performance of Mr. Frydman and his affiliates, and the other section deals with the performance of Mr. Verschleiser and his affiliates. Each of these sections contain a discussion dealing with the non-public real estate investment programs sponsored by Messrs. Frydman and Verschleiser and their affiliates which raised funds from outside investors during the 10 years ended December 31, 2011. These investments are referred to as “non-public program properties.” Additionally, the section discussing the investment performance of Mr. Frydman contains a discussion that deals investments made for his own account. These investments are referred to as “non-program properties.”

The information contained herein is included solely to provide prospective investors with background to be used to evaluate the real estate experience of our sponsor and its affiliates. The information summarized below is set forth in greater detail in the Prior Performance Tables included in this Prospectus. Investors should direct their attention to the Prior Performance Tables for further information regarding the prior performance of the sponsor and its affiliates. In addition, as part of our registration statement, we have filed with the Securities and Exchange Commission certain tables which report more detailed information regarding property acquisitions by prior programs.

THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS AND PROPERTIES SPONSORED BY THE TWO PRINCIPALS OF OUR SPONSOR OR THEIR RESPECTIVE AFFILIATES OVER THE PERIODS LISTED THEREIN. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN UNITED REALTY TRUST INCORPORATED, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

Our Sponsor

Our business is managed by United Realty Advisors, L.P., or our advisor, an affiliate of United Realty Advisors Holdings, LLC, or our sponsor. Our sponsor is owned and controlled by Messrs. Frydman and Verschleiser. Mr. Frydman is the Chairman of our board of directors and Chief Executive Officer of the Company. Mr. Verschleiser is a member of our board of directors and President of the company. Our advisor is controlled by our sponsor, which is the sole manager of URTI GP, LLC, the general partner of our advisor.

Jacob Frydman

Mr. Frydman has more than 30 years experience in developing and investing in real estate, infrastructure and business transactions. He has extensive experience investing in a wide variety of commercial property types, including office, industrial, retail, hospitality, multifamily and age-restricted residences, and in other real estate-related assets. Mr. Frydman has been involved in many facets of the real estate business, and has invested across many real estate asset classes, including existing income-producing properties, newly constructed properties and properties which he has acquired for development or construction. Mr. Frydman has executed on a variety of investment strategies, including core, value-added, and opportunistic investment strategies.

Since 1996, Mr. Frydman and his affiliates have purchased 27 properties for an acquisition consideration of more than $261,000,000. These acquisitions include over 5 million square feet of existing, primarily commercial property, and over 1,000 acres of land slated for strategic development. In addition to these acquisitions, Mr. Frydman has participated as a principal in over $1 billion of real property and infrastructure transactions, including transactions not yet closed, and development transactions which have not completed development. The properties encompass a broad range of uses; including office, office condominium, shopping center, industrial, distribution, medical facilities, parking, senior housing, student housing, golf course communities, apartment projects, land developments and planned unit development, or PUD sites.

Non-Public Program Properties

Of the 27 properties purchased by Mr. Frydman and his affiliates since 1996, 12 properties were purchased through 12 non-public programs comprising of 177 investors. Mr. Frydman and his associates purchased these properties at an aggregate purchase price of $144,340,143 (consisting of $25,917,003 in equity and $157,172,269 in debt), and which comprised over 1.5 million square feet of commercial property and over 700 acres of land for development. As a percentage of the aggregate purchase price, 16% of the non-public program properties acquired were residential, inclusive of student housing properties and senior assisted living/medical properties, 64.4% were retail, 0% were industrial, and 19.6% were office. In addition, as a percentage of the aggregate purchase price, 0% of the properties acquired were new, 95.7% were used, and 4.3% were construction. Of these properties, 43.4% have been sold as of December 31, 2011. Mr. Frydman has developed residential projects, urban retail projects, suburban office buildings, medical office buildings, financial center office buildings, active adult communities, residential projects, senior housing, student housing, assisted living and specialized dementia care facilities.

The investment objectives of the non-public program properties, which were capital appreciation with a secondary objective of income, differ from those of the company, which are stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale, and the potential for future liquidity. The non-public programs also differ from those of ours in that: (i) a substantial portion of the Mr. Frydman's returns have come from refinancing proceeds and sales proceeds; (ii) Mr. Frydman utilizes more leverage than is applicable to us; (iii) the non-public program properties’ owning entities generally do not pay any acquisition fees, asset management fees or other fees which we do pay; (iv) in some cases these properties were leased to affiliates of the ownership entities; and (v) the non-public program properties owning entities' operational documents generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to us.

Narrative Summary of Non-Public Program Property Acquisitions for the period 2002-2011

In 2002, an affiliate of Mr. Frydman acquired a partially developed 950 unit residential gated golf course community in Ocala, Florida. An affiliate of Mr. Frydman also acquired the Plaza at Sawmill Place, a 194,754 square foot retail center located in Columbus, Ohio.

In 2005, an affiliate of Mr. Frydman acquired a 47,000 square foot, 64 unit student residential building in Brooklyn, New York.

In 2006, affiliates of Mr. Frydman acquired three shopping centers: a 125,719 square foot retail center in Mount Airy, North Carolina, a 304,300 square foot community shopping center in Houston, Texas, and a 204,070 square foot neighborhood center located in Inverness, Florida.

Since 2007 Mr. Frydman and his affiliates have sponsored two non-public programs, which have purchased two properties, and as of December 31, 2010 had 50 aggregate investors. The properties consisted of one office building in Augusta, Maine and one shopping center in Medina, Ohio. As a percentage of acquisition costs, 71.37% of the non-public program properties acquired are shopping center properties, and 28.63% are office building properties. None of the non-public program properties included in such figures were newly constructed. All properties were pre-existing buildings, although some renovations and tenant improvements were completed subsequent to purchase. Mr. Frydman and his affiliates have financed these properties primarily with institutional first mortgages. As of December 31, 2010, Mr. Frydman and his affiliates have raised $5,964,000 in these non-public programs that have acquired interests in these properties with acquisition prices totaling $30,575,550, consisting of $25,440,000 in debt. The cumulative capital advanced or contributed for non-public program properties (both investors and Mr. Frydman’s affiliates) was $5,964,000 at December 31, 2010; $5,964,000 at December 31 2009; $5,964,000 at December 31, 2008; and $5,964,000 at December 31, 2007.

Each non-public program is similar to our program in that they invested in similar property types (shopping center, and office properties). These programs have similar investment objectives to ours, in that the primary objective is generating current income with a secondary objective of capital appreciation. However, these programs differ from our company in that (i) our sponsor’s principals utilize more leverage than applicable to us; and (ii) these non-public program properties’ owning entities have operational documents that generally do not contain the prohibitions of self-dealing activities and the operational and investment limitations that are applicable to us.

As of December 31, 2010, the aggregate acquisition cost for the program properties acquired since 2007 is approximately $30,575,550 (this number represents the total acquisition cost of these properties, and does not necessarily represent the current fair market value of such properties). The cumulative capital advanced in the program properties is approximately $5,964,000. For the period January 1, 2007 through December 31, 2010, the program properties owned by Mr. Frydman and his affiliates made aggregate cash distributions from operations, sales and refinancing proceeds of approximately $3,018,478, which represents 58.77% as a percentage of cumulative capital invested in these properties, as of December 31, 2010. Average cash distributed per year for the last five years as a percentage of cumulative capital invested in all program properties operating from January 1, 2007 to December 31, 2010 was 11.75% per year. Based upon appraisals and internal management valuations we believe that the value of the equity in these program properties is in excess of the cumulative capital advanced.

Non-Program Properties

Of the 27 properties purchased by Mr. Frydman and his affiliates since 1996, Mr. Frydman purchased 15 properties for his own account. These property acquisitions, for which the contract purchase price plus acquisition fees totaled $117,632,878 (consisting of $19,489,249 in equity and $124,770,000 in debt), included over 3.6 million square feet of primarily commercial property and over 200 acres of land for development.

Narrative Summary of Non-Program Property Acquisitions for the Period 2002-2011

In 2002, an affiliate of Mr. Frydman acquired land in New York City, containing a 250,000 square foot building with 250,000 square feet of undeveloped air rights.

In 2003, an affiliate of Mr. Frydman acquired a 600,000 square foot office complex in New York City, which was the former headquarters for Global Crossing.

In 2004, an affiliate of Mr. Frydman acquired Rivers Edge, an unused 196 acre parcel of land located in Lloyd, New York, for the purpose of developing 176 single-family homes and a retail shopping center.

In 2006, an affiliate of Mr. Frydman acquired a 14,000 square foot retail building located in Poughkeepsie, New York, an affiliate of Mr. Frydman purchased a 208,000 square foot parcel of land in Poughkeepsie, New York to be used for a residential and retail development, and an affiliate entered into a joint venture that purchased a nearly 2,000,000 square foot multi-purpose parcel of land in Philadelphia, Pennsylvania.

In 2007, an affiliate of Mr. Frydman acquired a 509,000 square foot industrial property located in Albany, New York.

In 2008, an affiliate of Mr. Frydman acquired a 53,000 square foot office building in Harrisburg, Pennsylvania.

In 2011, an affiliate of Mr. Frydman purchased two four-story office buildings in Poughkeepsie, New York, totaling 10,925 and 22,300 square feet each. An affiliate of Mr. Frydman also purchased a first mortgage note secured by two properties consisting of a 54,000 square foot historic factory and a completed parking lot in Poughkeepsie, New York.

For a more detailed description of these acquisitions, see “Part II – Information Not Required in Prospectus – Table VI – Acquisition of Non-Public Program Properties – Jacob Frydman and Affiliates.” For information on how to obtain a copy of this information, see “—Undertakings.”

Supplemental Prior Performance Summary

For more information on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for his own account, see Appendix A-2 in this prospectus and the table titled “Acquisitions of Properties Since 1996 — Jacob Frydman and Affiliates (Unaudited)” in Part II of the registration statement, which we have filed with the SEC. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

Eli Verschleiser

Eli Verschleiser is our president and serves as a director on our board. He is also president of our advisor. Mr. Verschleiser serves as the Chief Executive Officer of Multi Capital Group and as Chairman of The Multi Group of Companies from 2001 through the present. Multi Capital Group is a private real estate investment banking firm specializing in sourcing financial solutions for its real estate clients. Through his companies, Mr. Verschleiser has been involved in real estate transactions with an aggregate value of over $6 billion. In addition to his investment banking activities, Mr. Verschleiser has developed commercial and residential projects in the New York City for his own account. From 2005 until 2008, Mr. Verschleiser served as the primary project lead in the development of Trump Tower Philadelphia, a luxury residential tower located at 709-717 Penn Street in downtown Philadelphia. Trump Tower Philadelphia is currently in the construction phase, although construction is currently on hold

Mr. Verschleiser has been involved in the sales of contracts with acquisition prices in excess of $300,000,000 in connection with the purchase of more than one million square feet of office and mixed use buildings nationwide. Mr. Verschleiser led the team in 2008 which underwrote the first rated private bond issuance on the Tel Aviv Stock Exchange for a U.S.-based real estate company which successfully issued more than 200 million Shekel, or $60 million as of the date of issuance, of bonds to finance real estate transactions in the United States. Mr. Verschleiser has built long standing professional relationships with key financial institutions including commercial banks, conduits, pension funds, equity funds and insurance companies, in addition to major developers and investors throughout the U.S and abroad, that he engages to participate in joint ventures and finance projects undertaken by him and his clients.

Non-Public Program Properties

Since 2008, Mr. Verschleiser sponsored through various affiliates three non-public programs comprising of 17 investors: the 2008 Fund, the 2009 Fund, and the 2010 Fund, or the Funds. The Funds collectively purchased 17 groups or pools of properties comprising of 1,751 individual distressed real estate assets from lenders who obtained title through foreclosures or other creditor actions, which are commonly referred to as Real Estate Owned, or REO. The assets consist of 1,749 foreclosed 1-4 family and condominium properties, one commercial property and one land purchase, and had an aggregate purchase price of $9,635,969. These purchases were made in cash with no additional financing arrangements. As a percentage of the aggregate purchase price, 99.9% of the properties acquired were residential and 0.1% were commercial. All of the REO properties were pre-existing structures. None of the properties were newly constructed and generally the Funds did not renovate or otherwise alter the properties acquired. These assets were located in 40 states nationwide with concentrations in certain states with higher ratios of foreclosed properties, such as Illinois, Ohio, Michigan and Florida.

As a percentage of the aggregate purchase price, 99.9% of the non-public program properties acquired were residential, 0.1% were commercial, and none were office or retail. In addition, as a percentage of the aggregate purchase price, 100% were used, and none were new properties or construction. Of these properties, all have been sold as of August 31, 2011. The non-public program properties were comprised entirely of programs with an investment objective of generating returns from the sale of foreclosed or real estate owned, or REO, properties acquired from banks and servicers at bulk sale pricing. This differs from the investment objective of the company, which are stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale, and the potential for future liquidity.

Narrative Summary of Non-Public Program Property Acquisitions for the Period 2007-2011

Since 2007, Mr. Verschleiser, through various affiliates, has sponsored three non-public programs, which collectively purchased 17 portfolios of properties comprising of 1,751 individual distressed real estate assets from lenders who obtained title through foreclosures or other creditor actions (commonly referred to as Real Estate Owned, or REO, portfolios. The properties consisted of 1,749 foreclosed 1-4 family and condominium properties, one commercial property and one land parcel. As a percentage of acquisition costs, 99.9% of the properties were 1-4 family and condominium properties, and less than 1% of the properties were commercial property and land. All of the REO properties acquired by these Funds in these portfolios were existing structures, none of the properties were newly constructed and generally the pools did not renovate or otherwise alter the properties acquired. These assets were located in 40 states nationwide with concentrations in certain states with higher ratios of foreclosed properties, such as Illinois, Ohio, Michigan and Florida.

Through December 31, 2010, the three Funds raised a total of $9,977,745 of investor equity. The cumulative capital advanced or contributed for the three Funds’ properties (including funds advanced by investors and the Funds’ sponsor) was $2,479,591 for the 2008 Fund; $5,369,923 for the 2009 Fund; and $2,128,231 for the 2010 Fund. As of August 31, 2011 the Funds have sold or otherwise disposed of all of the 1,751 individual properties.

As of December 31, 2010, the aggregate acquisition cost for Mr. Verschleiser’s non-program properties was $2,479,591 for the 2008 Fund; $5,123,802 for the 2009 Fund; and $2,032,576 in the 2010 Fund. As of December 15, 2011 cumulative cash distributions for all the non-program properties from operations, sales and refinancing proceeds totaled $10,572,977 which, as a percentage of cumulative capital advanced resulted in a 105% return for all Funds. Cumulative cash distributions in the non-program properties were $2,977,947 for the 2008 Fund; $5,698,987 for the 2009 Fund; and $1,896,042 for the 2010 Fund. As a percentage of cumulative capital advanced, this resulted in a 120% return for the 2008 Fund; a 106% return for the 2009 Fund; and 89% for the 2010 Fund.

For a more detailed description of these acquisitions, see “Part II – Information Not Required in Prospectus – Table VI – Acquisition of Non-Public Program Properties – Eli Verschleiser and Affiliates.” For information on how to obtain a copy of this information, see “—Undertakings.”

Recent Adverse Business Developments

General

The investment properties and non-public program properties controlled by the principals and their affiliates have generally met and continue to meet their principal objectives. Certain of the non-public program properties, however, have been adversely affected by market conditions. U.S. and International markets have recently experienced increased levels of volatility due to a combination of many factors, including decreasing values of residential and commercial real estate, limited access to credit, the collapse or near collapse of certain financial institutions, decreased consumer spending and a national and global recession. The liquidity disruptions in the credit markets have significantly limited the access to debt financing.

Eli Verschleiser

Returns for Mr. Verschleiser’s non-public program, the 2010 Fund, were negatively affected by the inability of a bank servicer to deliver title or foreclosure/ judicial deeds to a high volume of the fund’s properties in a timely manner. The resulting delays severely impacted the marketability and condition of these properties and the final sales price, which resulted in a net loss for the 2010 Fund. While such issues are not uncommon in the REO bulk purchase industry, similar issues with the 2008 Fund and 2009 Fund were resolved in a timelier manner with less impact to the final sales price.

Jacob Frydman

In October 2011 the City of Harrisburg, Pennsylvania, the location of 116 Pine Street, an office property owned by Mr. Frydman’s affiliate, filed for protection under Chapter 9 of the Bankruptcy Code, and the State of Pennsylvania has passed legislation that may result in the bankruptcy filing being replaced by a state takeover of the city and an appointment of a state receiver to deal with the city’s debt obligations. As a result of the city’s distress very few new tenancies are being created, as the business community awaits the unfolding of the city’s financial situation. 116 Pine Street has experienced several tenant lease expirations that have not been renewed or replaced. In addition, the building’s largest tenant, Triad Strategies, whose principals have a 50% ownership stake in the building, are in arrears approximately $100,000 in rent payments. As a result, the property is in arrears on its property tax obligations, has been more than 30 days behind in debt service payments, and does not expect any significant new leases in the short term. The building is currently approximately one-third vacant. The owner of the building does not anticipate investing in further capital improvements to this property, which may result in the property becoming less desirable to potential tenants. If the property cannot retain existing tenants or attract new tenants, the cash flow generated from this property will decline. If the building’s largest tenant continues to fall behind in rent, and/or if new leases are not negotiated for the vacant space, this building may become further delinquent in its debt payments, and may be the subject of a tax sale or foreclosure when the $5.1 million debt obligation matures.

In May 2007, Mr. Frydman’s affiliate acquired a 509,000 square foot industrial property located in Albany, New York. Mr. Frydman intended to adaptively redevelop this property by creating an approximately 1,000,000 square foot mixed-use project. In 2009, the sponsor’s affiliates elected to stop making payments on the $1.8 million loan secured by the property. In 2010 the property was broken into and much of the much of the building’s metals and wiring was stripped, causing a major fire in the building. The property was financed by a $1.8 million loan. In August 2011 the property was foreclosed.

With respect to a one story office building in Augusta, Maine purchased by Mr. Frydman and his affiliates, the lease with the State of Maine is expected to end in June 2012, and not be renewed. The current loan on that property matures in April 2012, and in the event renewal leases are not obtained, or in the event the loan cannot be extended or refinanced, there will be a maturity default with respect to that property, which, if not cured, will result in the loss of equity invested in that property.

Finally, after an analysis of the factors outlined above in “—General”, taking into account the dislocation in the credit markets, the valuation of the affected assets, the increased costs of borrowing and the fact that certain properties are not generating sufficient cash flow to cover their fixed costs, Mr. Frydman(1) elected to stop making payments on certain debt obligations with an aggregate principal balance of $17.7 million (excluding foreclosure sales completed during 2011 discussed in this Prospectus), which comprised of the following loans: a $17.1 million loan in connection with the JC Studios, a television production studio in Brooklyn, NY that an affiliate of Mr. Frydman purchased in January 2000; and a $0.6 million loan in connection with a 208,000 square foot parcel of land in Poughkeepsie, New York to be used for a residential and retail development, which an affiliate of Mr. Frydman purchased in July 2006.

Undertakings

Potential investors are encouraged to examine the Prior Performance Tables included in this prospectus for more detailed information regarding the prior experience of our sponsor and its affiliates with respect to such properties. We will provide, upon request, for no fee, a copy of Table VI – Acquisitions of Non-Public Program Properties. A request for a copy of this table should be addressed to United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York, 10005, Attention: Investor Relations.

[1]	URA: Please confirm whether this is Jacob or an affiliate or both.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of our Common Shares. This summary is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This summary does not purport to deal with the U.S. federal income and other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (for example, insurance companies, entities treated as partnerships for U.S. federal income tax purposes and investors therein, trusts, financial institutions and broker-dealers and, except to the extent discussed below, tax-exempt organizations and Non-U.S. Stockholders, as defined below). No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our shares, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that the operation of the company, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non U.S. jurisdictions could have on the matters discussed in this summary. In addition, this summary assumes that security holders hold our Common Shares as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors in order to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Common Shares, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

We intend to elect and qualify to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations promulgated thereunder commencing with our taxable year ending December 31, 2012. We intend to continue operating as a REIT so long as our board determines that REIT qualification remains advantageous to us. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860, and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to stockholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its stockholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT.

Proskauer Rose LLP has acted as our tax counsel in connection with this registration statement. Proskauer Rose LLP is of the opinion that (i) assuming that we timely file an election to be treated as a REIT and such election is not either revoked or intentionally terminated, commencing with our taxable year ending December 31, 2012, we have been organized in conformity with the requirements for qualification as a REIT under the Code and our actual method of operation through the date hereof has enabled and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code, and (ii) our operating partnership will be taxed as a partnership or a disregarded entity and not an association or publicly traded partnership (within the meaning of Code Section 7704) subject to tax as a corporation, for U.S. federal income tax purposes beginning with its first taxable year. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Proskauer Rose LLP by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under U.S. federal income tax laws. Proskauer Rose LLP has not reviewed these operating results for compliance with the applicable requirements under

U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year.

General

The term “REIT taxable income” means the taxable income as computed for a corporation which is not a REIT:

•	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
•	excluding amounts equal to: the net income from foreclosure property and the net income derived from prohibited transactions;
•	deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% gross income tests, the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the quarterly asset tests, the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;
•	deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and
•	without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
•	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
•	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.
•	We may be subject to the corporate “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.
•	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “— REIT Qualification Tests — Prohibited Transactions.”

•	We will be subject to U.S. federal income tax at the highest corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the highest corporate tax rate (currently 35%) by the net income generated by the non qualifying assets during the period in which we failed to satisfy the asset tests.
•	If we fail to satisfy any other provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a real estate mortgage investment conduit, or “REMIC”), we could be subject to corporate-level U.S. federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to UBTI. See the “Excess Inclusion Income” portion of this section below.
•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.
•	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the 10-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the highest regular corporate U.S. federal income tax rate. The results described in this paragraph assume that the non REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
•	A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.
•	The earnings of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.
•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our Common Shares. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Tests

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;
•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
•	that would be taxable as a domestic corporation but for its qualification as a REIT;
•	that is neither a financial institution nor an insurance company;
•	that meets the gross income, asset and annual distribution requirements;
•	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
•	generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);
•	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
•	that uses a calendar year for U.S. federal income tax purposes.

The first five conditions must be met during each taxable year for which REIT qualification is sought, while the sixth and seventh conditions do not have to be met until after the first taxable year for which a REIT election is made. We intend to adopt December 31 as our year end, thereby satisfying the last condition.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.  A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as “qualified REIT subsidiaries.” A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A qualified REIT subsidiary is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” Although we expect to hold all of our investments through the operating partnership, we also may hold investments separately, through qualified REIT subsidiaries. Because a qualified REIT subsidiary must be wholly owned by a REIT, any such subsidiary utilized by us would have to be owned by us, or another qualified REIT subsidiary, and would not be owned by the operating partnership.

If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Income Tests.”

Ownership of Interests in TRSs.  We expect to own an interest in one or more TRS and may acquire securities in additional TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS may generally engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. In addition, if certain tests regarding the TRS’s debt-to-equity ratio are not satisfied, a TRS generally may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. See “— Asset Tests.”

In satisfying the tests described above, we must meet, among others, the following requirements:

Share Ownership Tests.  The Common Shares and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely held”, which means that at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our stock) as specifically defined for this purpose. However, these two requirements do not apply until after the first taxable year an entity elects REIT status.

Our charter contains certain provisions intended to enable us to meet the sixth and seventh requirement above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.8% in value of the aggregate of our outstanding shares of capital stock and not more than 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock, as well as in certain other circumstances. See the section entitled “Description of Securities — Restrictions on Ownership and Transfer” in this prospectus. Additionally, our DRIP, as well as the terms of the options granted to the independent directors, contain provisions that prevent them from causing a violation of these tests. Our charter also contains provisions requiring each holder of our shares to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, stockholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations promulgated under the Code, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

Asset Tests.  At the close of each calendar quarter of the taxable year, we must satisfy four tests based on the composition of our assets, or the Asset Tests. After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.  At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property), (2) shares in other qualifying REITs and (3) any property (not otherwise a real estate asset) attributable to the temporary investment of “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our DRIP) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a REMIC are considered real estate assets. However, if less than 95% of the assets of a REMIC are real estate assets, we will be treated as holding and earning a proportionate share of the assets and income of the REMIC directly. In the case of any interests in grantor trusts, we would be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— 25% Asset Test.”

We do not currently own interests in real properties but we intend to own such interests in the future. We anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described below. Further, our purchase contracts for such real properties will apportion no more than 5% of the purchase price of any property to property other than “real property,” as defined in the Code. However, there can be no assurance that the IRS will not contest such purchase price allocation. If the IRS were to prevail, resulting in more than 5% of the purchase price of property being allocated to other than “real property,” we may be unable to continue to qualify as a REIT under the 75% Asset Test, and also may be subject to additional taxes, as described below. In addition, we intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

25% Asset Test.  Except as described below, the remaining 25% of our assets may generally be invested without restriction, which we refer to as the 25% Asset Test. However, if we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (1) 5% of the value of our assets as to any one issuer; or (2) 10% of the outstanding securities by vote or value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. We may make real estate related debt investments; provided, that the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of such loan may not be a qualifying real estate asset. Under current law it is not clear how to determine what portion of such a loan will be treated as a qualifying real estate asset. Under recently issued guidance, the IRS has stated that it will not challenge a REIT’s treatment of a loan as being in part a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of the fair market value of the real property securing the loan, as of the date we committed to acquire or modify the loan, and the fair market value of the loan. However, uncertainties exist regarding the application of this guidance, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that increase in value following their acquisition, and no assurance can be given that the IRS would not challenge our treatment of such assets. While we intend to make such investments in such a manner as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, or (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with regulations prescribed by the Treasury; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of (1) $50,000, or (2) an amount determined (under regulations) by multiplying (x) the highest rate of tax for corporations under Code Section 11, by (y) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests.  For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting, or the Gross Income Tests.

The 75% Gross Income Test.  At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties or mortgage-related investments in cash sources or other liquid investments which will allow us to qualify under the 75% Gross Income Test.

The 95% Gross Income Test.  In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from (i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

Rents from Real Property.  Income attributable to a lease of real property will generally qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes (see “— Characterization of Property Leases”) and subject to the rules discussed below. Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). As described below, we expect that amounts received from our TRS, and TRSs we may form to facilitate our acquisition of lodging facilities, will satisfy the conditions of the exception for rents received from a TRS with the result that such amounts will be considered rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or though a TRS. With respect to this rule, tenants will receive some services in connection with their leases of the real properties. Our intention is that the services to be provided are those usually or customarily rendered in connection with the rental of space, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test described below). The Board of

Directors intends to hire qualifying independent contractors or to utilize our TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (3) enter into any lease with a related party tenant.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above, if the activities of the TRS and the nature of the properties it leases meet certain requirements. Generally, amounts received by us from our TRSs with respect to any lodging facilities we own will be considered rents from real property only if the following conditions are met:

•	Each lodging facility must not be managed or operated by us or the TRS to which it is leased, but rather must be managed or operated by an eligible independent contractor that qualifies for U.S. federal tax purposes as an independent contractor that is actively engaged in the trade or business of operating lodging facilities for persons not related to us or the TRS. The test for such independent contractor’s eligibility is made at the time the independent contractor enters into a management agreement or other similar service contract with the TRS to operate the lodging facility;
•	The lodging facility is a (i) hotel, (ii) motel or (iii) other establishment, more than one-half of the dwelling units in which are used on a transient basis. A dwelling unit is generally understood to be used on a transient basis if, for more than one half of the days in which such unit is used on a rental basis during a taxable year, it is used by a tenant or series of tenants each of whom uses the unit for less than thirty days;
•	The TRS may not directly or indirectly provide to any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility is operated, except with respect to an independent contractor in relation to facilities it manages for or leases from us; and
•	No wagering activities may be conducted at or in connection with our lodging facilities by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business.

We expect that all lodging facilities we acquire will be operated in accordance with these requirements with the result that amounts received from a TRS will be considered rents from real property. The TRSs will pay regular corporate tax rates on any income they earn from the lease of our lodging facilities, as well as any other income they earn. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants whose terms are not on an arm’s-length basis.

Interest Income.  It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property qualifies under the 75% Gross Income Test; provided, that in both cases the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. We may acquire mortgage, mezzanine, bridge loans and other debt investments. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, under recently issued IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. All of our loans secured by real property will be structured so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment. Therefore, income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

Fee Income.  We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% Gross Income Tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income or profits. Other fees generally are not qualifying income for purposes of either the 75% or 95% Gross Income Test. Any fees earned by a TRS are not included for purposes of the Gross Income Tests.

Dividend Income.  We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Hedging Transactions.  From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities could take a variety of forms, including hedging instruments such as interest rate swap agreements, interest rate cap agreements, interest rate floor or collar agreements, investments in stripped securities receiving interest-only on the underlying assets, or IO Strips, options, futures contracts, forward contracts, similar financial instruments or other financial instruments that we deem appropriate. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 75% and 95% Gross Income Tests. The term “hedging transaction,” as used in the prior sentence, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate-related assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% Gross Income Test. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is likely to be treated as non-qualifying income for purposes of the Gross Income Tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreclosure Property.  Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Excess Inclusion Income.  Pursuant to IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;
•	is subject to tax as UBTI in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and
•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of U.S. Stockholders.” Pursuant to IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to UBTI (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— REIT Qualification Tests — Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

Satisfaction of the Gross Income Tests.  Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% Gross Income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no non-qualifying income to cause adverse U.S. federal income tax consequences.

As described above, we may establish one or more TRS with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from these subsidiaries in the form of rents. In addition, any dividends from our TRSs to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we satisfy the IRS that (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements.  In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;
•	loans held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and
•	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends.

Failure to Qualify.  If we fail to qualify, for U.S. federal income tax purposes, as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements.  We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.

Prohibited Transactions.  As discussed above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

•	is a real estate asset under the 75% Asset Test;
•	generally has been held for at least two years;
•	has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;
•	in some cases, was held for production of rental income for at least two years;
•	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and
•	when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion) or occurs in a year when the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we will eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions.

Characterization of Property Leases.  We may purchase either new or existing properties and lease them to tenants. We currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

•	our operating partnership and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;
•	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;
•	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;
•	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;
•	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

•	If there is damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;
•	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;
•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;
•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;
•	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and
•	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts or partnership agreements, rather than true leases, or disregarded altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and would not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we might not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Tax Aspects of Investments in Partnerships

General.  We anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We intend to operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we would own a direct interest in the operating partnership, and the operating partnership would, in turn, own the properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if the operating partnership were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in a property partnership or other non-corporate entity.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes the operating partnership will be treated as a partnership, if it has two or more partners, or a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners.  Although a partnership agreement will generally determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations. For a description of allocations by the operating partnership to the partners, see the section entitled “The Operating Partnership Agreement” in this prospectus.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property will generally have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For U.S. federal income tax purposes, our depreciation deductions generally will be computed using the straight-line method. Commercial buildings, structural components and improvements are generally depreciated over 40 years. Shorter depreciation periods apply to other properties. Some improvements to land are depreciated over 15 years. With respect to such improvements, however, taxpayers may elect to depreciate these improvements over 20 years using the straight-line method. For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation will generally fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition on such assets at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Taxation of U.S. Stockholders

Taxation of Taxable U.S. Stockholders.  As long as we qualify as a REIT, distributions paid to our U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or, for tax years beginning before January 1, 2013, qualified dividend income) will be ordinary income. Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States for U.S. federal income tax purposes;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U. S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our Common Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Common Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in his, her or its Common Shares by the amount of such distribution, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the U.S. Stockholder’s basis in our stock, this will increase the U.S. Stockholder’s gain on any subsequent sale of the stock.

Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its stock. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Stockholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of stock by the after-tax amount of such gain.

With respect to U.S. Stockholders who are taxed at the rates applicable to individuals, for taxable years beginning before January 1, 2013, we may elect to designate a portion of our distributions paid to such U.S. Stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Stockholders as capital gain; provided, that the U.S. Stockholder has held the Common Shares with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such Common Shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);
(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a regular, domestic C corporation, such as any TRSs, and specified holding period and other requirements are met.

Dividend income is characterized as “portfolio” income under the passive loss rules and cannot be offset by a stockholder’s current or suspended passive losses. Corporate stockholders cannot claim the dividends-received deduction for such dividends unless we lose our REIT qualification. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our operating or capital losses to reduce their tax liabilities.

We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash (which portion can be as low as 10% for a REIT’s taxable years ending on or before December 31, 2011) and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Stockholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our stock. In general, any dividend on shares of our preferred stock will be taxable as a dividend, regardless of whether any portion is paid in stock.

In general, the sale of our Common Shares held for more than 12 months will produce long-term capital gain or loss. All other sales will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the U.S. Stockholder’s basis in the Common Shares sold. However, any loss from a sale or exchange of Common Shares by a U.S. Stockholder who has held such stock for six months or less generally will be treated as a long-term capital loss, to the extent that the U.S. Stockholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations.

If excess inclusion income from a REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. As required by IRS guidance, we intend to notify our stockholders if a portion of a dividend paid by us is attributable to excess inclusion income.

For taxable years beginning before January 1, 2013, the maximum tax rate applicable to individuals and certain other noncorporate taxpayers on net capital gain recognized on the sale or other disposition of shares has been reduced from 20% to 15%, and the maximum marginal tax rate payable by them on dividends received from corporations that are subject to a corporate level of tax has been reduced. Except in limited circumstances, as discussed above, this reduced tax rate will not apply to dividends paid by us.

Certain U.S. Stockholders who are individuals, estates or trusts are required to pay a 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares of stock for taxable years beginning after December 31, 2012. U.S. Stockholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of shares of our Common Shares.

Taxation of Tax-Exempt Stockholders.  U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, our distributions to a U.S. Stockholder that is a domestic tax-exempt entity should not constitute UBTI unless such U.S. Stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity. Furthermore, part or all of the income or gain recognized with respect to our stock held by certain domestic tax-exempt entities including social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal service plans (all of which are exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) or (20)), may be treated as UBTI.

Special rules apply to the ownership of REIT shares by some tax-exempt pension trusts. If we would be “closely-held” (discussed above with respect to the share ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our charter regarding the ownership concentration of our Common Shares, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may become publicly traded, we can give no assurance of this.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

Backup Withholding and Information Reporting.  We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding at the current rate of 28%

with respect to dividends paid, unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2013, a U.S. withholding tax at a 30% rate will be imposed on dividends and, after December 31, 2014, proceeds of sale in respect of our Common Shares received by U.S. Stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect to any amounts withheld.

Taxation of Non-U.S. Stockholders

General.  The rules governing the U.S. federal income taxation of Non-U.S. Stockholders are complex, and as such, only a summary of such rules is provided in this prospectus. Non-U.S. investors should consult with their own tax advisors and financial planners to determine the impact that U.S. federal, state and local income tax or similar laws will have on such investors as a result of an investment in our REIT. A “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General.  Distributions paid by us that are not attributable to gain from our sales or exchanges of USRPIs and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. If income from the investment in the common shares is treated as effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent they do not exceed the adjusted basis of the stockholder’s shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Stockholder’s shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property.  Pursuant to FIRPTA, distributions that are attributable to gain from our sales or exchanges of USRPIs will be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. However, generally, pursuant to FIRPTA, a capital gain dividend from a REIT is not treated as effectively connected income for a Non-U.S. Stockholder if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (2) the Non-U.S. Stockholder does not own more than 5% of the class of stock at any time during the one year period ending on the date of such distribution. However, it is not anticipated that our shares will be “regularly traded” on an established securities market for the foreseeable future, and therefore, this exception is not expected to apply.

U.S. Federal Income Tax Withholding on Distributions.  For U.S. federal income tax withholding purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Stockholder, unless the Non-U.S. Stockholder provides us with appropriate documentation (1) evidencing that such Non-U.S. Stockholder is eligible for an exemption or reduced rate under an applicable income tax treaty, generally an IRS Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) claiming that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the U.S., generally an IRS Form W-8ECI (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Stockholder that is or could be designated by us as a capital gain dividend, to the extent attributable to gain on a sale or exchange of an interest in U.S. real property. Such withheld amounts of tax do not represent actual tax liabilities, but rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Therefore, such withheld amounts are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

Sales of Shares.  Gain recognized by a Non-U.S. Stockholder upon a sale of shares generally will not be subject to U.S. federal income taxation; provided, that: (i) such gain is not effectively connected with the conduct by such Non-U.S. Stockholder of a trade or business within the U.S.; (ii) the Non-U.S. Stockholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (iii) (A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our shares continues to be held directly or indirectly by foreign persons during a continuous five year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) our common shares are “regularly traded” on an established securities market and the selling Non-U.S. Stockholder has not held more than 5% of our outstanding common shares at any time during the five-year period ending on the date of the sale.

We cannot assure you that we will qualify as “domestically controlled”. If we were not domestically controlled, a Non-U.S. Stockholder’s sale of common shares would be subject to tax, unless the common shares were regularly traded on an established securities market and the selling Non-U.S. Stockholder has not directly, or indirectly, owned during the five-year period ending on the date of sale more than 5% in value of our common shares. However, it is not anticipated that our common shares will be “regularly traded” on an established market. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

If the proceeds of a disposition of Common Shares are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding unless the disposing Non-U.S. Stockholder certifies as to its name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Under Treasury Regulations, if the proceeds from a disposition of Common Shares paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who, in the aggregate, hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the U.S., then (A) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is not a Non-U.S. Stockholder, and (B) information reporting will not apply if the Non-U.S. Stockholder certifies its non-U.S. status and further certifies that it has not been, and at the time the certificate is furnished reasonably expects not to be, present in the U.S. for a period aggregating 183 days or more during each calendar year to which the certification pertains. Prospective foreign purchasers should consult their tax advisors and financial planners concerning these rules.

With respect to payments made after December 31, 2013, a withholding tax of 30% will be imposed on dividends from, and, after December 31, 2014, the gross proceeds of a disposition of, our Common Shares paid to certain foreign entities unless various information reporting requirements are satisfied. Such withholding tax will generally apply to non-U.S. financial institutions, which is generally defined for this purpose as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) is engaged in the business of holding financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Non-U.S. Stockholders are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our Common Shares.

Other Tax Considerations

Distribution Reinvestment Program.  Stockholders who participate in our DRIP will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and U.S. federal income tax effects applicable to all dividends. See “Taxation of U.S. Stockholders” in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a U.S. federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

Share Repurchase Program.  A redemption of our shares will be treated under Code Section 302 as a taxable dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of our shares. The redemption will satisfy such test if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s stock interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Code Section 302(b). In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Code Section 302(b) is satisfied with respect to any particular stockholder of our shares will depend upon the facts and circumstances at the time the determination is made, prospective investors are advised to consult their own tax advisors to determine such tax treatment. If a redemption of our shares is treated as a distribution that is taxable as dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the stockholders. The stockholder’s adjusted tax basis in such redeemed shares would be transferred to the stockholder’s remaining stockholdings in us. If, however, the stockholder has no remaining stockholdings in us, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

State, Local and Foreign Taxes.  We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in the common shares.

Legislative Proposals.  You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our common shares.

ERISA CONSIDERATIONS

General

The following is a summary of certain additional considerations associated with an investment in our Common Shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) and subject to Title I of ERISA, annuities described in Code Section 403(a) or (b), an individual retirement account or annuity described in Code Sections 408 or 408A, an Archer MSA described in Code Section 220(d), a health savings account described in Code Section 223(d), or a Coverdell education savings account described in Code Section 530, which are referred to in this section as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus and is designed only to provide a general conceptual understanding of certain basic issues relevant to a Plan or IRA investor. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our Common Shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA. While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation. This discussion should not be considered legal advice and prospective investors are required to consult their own legal advisors on these matters.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;
•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;
•	whether the investment will result in UBTI to the Plan or IRA (see “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders — Taxation of Tax-Exempt Stockholders”);
•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;
•	the need to value the assets of the Plan or IRA annually or more frequently; and
•	whether the investment would constitute or give rise to a non-exempt prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our Common Shares should consider the limited liquidity of an investment in our Common Shares as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the Common Shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this could require that a distribution of the Common Shares be made in kind to such participant or beneficiary or that a rollover of such Common Shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan. Even if permissible, a distribution of Common Shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the Common Shares are received at the then-current fair market value of the Common Shares, even though there would be no corresponding cash distribution with which to pay the U.S. federal income tax liability arising because of the distribution of Common Shares. See “Risk Factors — U.S. Federal Income Tax Risks.” The fair market value of any such distribution-in-kind can be only an estimated value per Common Share because no public market for our Common Shares exists. See “— Annual or More Frequent Valuation Requirement.” Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our Common Shares could be sold. Also, for distributions subject to mandatory U.S. federal income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of Common Shares, to liquidate a portion of the in-kind Common Shares distributed in order to satisfy such withholding obligations, although there might be no market for such Common Shares. There also may be similar state or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirement

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans on at least an annual basis and, sometimes, as frequently as quarterly. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year. However, currently, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Following the NAV pricing start date, we will calculate a daily NAV per Common Share. Our NAV will be determined on a daily basis. See “Valuation Policies” for more details about how our NAV will be calculated.

There can be no assurance, however, with respect to any estimate of value that we prepare, including, without limitation, any daily NAV, that:

•	the estimated value per Common Share would actually be realized by our stockholders upon liquidation, because these estimates do not necessarily indicate the price at which properties can be sold;
•	our stockholders would be able to realize estimated net asset values if they were to attempt to sell their Common Shares, because no public market for our Common Shares exists, nor can it reasonably be assumed that any public market will ever exist; or
•	That the value, or method used to establish value, would comply with ERISA or Code requirements described above.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan has duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA or the Code. ERISA also requires generally that the assets of Plans be held in trust.

If our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us.

Plan Assets — Definition

Prior to the passage of the Pension Protection Act of 2006, or the PPA, neither ERISA nor the Code contained a definition of “plan assets.” After the passage of the PPA, new Section 3(42) of ERISA now defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified or deemed to be modified by the express provisions included in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute “plan assets.” Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment generally will be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;
•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or
•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The Common Shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Plan Assets — Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (a) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (b) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation with respect to the Common Shares. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to the Common Shares.

Although our Common Shares are intended to satisfy the registration requirements under this definition, and we expect that our Common Shares will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our Common Shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for U.S. federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for U.S. federal or state tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our Common Shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the Common Shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception with respect to the Common Shares, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption for each class of our securities, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company but including a real estate operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct”, it is common practice to insure that an investment is made either (a) “directly” into real estate, (b) through wholly owned subsidiaries, or (c) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the IRS for classification as a partnership for U.S. federal income tax purposes. We have structured ourselves in a manner in that may enable us to meet the venture capital operating company exception and our operating partnership to meet the real estate operating company exception.

Notwithstanding the foregoing, 50% of our operating partnership’s investments must be in real estate over which it maintains the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation and the fact that we expect to focus on investing in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences, and in other real estate-related assets, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “venture capital operating company” and “real estate operating company” exceptions.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Code Section 4975 applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. If we determine that we fail to meet the “publicly offered securities” exception, as a result of a failure to sell an adequate number of Common Shares or otherwise, and we cannot ultimately establish that we are an operating company, we intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% and thus qualify for the exception for investments in which equity participation by benefit plan investors is not significant.

Consequences of Holding Plan Assets

If our underlying assets were treated by the Department of Labor as “plan assets,” our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our Common Shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by a Plan or IRA in our Common Shares might be deemed to result in an impermissible commingling of “plan assets” with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA or the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their Common Shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving “plan assets” with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, “plan assets.” The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and certain other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to “plan assets” or provides investment advice for a fee with respect to “plan assets.” Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our Common Shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold “plan assets,” our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold “plan assets,” if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, potentially resulting in a prohibited transaction merely upon investment by such Plan or IRA in our Common Shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in non-exempt prohibited transactions. Fiduciaries of a Plan that allow a non-exempt prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a non-exempt prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a non-exempt prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the non-exempt prohibited transaction is not corrected promptly. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost.

Reporting

Based on certain revisions to the Form 5500 Annual Return, or Form 5500, that generally became effective on January 1, 2009, benefit plan investors may be required to report certain compensation paid by us (or by third parties) to our service providers as “reportable indirect compensation” on Schedule C to Form 5500. To the extent any compensation arrangements described herein constitute reportable indirect compensation, any such descriptions (other than compensation for which there is no formula used to calculate or determine compensation or an actual amount stated) are intended to satisfy the disclosure requirements for the alternative reporting option for “eligible indirect compensation,” as defined for purposes of Schedule C to the Form 5500.

DESCRIPTION OF SHARES

Our charter authorizes the issuance of 250,000,000 shares of capital stock, of which 200,000,000 shares are designated as Common Shares with a par value of $0.01 per share and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Shares

Subject to the restrictions on ownership and transfer of stock contained in our charter and except as may otherwise be specified in the terms of any class or series of Common Shares, the holders of our Common Shares are entitled to one vote per Common Share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding Common Shares can elect our entire board of directors. Except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our Common Shares will possess exclusive voting power.

Holders of our Common Shares will be entitled to receive such distributions as authorized from time to time by our board of directors and declared by us out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of Common Shares entitles its holder to share (based on the percentage of Common Shares held) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. Holders of Common Shares do not have preemptive rights, which means that you will not have an automatic option to purchase any new Common Shares that we issue, nor do holders of our Common Shares have any preference, conversion, exchange, sinking fund or redemption rights. Holders of Common Shares will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such Common Shares would otherwise be entitled to exercise appraisal rights. Our Common Shares shall be nonassessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our charter authorizes our board of directors to classify and reclassify any unissued Common Shares into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors has authorized the issuance of shares of our capital stock without certificates. We expect that, until our shares are listed on a national securities exchange, we will not issue Common Shares in certificated form. Information regarding restrictions on the transferability of our Common Shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares noted therein until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of our holders of Common Shares. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our Common Shares. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval. However, the issuance of preferred stock must be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel.

Institutional Preferred Shares, par value $0.01 per Share

General.  Our board of directors, including our independent directors, approved articles supplementary creating the Institutional Preferred Shares, as a class of our preferred stock, designated as the Institutional Preferred Shares. The Institutional Preferred Shares are being offered pursuant to the private offering we commenced on        , 2012. The private offering will terminate on the effective date of the registration statement. As of        , 2012, we received aggregate gross offering proceeds, net of certain discounts, of approximately $     million from the sale of Institutional Preferred Shares in the private offering.

Rank.  The Institutional Preferred Shares rank senior to all classes or series of our Common Shares and to any other class or series of our capital stock.

Dividends.  Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to the Institutional Preferred Shares, if any such class or series is authorized in the future, the holders of the Institutional Preferred Shares are entitled to receive, when, and as authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of       % per annum of the $10.00 liquidation preference per Institutional Preferred Share.

Holders of the Institutional Preferred Shares are not entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on such Institutional Preferred Shares. Unless full cumulative dividends on the Institutional Preferred Shares for all past dividend periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

•	declare and pay or declare and set aside for payment dividends and we will not declare and make any other distribution of cash or other property, directly or indirectly, on or with respect to any Common Shares for any period; or
•	redeem, purchase or otherwise acquire (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan) for any consideration, or make any other distribution of cash or other property, directly or indirectly, on or with respect to, or pay or make available any monies for a sinking fund for the redemption of, any Common Shares.

To the extent necessary to preserve our status as a REIT, the foregoing sentence, however, will not prohibit declaring or paying or setting apart for payment any dividend or other distribution the common stock.

Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to the Institutional Preferred Shares, the holders of the Institutional Preferred Shares are entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference of $10.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Institutional Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all of our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

Optional Redemption.  At our option, at any time after the first anniversary of the final closing of the private offering, we may (a) redeem the Institutional Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $9.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to and including the date fixed for redemption, or (b) require that the

Institutional Preferred Shares be converted, in whole or in part, into Common Shares on a one-for-one basis and pay the holders an amount equal to all accrued and unpaid dividends (whether or not declared) up to and including the date of conversion on the Institutional Preferred Shares converted.

So long as no dividends are in arrears and subject to the provisions of applicable law, we may from time to time repurchase all or any part of the Institutional Preferred Shares, including the repurchase of shares in open-market transactions and individual purchases at such prices as we negotiate, in each case as duly authorized by our board of directors.

Unless full cumulative dividends on all Institutional Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no Institutional Preferred Shares will be redeemed unless all outstanding Institutional Preferred Shares are simultaneously redeemed and we will not purchase or otherwise acquire directly or indirectly any Institutional Preferred Shares; provided, however, that we may purchase Institutional Preferred Shares in order to ensure that we continue to meet the requirements for qualification as a REIT for federal or state income tax purposes, and may purchase or acquire Institutional Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Institutional Preferred Shares.

Mandatory Redemption.  On the third anniversary of the final closing of the private offering we are required to (a) redeem the Institutional Preferred Shares for cash at a redemption price of $9.00 per share, plus all accrued and unpaid dividends (whether or not declared) up to and including the date fixed for redemption, without interest, to the extent we have funds legally available for that purpose or (b) require that the Institutional Preferred Shares be converted into Common Shares on a one-for-one basis, and pay the holders an amount equal to all accrued and unpaid dividends (whether or not declared) up to and including the date of conversion on the Institutional Preferred Shares converted. A holder may exercise its right to convert the Institutional Preferred Shares into Common Shares at any time prior to the redemption date.

Optional Redemption Following Death of a Holder.  Subject to restrictions, we will redeem the Institutional Preferred Shares of a holder upon his or her death at the written request of the holder’s estate at a repurchase price equal to the purchase price of such Institutional Preferred Shares plus accrued and unpaid dividends thereon through and including the date of redemption; provided, however, that our obligation to redeem any of the Institutional Preferred Shares is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption.

No Sinking Fund.  The Institutional Preferred Shares are not subject to any sinking fund.

Voting Rights.  The holders of Institutional Preferred Shares will have no voting rights, except as provided below and except as required by law.

So long as any of our Institutional Preferred Shares remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least a majority of the outstanding Institutional Preferred Shares, given in person or by proxy, either in writing or at a meeting:

•	authorize, create or issue, or increase the number of shares of, any class or series of stock ranking senior to or in parity with such Institutional Preferred Shares with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding-up of our affairs, or reclassify any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or
•	amend, alter or repeal the provisions of our charter, including the terms of our Institutional Preferred Shares, whether by merger, consolidation, transfer or conveyance of substantially all of our assets or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of our Institutional Preferred Shares.

Conversion.  Each preferred Institutional Preferred Share is convertible, at any time and from time to time, at the option of the holder on a one-for-one basis, subject to adjustment, into Common Shares commencing on the first anniversary of the final closing of the private offering.

Sponsor Preferred Shares

Our authorized capital stock includes 500,000 Sponsor Preferred Shares. Our sponsor is the sole holder of the Sponsor Preferred Shares. There are no dividends payable on the Sponsor Preferred Shares. Holders of more than two-thirds of the Sponsor Preferred Shares must approve any proposed amendment to the articles of incorporation that would adversely affect the Sponsor Preferred Shares.

Upon our liquidation, the Sponsor Preferred Shares are entitled to a preference, junior to the preference of the Institutional Preferred Shares, in the amount of 15% of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7%.

The Sponsor Preferred Shares are convertible into Common Shares upon and for 180 days following the occurrence of any of the following events:

•	substantially all of our assets, stock or business is sold or transferred through exchange, merger, consolidation, lease, share exchange, sale or otherwise, other than a sale of assets in liquidation, dissolution or winding up of our business;
•	the termination or expiration without renewal of the advisory agreement, including the termination of the advisory agreement by our sponsor, which, as the sole manager of our advisor, may terminate the agreement at any time, upon 60 days notice; or
•	our Common Shares are listed on any securities exchange.

If the Sponsor Preferred Shares are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

No additional consideration is due upon the conversion of the Sponsor Preferred Shares. The conversion into Common Shares of the Sponsor Preferred Shares will result in dilution of the stockholders’ interests.

As the sole manager of our advisor, our sponsor can influence whether substantially all of our assets, stock or business is transferred or sold, whether the advisory agreement is terminated or allowed to expire without renewal, or whether our Common Shares are listed, although board approval is required for us to take any of these actions. Accordingly, our sponsor can influence both the conversion of the Sponsor Preferred Shares issued to it and the resulting dilution of other stockholders.

Termination of the advisory agreement will result in conversion of the Sponsor Preferred Shares and will entitle the Sponsor Preferred Shares to dividend distributions and voting rights on an as converted basis. The effect of the conversion of the Sponsor Preferred Shares is that our sponsor would own approximately 2.7% to 5.5% of the total number of Common Shares outstanding following the conversion in exchange for an aggregate payment $50,000.

The reason the Sponsor Preferred Shares were issued was to give our sponsor a financial position consisting of between 2.7% and 5.5% of our outstanding Common Shares as an incentive for working toward the completion of a successful offering. Even though the conversion rate varies depending upon the number of Common Shares sold in this offering, our sponsor’s ownership position as a result of the Sponsor Preferred Shares will remain relatively constant at between 2.7% and 5.5% of the outstanding Common Shares at any given time.

Following the occurrence of an event permitting conversion of the Sponsor Preferred Shares, we will disclose the conversion of the Sponsor Preferred Shares in a supplement to this prospectus (if this offering is then still continuing) and in a current Report on Form 8-K (as required by law). We also would expect to notify our stockholders of the occurrence of the conversion of the Sponsor Preferred Shares in our next quarterly or annual report sent to our stockholders, or, if we deem it appropriate, in a separate letter or notice mailed to our stockholders.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president and must be called by our secretary upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of stockholders entitled to cast at least 10% of the votes entitled to be cast stating the purpose of the special meeting, our secretary will provide all our holders of Common Shares written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast 50% of all the votes entitled to be cast on any matter at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the holders of Common Shares to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Maryland General Corporation Law does require board approval in order to amend our charter or dissolve. Generally, without the approval of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the stockholders;
•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;
•	cause our liquidation or dissolution after our initial investment in property;
•	sell all or substantially all of our assets other than in the ordinary course of business; or
•	cause our merger or similar reorganization.

Our advisory agreement with our advisor will have a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our independent directors annually review our advisory agreement with our advisor. Although the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

In order for a stockholder to nominate a director or propose new business at the annual stockholders meeting, our bylaws generally require that the stockholder give notice of the nomination or proposal not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders meeting, unless such nomination or proposal is made pursuant to the company’s notice of the meeting or by or at the direction of our board of directors. Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification following the taxable year ended December 31, 2012, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences need not be met during a corporation’s initial tax year as a REIT. We intend to elect to be taxed as a REIT commencing with our taxable year ended December 31, 2012. We may prohibit certain acquisitions and transfers of Common Shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, among other purposes, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our aggregate outstanding shares or more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of shares of our stock, unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person (prospectively or retroactively) if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status and certain other representations and undertakings required by our charter. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

Any attempted transfer of our Common Shares that, if effective, would result in a violation of our ownership limit or would result in our Common Shares being beneficially owned by fewer than 100 persons will be null and void or will cause the number of Common Shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the Common Shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We also will name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding Common Shares and will be entitled to the same rights and privileges as all other Common Shares of the same class or series. The prohibited transferee will not benefit economically from any of the Common Shares held in trust, will not have any rights to dividends or other distributions and will not have the right to vote or any other rights attributable to the Common Shares held in the trust. The trustee will receive all dividends and other distributions on the Common Shares held in trust and will hold such dividends or other distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any Common Shares held in trust. Subject to Maryland law, the trustee also will have the authority: (a) to rescind as void any vote cast by the prohibited transferee prior to our discovery that the Common Shares have been transferred to the trust and (b) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that any of our Common Shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those Common Shares to a person designated by the trustee whose ownership of the Common Shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of: (a) the price paid by the prohibited transferee for the Common Shares or, if the prohibited transferee did not give value for the Common Shares in connection with the event causing the Common Shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the Common Shares on the day of the event causing the Common Shares to be held in the trust and (b) the price received by the trustee from the sale or other disposition of the Common Shares. The trustee may reduce the amount payable to the prohibited transferee by the amount of distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that Common Shares have been transferred to the trust, the Common Shares are sold by the prohibited transferee, then: (a) the Common Shares shall be deemed to have been sold on behalf of the trust and (b) to the extent that the prohibited transferee received an amount for the Common Shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, Common Shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per Common Share equal to the lesser of: (a) the price per Common Share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (b) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the Common Shares. Upon a sale to us, the interest of the charitable beneficiary in the Common Shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee. We may reduce the amount payable to the prohibited transferee by the amount of distributions which have been paid to the prohibited transferee and are owed by the prohibited transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires Common Shares in violation of the foregoing restrictions or who would have owned the Common Shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive Common Shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized and certain other representations and undertakings required by our charter.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our Common Shares or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our Common Shares meet standards regarding (a) net worth or income and (b) minimum purchase amounts. These standards are described above at “Investor Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your Common Shares, must also meet the net worth or income standards, and unless you are transferring all of your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure you that our Common Shares will ever be listed on a national securities exchange.

Distributions

We expect to authorize distributions based on daily record dates and expect to pay distributions on a monthly basis beginning the first calendar month after the calendar month in which we make our first real estate investment. We intend to use daily record dates for the determination of who is entitled to a distribution so that investors may generally begin earning distributions immediately upon our acceptance of their subscription.

Once we commence paying distributions, we expect to pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. During our offering stage, when we may raise capital in this offering (and possibly future offerings) more quickly than we acquire income-producing assets and for some period after our offering stage, we may not be able to pay distributions solely from our cash flow from operations or funds from operations, in which case distributions may be paid in part from debt financing or from proceeds from this offering. Further, because we may receive income at various times during our fiscal year and because we may need funds from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we also expect to look to proceeds from this offering or from the issuance of securities in the future, or to third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our sponsor or from any waiver of fees by our advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source without limit, including proceeds from this offering or the proceeds from the issuance of securities in the future. If we pay distributions from offering proceeds, or from any sources other than our funds from operations, we will have less funds available for investment in properties, the overall return to our stockholders may be reduced and subsequent investors may experience dilution. Distributions in-kind will not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of property, (b) our board of directors offers each stockholder the option of receiving such in-kind distribution and (c) in-kind distributions are only made to those stockholders who accept such an offer.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. See “Material U.S. Federal Income Tax Considerations — REIT Qualification Tests — Annual Distribution Requirements.” We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

Inspection of Books and Records

As a part of our books and records, we maintain at our principal office an alphabetical list of the names of our holders of Common Shares, along with their addresses and telephone numbers and the number of Common Shares held by each of them. We update this stockholder list at least quarterly. Except as noted below, we will make the list available for inspection at our principal office by a holder of Common Shares or his or her designated agent upon request of the stockholder and also will mail this list to any holder of Common Shares within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights and the exercise of stockholder rights under the federal proxy laws.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the list of holders of Common Shares as requested, our advisor or our board of directors, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by any holder of

Common Shares for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, and, in circumstances specified in the statute, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (a) any person who beneficially owns ten percent or more of the voting power of the corporation’s voting stock or (b) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s holders of Common Shares receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or
•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per Common Share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;
•	a two-thirds vote requirement for removing a director;
•	a requirement that the number of directors be fixed only by vote of the directors;
•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and
•	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that we will be governed by the fourth bullet above with respect to vacancies on the board as soon as we are eligible, which we expect will occur as early as                   . Although our board has no current intention to opt in to any of the other above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with most of the provisions of Regulation 14D of the Exchange Act and provide the company notice of such tender offer at least 10 business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;
•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;
•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and
•	for the equal treatment of all stockholders of the subject class of shares.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to repurchase such noncompliant person’s shares and any shares acquired in such tender offer. The noncomplying person shall also be responsible for all our expenses in connection with that person’s noncompliance.

Distribution Reinvestment Program

We have adopted a DRIP pursuant to which you may elect to have your dividends and other distributions reinvested in additional Common Shares. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our DRIP as is currently in effect.

Eligibility

All our holders of Common Shares are eligible to participate in our DRIP; however, we may elect to deny your participation in our DRIP if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our Common Shares on a national stock exchange, you must cease participation in our DRIP if you no longer meet the suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “Investor Suitability Standards” (immediately following the cover page of this prospectus) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

You may elect to participate in our DRIP by completing the subscription agreement or other approved enrollment form available from the dealer manager. Your participation in our DRIP will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through our DRIP. You also may change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through the dealer manager.

Purchases of Common Shares

Common Shares will be purchased under our DRIP promptly after the date of each monthly distribution payment. The purchase of fractional Common Shares is a permissible and likely result of the reinvestment of distributions under our DRIP.

Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $9.50. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share.

Account Statements

You or your designee will receive a confirmation of your purchases under our DRIP no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;
•	the date of the reinvestment;
•	the number and price of the Common Shares purchased by you; and
•	the total number of Common Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Common Shares owned and the amount of distributions made in the prior year. We also will provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fee are payable on Common Shares sold under our DRIP. We expect to use the net proceeds from the sale of Common Shares under our DRIP for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share repurchase program;
•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;
•	funding reserves required by any financings of our investments;
•	funding obligations under any of our real estate loans;
•	investments in real estate properties and real estate-related loans and securities, which would include payment of acquisition fees to our advisor (see “Compensation Table”); and
•	the repayment of debt.

We cannot predict with any certainty how much, if any, DRIP proceeds will be available for specific purposes.

Voting

You may vote all Common Shares, including fractional Common Shares, that you acquire through our DRIP.

U.S. Federal Income Tax Consequences of Participation

If you elect to participate in our DRIP and are subject to U.S. federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to our DRIP. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our DRIP at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

Until the NAV pricing start date, we expect that (a) the offering price per Common Share under our DRIP will be $9.50 per Common Share, (b) no secondary trading market for our Common Shares will develop and (c) our advisor will estimate the fair market value of a Common Share to be $10.00. Therefore, until the NAV pricing start date, participants in our DRIP will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our DRIP. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share, which is intended to equal the fair market value of a Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. You will be taxed on the amount of such distribution (including the discount from fair market value) as a dividend to the extent such distribution is from our current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Material U.S. Federal Income Tax Considerations — Taxation of U.S. Stockholders” and “Material U.S. Federal Income Tax Considerations — Taxation of Non-U.S. Stockholders.”

Termination of Participation

Once enrolled, you may continue to purchase Common Shares under our DRIP until we have sold all the Common Shares registered in this offering, have terminated this offering or have terminated our DRIP. You may terminate your participation in our DRIP at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your Common Shares will effect a termination of the participation of those Common Shares in our DRIP. We will terminate your participation in our DRIP to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate our DRIP for any reason at any time upon 10 days’ written notice to the participants. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the participants.

Reallocation of Available Shares

We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

Registrar and Transfer Agent

We will engage a third party to serve as the registrar and transfer agent for our Common Shares. The name and address of our transfer agent is as follows:

To ensure that any account changes are made promptly and accurately, all changes (including your address, ownership type and distribution mailing address) should be directed to the transfer agent.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our holders of Common Shares, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our holders of Common Shares who vote “no” on the proposal the choice of:

(a)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or
(b)	one of the following:
(i)	remaining as stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or
(ii)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our holders of Common Shares having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws, including rights with respect to the election and removal of directors and the other voting rights of our stockholders, annual reports, annual and special meetings of stockholders, the amendment of our charter and our dissolution;
•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;
•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus titled “Description of Shares — Meetings and Special Voting Requirements”, or
•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our holders of Common Shares.

SHARE REPURCHASE PROGRAM

Under our share repurchase program, stockholders who have held their Common Shares for at least one year may request that we redeem all or any portion, subject to certain minimum amounts described below, of their Common Shares on any business day. Generally, we will pay redemption proceeds, less any applicable tax or other withholding required by law, by the third business day following the redemption request day. Prior to the NAV pricing start date, stockholders may redeem their Common Shares (a) in the case of hardship, as defined below, at the total offering price paid, or (b) in the sole discretion of our advisor, at a price of 92% of the total offering price paid. Following the NAV pricing start date, the redemption price per Common Share on any business day will be 95% of our NAV per Common Share for the Common Shares for that day, calculated after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. We define “hardship” to mean: (i) the death of a stockholder; (ii) the bankruptcy of a stockholder; (iii) a mandatory distribution under a stockholder’s IRA; or (iv) another involuntary exigent circumstance, as approved by our board.

Commencing on the NAV pricing start date, if a stockholder’s redemption request is received before 4:00 p.m. Eastern time such Common Shares will be redeemed at a price equal to 95% of our NAV per Common Share calculated after the close of business on that day. Commencing on the NAV pricing start date, if a stockholder’s request is received after 4 p.m. on any business day, or received on a day other than a business day, such Common Shares will be redeemed at 95% of our NAV per Common Share calculated after the close of business on the next business day. We refer to the day on which a redemption request is received pursuant to our repurchase program as the “redemption request day.” Although following the NAV pricing start date a stockholder will not know at the time he or she requests the redemption of Common Shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line,             . The line will be open on each business day between the hours of 9:00 a.m. and 7:00 p.m. (Eastern time). Redemption requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Redemption requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to the redemption of the Common Shares and will not be permitted to cancel the request prior to the payment of redemption proceeds. Because following the NAV pricing start date our NAV per Common Share will be calculated at the close of each business day, the redemption price may fluctuate between the redemption request day and the date on which the company pays redemption proceeds. If the redemption request day is after the record date for a distribution payment but prior to the payment date for such distribution, the stockholder will be entitled to receive such distribution with respect to the redeemed Common Shares because the stockholder held them on the record date. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date.

Following the NAV pricing start date, we will limit Common Shares redeemed during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12-month period. Furthermore, we may not have sufficient liquidity to honor all redemption requests. We intend, following the NAV pricing start date, to maintain the following percentage of the overall value of our portfolio in liquid assets that can be liquidated more readily than properties: (a) 15% of our NAV up to $333 million; (b) 10% of our NAV between $333 million and $667 million; and (c) 5% of our NAV in excess of $667 million. However, our stockholders should not expect that we will maintain liquid assets at or above these levels. To the extent that we maintain borrowing capacity under a line of credit, such available amount will be included in calculating our liquid assets. Our advisor will consider various factors in determining the amount of liquid assets we should maintain, including but not limited to our receipt of proceeds from sales of additional shares, our cash flow from operations, available borrowing capacity under a line of credit, if any, our receipt of proceeds from any asset sale, and the use of cash to fund redemptions. The board will review the amount and sources of liquid assets on a quarterly basis.

If funds available for our share repurchase program are not sufficient to accommodate all requests, Common Shares will be repurchased as follows: (a) first, pro rata as to repurchases upon the death of a stockholder; (b) next, pro rata as to repurchases from stockholders who demonstrate, in the discretion of our board of directors, a bankruptcy; (c) next, pro rata as to repurchases from stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; (d) next, pro rata as to repurchases from stockholders who have demonstrated another involuntary exigent circumstance, as approved by our board; and (e) finally, pro rata as to all other repurchase requests.

Our advisor will continuously monitor our capital needs and the amount of available liquid assets relative to our current business, as well as the volume of redemption requests relative to the sales of new Common Shares. If our board of directors believes, in its business judgment, that redemptions may unnecessarily burden our short-term or long-term liquidity, adversely affect our operations or have a material adverse impact on non-redeeming stockholders, then prior to the beginning of any quarter, our board of directors may set a limit on the number of Common Shares that may be redeemed in such quarter; provided, that, following the NAV pricing start date, we will limit the Common Shares redeemed during such quarter to 5% of our NAV as of the last day of the previous calendar quarter, or approximately 20% of our NAV in any 12-month period. Stockholders may make multiple requests for redemption during the quarter but may not exceed the maximum limit of redemptions established by our advisor.

There is no minimum holding period for Common Shares; however, because most of our assets will consist of real estate properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition, investment in the company should be considered a long-term investment.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all the Common Shares then owned for repurchase, except that the minimum number of Common Shares that must be presented for repurchase shall be at least 25% of the holder’s Common Shares. However, if the repurchase is being requested due to a hardship, as defined above, and if the repurchase request is made within 180 days of the event giving rise to the hardship, a minimum of 10% of the stockholder’s Common Shares may be presented for repurchase; provided, however, that any future repurchase request by such stockholder must present for repurchase at least 25% of such stockholder’s remaining Common Shares.

Redemption requests may be made by mail or by phone. A stockholder who wishes to have Common Shares redeemed by mail must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have Common Shares repurchased following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. Unrepurchased Common Shares may be passed to an estate, heir or beneficiary following the death of a stockholder. If the Common Shares are to be repurchased under any conditions outlined herein, we will forward the documents necessary to effect the repurchase, including any signature guaranty we may require.

Our board of directors reserves the right, in its sole discretion, at any time and from time to time, to:

•	change the purchase price for repurchases; or
•	otherwise amend the terms of, suspend or terminate our share repurchase program.

Our sponsor, advisor, directors and affiliates are prohibited from receiving a fee on any share repurchases.

The share repurchase program immediately will terminate if our Common Shares are listed on any national securities exchange. Any material modifications, suspension or termination of our share repurchase program by our board of directors or our advisor will be disclosed to stockholders promptly in reports we file with the SEC, a press release or via our website. If there is a suspension or material modification of our repurchase program, our board also may modify or suspend our offering of Common Shares.

Stockholders are not required to sell their Common Shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of our Common Shares on a national stock exchange or our merger with a listed company. We cannot guarantee that a liquidity event will occur.

Common Shares we purchase under our share repurchase program will have the status of authorized but unissued Common Shares and will be retained as treasury stock. Common Shares we acquire through our share repurchase program may be reissued in compliance with the Securities Act and applicable state securities laws.

THE OPERATING PARTNERSHIP AGREEMENT

General

We expect to own substantially all of our assets and conduct our operations through United Realty Capital Operating Partnership, L.P., which we refer to as the operating partnership. We are the sole general partner of the operating partnership, and URTI LP, LLC is expected to become a limited partner of the operating partnership. We have the exclusive power to manage and conduct the business of the operating partnership through our ownership of the sole general partner.

As we accept subscriptions for Common Shares in this offering, we transfer substantially all the net proceeds of the offering to our operating partnership as a capital contribution in exchange for units of limited partnership interest; however, we are deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The operating partnership is deemed to have simultaneously paid the selling commissions and other costs associated with the offering.

As a result of this structure, we are considered an UPREIT, or an umbrella partnership real estate investment trust. An UPREIT is a structure that REITs often use to acquire real property from certain sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers also may desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of the operating partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in the operating partnership, we expect to amend and restate the operating partnership agreement to provide substantially as set forth below.

Capital Contributions

We would expect the operating partnership agreement to require us to contribute the proceeds of any offering of our shares of stock to the operating partnership as an additional capital contribution. If we did contribute additional capital to the operating partnership, we would receive additional partnership units and our percentage interest in the operating partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the operating partnership at the time of such contributions. We also expect that the operating partnership agreement would allow us to cause the operating partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and us. The operating partnership also would be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a limited partner. If the operating partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

We would expect the operating partnership agreement to provide that, so long as we remain qualified as a REIT, the operating partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT. We also would have the power to take actions to ensure that the operating partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

Classification as a publicly traded partnership could result in the operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The operating partnership agreement would provide that the operating partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our operating partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our Common Shares.

Similarly, the operating partnership agreement would provide that the operating partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the corresponding Treasury Regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in the operating partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our Common Shares. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership. Losses could not be passed through to our stockholders.

Upon liquidation of the operating partnership, after payment of, or adequate provision for, debts and obligations of the operating partnership, including partner loans, any remaining assets of the operating partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As the sole general partner of the operating partnership, we generally would have complete and exclusive discretion to manage and control the operating partnership’s business and to make all decisions affecting its assets. Under an operating partnership agreement, we also would expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;
•	construct buildings and make other improvements on owned or leased properties;
•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;
•	borrow or loan money;
•	originate and service loans;
•	make or revoke any tax election;
•	maintain insurance coverage in amounts and types as we determine is necessary;
•	retain employees or other service providers;
•	form or acquire interests in joint ventures; and
•	merge, consolidate or combine the operating partnership with another entity.

Under an operating partnership agreement, we expect that the operating partnership would continue to pay all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The operating partnership also would pay all our administrative costs and expenses and such expenses would be treated as expenses of the operating partnership. Such expenses would include:

•	all expenses relating to our organization and continuity of existence;
•	all expenses relating to the public offering and registration of our Common Shares;
•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;
•	all expenses associated with our compliance with applicable laws, rules and regulations; and
•	all our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that the operating partnership would not reimburse would be costs and expenses relating to assets we may own outside of the operating partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that an operating partnership agreement also would provide for exchange rights. We expect the limited partners of the operating partnership would have the right to cause the operating partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one Common Share for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);
•	result in our shares being beneficially owned by fewer than 100 persons;
•	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or
•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We expect that we generally would not be able to withdraw as the general partner of the operating partnership or transfer our general partnership interest in the operating partnership (unless transferred to us or another wholly owned subsidiary of ours). The principal exception to this would be if we merged with another entity and: (a) the holders of a majority of partnership units (including those we held) approved the transaction; (b) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (c) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (d) the successor entity contributed substantially all of its assets to the operating partnership in return for an interest in the operating partnership and agreed to assume all obligations of the general partner of the operating partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent.

Amendment of Limited Partnership Agreement

We expect amendments to the operating partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 100,000,000 Common Shares through Allied Beacon Partners, Inc., our dealer manager, a broker-dealer registered with FINRA.

Our board of directors approved our offering price of $9.50 per Common Share for the first 5,000,000 Common Shares, plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share, and thereafter $10.00, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share. Our board of directors has arbitrarily determined the selling price of the Common Shares, consistent with comparable real estate investment programs in the market, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Common Shares. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon liquidation.

The Common Shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use its best efforts to sell the Common Shares but has no firm commitment or obligation to purchase any of the Common Shares. We also are offering up to 20,000,000 Common Shares for sale pursuant to our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. Until the NAV pricing start date, the offering price per Common Share under our DRIP will be $9.50. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee will be payable on Common Shares sold under our DRIP. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants. There will be no fees, commissions or expenses paid with respect to these Common Shares. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. The offering of our Common Shares will terminate on or before        , 2014, which is two years after the initial effective date of this offering. If we have not sold all the Common Shares offered in our primary offering within two years, we may continue the primary offering for an additional year, until       , 2015. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to such program through the reinvestment of distributions, in which case participants in the plan will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.

Compensation We Will Pay for the Sale of Our Common Shares

For sales of Common Shares, our dealer manager will receive selling commissions of 6.45% of the purchase price (exclusive of selling commissions and dealer manager fee) out of amounts paid by purchasers of Common Shares. The dealer manager also will receive a dealer manager fee in the amount of 0.55% of the purchase price (exclusive of selling commissions and dealer manager fee) for sales of Common Shares as compensation for acting as the dealer manager, and a marketing fee in the amount of 3.0% of the purchase price (exclusive of selling commissions and dealer manager fee) for sales of Common Shares, which the dealer manager will pay to our affiliate, the OSJ administrative entity, as compensation for marketing support, in each case out of amounts paid by purchasers of Common Shares. We will not pay selling commissions or a dealer manager fee for Common Shares sold pursuant to our DRIP. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Common Shares.

We will reimburse the dealer manager for reasonable bona fide due diligence expenses incurred by the dealer manager which are supported by a detailed itemized invoice. These due diligence reimbursements are not considered a part of the 10% underwriting compensation under FINRA Rule 2310(b)(4)(B)(vii) so long as they are included in a detailed and itemized invoice, although they are considered an organization and offering expense, and organization and offering expenses cannot exceed 15% of the offering proceeds.

The dealer manager does not intend to be a market maker and so will not execute trades for selling stockholders. Set forth below is a table indicating the estimated dealer manager compensation and expenses that will be paid in connection with the offering of Common Shares. The table assumes an offering price (a) with respect to the first 5,000,000 Common Shares, of $9.50 per Common Share (plus applicable selling commissions and dealer manager fee of $0.95 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $10.45 per Common Share), and (b) with respect to the remaining 95,000,000 Common Shares, of $10.00 per Common Share (plus applicable selling commissions and dealer manager fee of $1.00 per Common Share to be paid by purchasers of Common Shares, for a total offering price of $11.00 per Common Share).

	Per Share		Total Maximum
Primary offering(1):
Total offering price	$10.973	(2)	$1,097,250,000
Price to public	$9.975		$997,500,000
Selling commissions	$0.643		$64,338,750
Dealer manager fee	$0.354		$35,411,250
Proceeds to United Realty Trust Incorporated	$9.975		$997,500,000
Distribution reinvestment program(3):
Price to public	$9.50		$190,000,000
Distribution selling commissions	—		—
Dealer manager fee	—		—
Proceeds to United Realty Trust Incorporated	$9.50		$190,000,000

(1)	Reflects sale of 100,000,000 Common Shares. Per share amounts set forth under “Primary offering” are a blended average of the two offering prices that pertain to the 100,000,000 Common Shares as set forth in the paragraph immediately preceding the table, and are rounded to the nearest thousandth.
(2)	Consists of blended average offering price per Common Share plus blended average selling commissions and dealer manager fee to be paid by purchasers of Common Shares in addition to the offering price.
(3)	The table assumes a price under our DRIP of $9.50 per Common Share. Until the NAV pricing start date, Common Shares will be sold under our DRIP at a price of $9.50 per Common Share. Following the NAV pricing start date, Common Shares will be sold under our DRIP at NAV per Common Share, which is an amount that may be higher or lower than $9.50 but that cannot be determined at this time. After the NAV pricing start date, the offering price per Common Share under our DRIP will be equal to the NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. No selling commissions or dealer manager fee are payable in connection with our DRIP.

We will not pay any selling commissions in connection with the sale of Common Shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their Common Shares down to zero if the investor (a) has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our Common Shares.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify our dealer manager and selected registered investment advisors against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The compensation described above includes certain costs associated with the sale and distribution of our Common Shares that our sponsor may pay. We will not reimburse our sponsor for such payments. Nonetheless, such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all the Common Shares offered hereby and that all Common Shares are sold in our primary offering through our dealer manager, which is the distribution channel with the highest possible selling commissions and dealer manager fee.

No selling commissions will be payable in connection with the following special sales:

•	the sale of Common Shares in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the dealer manager or their respective officers and employees and some of their affiliates;
•	the purchase of Common Shares under our DRIP;
•	the sale of our Common Shares to our dealer manager and to its officers and employees and some of its affiliates who request and are entitled to purchase Common Shares net of selling commissions; and
•	the Common Shares credited to an investor as a result of a volume discount.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our Common Shares; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a selling commission in connection with a sale of the Common Shares.

To the extent necessary to comply with FINRA rules, we will provide, on an annual basis, a per share estimated value of our Common Shares, the method by which we developed such value and the date of the data we used to estimate such value.

In no event will the amount we pay to FINRA members exceed FINRA’s 10% cap pursuant to Rule 2310. All amounts deemed to be “underwriting compensation” by FINRA will be subject to FINRA’s 10% cap. Our dealer manager will repay to the company any excess amounts received over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.

Common Shares Purchased by Affiliates and Institutional Investors

Our executive officers and directors, as well as officers and employees of United Realty Advisors LP and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends, and institutional investors, may purchase Common Shares. The offering price for such Common Shares shall be $9.50 per Common Share until the first 5,000,000 Common Shares are sold in our primary offering, and then $10.00 per Common Share, reflecting the fact that selling commissions in the amount of 6.45% of the purchase price per Common Share and a dealer manager fee in the amount of 3.55% of the purchase price per Common Share (in each case exclusive of selling commissions and dealer manager fee) will not be payable in connection with such sales. “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act. The net offering proceeds we receive will not be affected by such sales of Common Shares at a discount. Our executive officers, directors and other affiliates, Friends and any institutional investors who receive the discount will be expected to hold their Common Shares purchased as stockholders for investment and not with a view towards resale. In addition, Common Shares purchased by affiliates of our advisor will not be entitled to vote on any matter presented to the stockholders for a vote relating to the removal of our directors or our advisor as our advisor or any transaction between us and any of our directors, our advisor or any of their respective affiliates, and such Common Shares will be subject to a lock-up agreement among the purchaser, our advisor and us. Such Common Shares purchased by the affiliate shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Common Shares by such affiliate for a period of 180 days immediately following the date of effectiveness of or commencement of sales under the public offering, except as provided in FINRA Rule 5110(g)(2). With the exception of the 20,000 Common Shares initially sold to United Realty Advisor Holdings LLC in connection with our organization, and the Common Shares that our sponsor may receive upon conversion of its Sponsor Preferred Shares, no director, officer or advisor or any affiliate may own more than 9.8% in value or number of our outstanding Common Shares.

Purchases by registered representatives of our dealer manager and their immediate family will be less the selling commissions.

Volume Discounts

We will offer Common Shares with reduced selling commissions and dealer manager fee to “single purchasers” of Common Shares on orders exceeding $1,000,000. The offering price per Common Share will apply to the specific range of each Common Share purchased in the total volume ranges set forth in the table below. The reduced offering price will not affect the amount we receive for investment.

Dollar Volume Shares Purchased	Selling commissions	Dealer Manager Fee	Aggregate Price Per Common Share to Investor (Based on $10.00 Price Per Common Share)(1)
$0 to $999,999	6.45%	3.55%	$11.00
$1,000,000 to $1,999,999	5.45%	3.55%	$10.90
$2,000,000 to $2,999,999	4.45%	3.55%	$10.80
$3,000,000 to $3,999,999	3.45%	3.05%	$10.65
$4,000,000 to $9,999,999	2.45%	2.55%	$10.50
$10,000,000 and above	1.45%	2.55%	$10.40

(1)	The aggregate price per Common Share at each dollar volume level will be different in the case of Common Shares purchased based on a $9.50 price per Common Share, which price will apply to the first 5,000,000 Common Shares sold in the primary offering.

Selling commissions and dealer manager fee for purchases of $1,000,000 or more may, in our sole discretion, be reduced by greater percentages than those set forth in the table above, but in no event will the proceeds to us be less than $9.50 per Common Share in the case of the first 5,000,000 Common Shares being offered in our primary offering, and $10.00 per Common Share in the case of the remaining 95,000,000 Common Shares being offered in our primary offering. Selling commissions and dealer manager fee paid will in all cases be the same for the same level of sales.

If there is a sale of $1,000,000 or more, we will supplement this prospectus to include: (a) the aggregate amount of the sale, (b) the total price per Common Share paid by the purchaser and (c) a statement that other investors wishing to purchase at least the amount described in (a) will pay no more per Common Share, inclusive of selling commissions and dealer manager fee, than such purchaser.

Orders may be combined for the purpose of determining the total selling commissions and dealer manager fee payable with respect to applications made by a “single purchaser.” The amount of total selling commissions and dealer manager fee thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term “single purchaser” will include:

•	any person or entity, or persons or entities, acquiring shares as joint purchasers;
•	all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity;
•	all funds and foundations maintained by a given corporation, partnership or other entity;
•	all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity exercises discretionary authority with respect to an investment in our company; and
•	any person or entity, or persons or entities, acquiring shares that are clients of and are advised by a single investment adviser registered under the Investment Advisers Act of 1940.

If a single purchaser described in the last five categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all the orders were made by a single purchaser.

Orders also may be combined for the purpose of determining the selling commissions and dealer manager fee payable in the case of orders by any purchaser described in any category above who, within 90 days of its initial purchase of Common Shares, orders additional Common Shares. In this event, the selling commissions and dealer manager fee payable with respect to the subsequent purchase of Common Shares will equal the selling commissions and dealer manager fee per Common Share which would have been payable in accordance with the schedule set forth above if all purchases had been made simultaneously. Purchases subsequent to this 90-day period will not qualify to be combined for a volume discount as described herein.

Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

Purchases by entities not required to pay U.S. federal income tax may only be combined with purchases by other entities not required to pay U.S. federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment advisor, that investment advisor may not have any direct or indirect beneficial interest in any of the entities not required to pay U.S. federal income tax whose purchases are sought to be combined. You must mark the “Additional Investment” space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional Common Shares to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional Common Shares to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional Common Shares to be credited to any entities not required to pay U.S. federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis on the amount of the investment of each entity not required to pay U.S. federal income tax on their combined purchases.

Subscription Process

To purchase Common Shares in this offering, you must complete and sign a subscription agreement, like the one contained in this prospectus as Appendix B. You should exercise care to ensure that the applicable subscription agreement is filled out correctly and completely.

By executing the subscription agreement, you will attest, among other things, that you:

•	have received the final prospectus;
•	accept the terms of our charter;
•	meet the minimum income and net worth requirements described in this prospectus;
•	are purchasing the Common Shares for your own account;
•	acknowledge that there is no public market for our Common Shares; and
•	are in compliance with the USA PATRIOT Act and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our Common Shares.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for Common Shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary, a subscriber’s check will be promptly deposited in compliance with Exchange Act Rule 15c2-4. The proceeds from your subscription will be deposited in a segregated escrow account and will be held in trust for your benefit, pending our acceptance of your subscription.

A sale of the Common Shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the SEC pursuant to Rule 424(b) of the Securities Act. Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest (unless we reject your subscription because we fail to achieve the minimum offering) or deduction, within ten business days after rejecting it.

Investments by IRAs and Certain Qualified Plans

We may appoint one or more IRA custodians for investors in our Common Shares who desire to establish an IRA, SEP or certain other tax-deferred accounts or transfer or rollover existing accounts. We will provide the name(s) of any such additional IRA custodian(s) in a prospectus supplement. Our advisor may determine to pay the fees related to the establishment of investor accounts with such IRA custodians, and it also may pay the fees related to the maintenance of any such account for the first year following its establishment. Thereafter, we expect the IRA custodian(s) to provide this service to our stockholders with annual maintenance fees charged at a discounted rate. In the future, we may make similar arrangements for our investors with other custodians. Further information as to custodial services is available through your broker or may be requested from us.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions from investors who are not affiliated with us or our sponsor aggregating at least the minimum offering of 200,000 Common Shares have been received and accepted by us. Any Common Shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that can be readily sold, with appropriate safety of principal. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by        , 2013, which is one year after the initial effective date of this offering, our escrow agent will promptly so notify us, this offering will be terminated and your funds and subscription agreement will be returned to you within thirty days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on a pro rata basis. Such interest will be paid to subscribers upon the termination of the escrow period, subject to withholding for taxes pursuant to applicable Treasury Regulations. We will bear all expenses of the escrow and, as such, any interest to be paid to any subscriber will not be reduced for such expense.

Suitability Standards

Our sponsor, those selling Common Shares on our behalf and registered investment advisors recommending the purchase of Common Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of Common Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Investor Suitability Standards” immediately following the cover page of this prospectus;
•	can reasonably benefit from an investment in our Common Shares based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation;
•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our Common Shares; and
•	have apparent understanding of:
•	the fundamental risks of the investment;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of our Common Shares;
•	the restrictions on transferability of our Common Shares;
•	the background and qualifications of our sponsor and its affiliates; and
•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling Common Shares on our behalf and registered investment advisors recommending the purchase of Common Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Common Shares is suitable and appropriate for you.

Until our Common Shares are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your Common Shares, also must meet the net worth or income standards.

Minimum Purchase Requirements

You must initially purchase at least 250 Common Shares ($2,750, assuming an offering price of $10.00 per Common Share, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share) to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs; provided, that each such contribution is made in increments of $100. You should note that an investment in our Common Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of ERISA or the Code, as applicable.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to Common Shares purchased pursuant to our DRIP.

Unless you are transferring all your Common Shares, you may not transfer your Common Shares in a manner that causes you or your transferee to own fewer than the number of Common Shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our Common Shares are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your Common Shares. We cannot assure that our Common Shares will ever be listed on a national securities exchange.

SUPPLEMENTAL SALES MATERIAL

In addition to the prospectus, we are using supplemental sales material in connection with the offering of the Common Shares, although only when accompanied by or preceded by the delivery of the prospectus. The supplemental sales material does not contain all the information material to an investment decision and should only be reviewed after reading the prospectus. The sales material currently used in permitted jurisdictions includes:

•	investor sales promotion brochures;
•	cover letters transmitting the prospectus;
•	brochures containing a summary description of the offering;
•	fact sheets describing the general nature of United Realty Trust Incorporated and our investment objectives;
•	asset flyers describing our recent acquisitions;
•	broker updates;
•	online investor presentations;
•	online banners and click-throughs;
•	website material;
•	electronic media presentations; and
•	client seminars and seminar advertisements and invitations.

All of the foregoing material is prepared by our advisor or its affiliates with the exception of third-party article reprints. In certain jurisdictions, some of or all such sales material may not be available. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Common Shares only by means of the prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in the prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in the prospectus, or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the Common Shares being offered hereby has been passed upon for us by Venable LLP, Baltimore, Maryland. Proskauer Rose LLP, New York, New York, has reviewed the statements relating to certain U.S. federal income tax matters that are likely to be material to U.S. holders of our Common Shares under the caption “Material U.S. Federal Income Tax Considerations,” has passed upon our qualification as a REIT and has served as counsel for our advisor and its affiliates. Kunzman & Bollinger, Inc. has served as counsel for Allied Beacon Partners, Inc. and its affiliates.

EXPERTS

The consolidated balance sheet of United Realty Trust Incorporated at November 25, 2011 appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the Common Shares to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and current reports, proxy statements and other information with the SEC. We will furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and any of these filings will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of
United Realty Trust Incorporated.

We have audited the accompanying consolidated balance sheet of United Realty Trust Incorporated (the “Company”) as of November 25, 2011. This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of United Realty Trust Incorporated at November 25, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
December 20, 2011

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED BALANCE SHEET
November 25, 2011

ASSETS
Cash and cash equivalents	$250,000
Total assets	$250,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total liabilities	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; 500,000 shares issued and outstanding	$50,000
Common stock, $0.01 par value; 200,000,000 shares authorized; 20,000 shares issued and outstanding	200
Additional paid-in capital	199,800
Total stockholders’ equity	250,000
Total liabilities and stockholders’ equity	$250,000

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

1. Organization

United Realty Trust Incorporated, or the Company, was formed on November 8, 2011 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Substantially all of the Company’s business will be conducted through United Realty Capital Operating Partnership, L.P., or the operating partnership, a Delaware limited partnership formed on November 8, 2011. The Company is the 99% general partner of the operating partnership. As the Company completes the settlement for the purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the operating partnership. Neither the Company nor the operating partnership has engaged in any operations to date.

The Company was organized to invest in a diversified portfolio of income-producing commercial real estate properties and other real estate related assets. As discussed in Note 3, the Company sold 20,000 shares of its common stock to United Realty Advisor Holdings LLC, or the Sponsor, on November 17, 2011 (capitalization) The Company’s fiscal year end is December 31. On November 25, 2011 the Sponsor purchased 500,000 preferred shares for $50,000.

The Company intends to offer to the public, pursuant to a registration statement to be filed, 100,000,000 of shares of its common stock in its primary offering and 20,000,000 of shares of its common stock pursuant to its distribution reinvestment program (“DRIP”), or the Initial Offering. The Company may reallocate the shares offered between the primary offering and the DRIP. From the first date on which the Company’s shares are offered for sale to the public, or the Initial Offering Date, until the Company has received purchase orders for at least 5,000,000 of shares of its common stock, the per share purchase price for shares will be $9.50 per Common Share plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share. Thereafter, the per share purchase price for shares of the Company’s common stock will be $10.00, plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share. The Company will offer Common Shares with reduced selling commissions, dealer manager fee or marketing fee to “single purchasers” of Common Shares on orders exceeding $1,000,000. After the earlier to occur of: (a) the Company investing in assets with an aggregate cost, including its pro rata share of debt attributable to such assets, in excess of $1 billion; (b) the Company raising net offering proceeds of in excess of $650 million in its primary offering; and (c) the date that is 29 months following the commencement of the Company’s initial public offering, or the NAV Pricing Start Date, the offering price per share of common stock under the DRIP will vary from day-to-day and, on any given day, will be equal to the sum of the Company’s net asset value computed on a fair value basis, or NAV, divided by the number of shares of its common stock outstanding as of the end of business each business day. If the Company does not sell at least 200,000 shares, or the Minimum Offering Amount, to purchasers who are not affiliated with the sponsor by one year after the initial effective date of the offering, this offering will be terminated and the Company’s escrow agent will promptly send each prospective stockholder a full refund of its investment with interest and without deduction for escrow expenses. Pending satisfaction of this condition, all subscription payments will be placed in an account held by an escrow agent, in trust for the subscriber, pending release to the Company. The subscriber will be entitled to interest earned on the subscription payment while it is held in the escrow account. The Company expects to sell the Common Shares offered in the primary offering over a two-year period. If the Company has not sold all the Common Shares within three years, the Company may continue the primary offering for up to an additional 180 days.

The Company intends to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. The Company may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality, in multifamily and age-restricted residences, and in other real estate-related assets. The Company may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

1. Organization  – (continued)

mezzanine or bridge loan with a right to acquire equity in the project. The Company may buy debt secured by an asset with a view toward acquiring the asset through foreclosure or originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, the Company may invest in real estate-related securities, including securities issued by other real estate companies.

The Company’s advisor is United Realty Advisors LP, or the Advisor, a newly formed Delaware limited liability company. The Advisor will conduct the company’s operations and manage the portfolio of real estate investments.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated balance sheet has been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the authoritative reference for U.S. generally accepted accounting principles (“GAAP”). The consolidated balance sheet includes the accounts of the Company, and the operating partnership. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. In addition, the Company evaluates relationships with other entities to identify whether there are variable interest entities as required by ASC 810-10-45, and to assess whether it is the primary beneficiary of such entities. If the determination is made that the Company is the primary beneficiary, then that entity is included in the consolidated financial statements in accordance with ASC 810-10-45.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company’s cash balance.

Organizational and Offering Costs

Organizational and offering expenses (other than selling commissions) generally include costs and expenses incurred by the Company in connection with the Company’s formation, preparing for the offering, the qualification and registration of the offering, and the marketing and distribution of the Company’s shares. Offering costs include, but are not limited to, accounting and legal fees (including the dealer manager’s legal fees), costs to amend the registration statement and supplement the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse the advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the dealer manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

2. Summary of Significant Accounting Policies  – (continued)

The Advisor has agreed to fund the Company’s organizational and offering expenses incurred through the Escrow Period, at which time, the company will reimburse the advisor for organizational and offering expenses up to 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares).

Organizational expenses will be expensed as incurred. Offering costs incurred by the Company, the Advisor and their affiliates on behalf of the Company have been deferred and will be paid from the proceeds of the continuous public offering and will be treated as a reduction of equity.

Income Taxes

The Company intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, beginning with the company’s taxable year ending December 31 of the year in which the Escrow Period concludes. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, distribute at least 90% of the Company’s REIT taxable income to the Company’s stockholders and meet certain tests regarding the nature of the Company’s income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company also will be disqualified for the four taxable years following the year during which qualification was lost unless the company is entitled to relief under specific statutory provisions.

3. Capitalization

Under the Company’s charter, the Company has the authority to issue 200,000,000 shares of its common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 17, 2011, United Realty Advisor Holdings LLC purchased 20,000 shares of the Company’s common stock for total cash consideration of $200,000 to provide the Company’s initial capitalization. On November 25, 2011 the Sponsor purchased 500,000 preferred shares for $50,000. The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to alter the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

In addition, the Company intends to commence a private offering to accredited investors (the “Private Offering”) of the company’s Institutional Preferred Shares, or the Institutional Preferred Shares. The Private Offering will terminate on the effective date of the registration statement. The Institutional Preferred Shares are convertible in whole or in part into Common Shares after the first anniversary of the final closing of the Private Offering, on a one-for-one basis. The purchase price for the Institutional Preferred Shares is the conversion price. The purchase price for the Institutional Preferred Shares is based upon the total investment made by each investor in the private offering. This conversion price is at a discount from the public offering price of our Common Shares pursuant to this offering and will result in dilution of the interests that holders of the Company’s Common Stock have in the Company.

Distribution Reinvestment Program

The Company intends to adopt a DRIP that will allow stockholders to have cash otherwise distributable invested in additional shares of its common stock at a price equal to the Company’s NAV per share on the distribution date, after giving effect to all distributions. The Company will offering up to 20,000,000 shares of common stock pursuant to this program. Stockholders who elect to participate in the DRIP, and who are

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

3. Capitalization  – (continued)

subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Share Repurchase Program

In an effort to provide the Company’s stockholders with liquidity in respect of their investment in shares of the Company’s common stock, the Company intends to adopt a redemption plan whereby on a daily basis, stockholders may request that the Company redeem all or any portion of their shares. Prior to the NAV pricing start date, stockholders may redeem their Common Shares (a) in the case of hardship, as defined below, at the total offering price paid or (b) in the discretion of the Advisor, at a price of 92% of the total offering. Following the NAV pricing start date, the redemption price per Common Share on any business day will be 95% of our NAV per Common Share for the Common Shares for that day, calculated after the close of business on the redemption request day, without giving effect to any share purchases or redemptions to be effected on such day. The Company defines “hardship” to mean: (a) the death of a stockholder; (b) the bankruptcy of a stockholder; (c) a mandatory distribution under a stockholder’s IRA; or (d) another involuntary exigent circumstance, as approved by the Company’s board. Following the NAV pricing start date, the Company may not redeem in excess of 5% of the company’s NAV as of the last day of the previous calendar quarter, or approximately 20% of NAV in a 12-month period. The Company’s board of directors has the right to modify or suspend redemptions and terminate the redemption plan for any reason.

4. Related Party Arrangements

The Company anticipates executing an advisory agreement with the Advisor, a dealer manager agreement with the dealer manager and a property management agreement with an affiliate of the Sponsor (“Property Manager”). These agreements will entitle the Advisor, the dealer manager, and an affiliate of the sponsor, to specified fees upon the provision of certain services with regard to the offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering costs incurred by the Advisor and the Dealer manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The fees and reimbursement obligations are as follows:

Form of Compensation	Amounts
Selling Commissions	The Company will pay the dealer manager 6.45% of the per share purchase price of Common Shares (exclusive of selling commissions, dealer manager fee) in the Company’s primary offering and of Common Shares, which, after the first 5,000,000 Common Shares are sold at $9.50, if such sale is successful, will be $10.00, out of amounts paid by purchasers of Common Shares in addition to the purchase price. No selling commissions will be paid on sales of Common Shares under the company’s DRIP. The Dealer manager will reallow all selling commissions to participating broker-dealers.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

4. Related Party Arrangements  – (continued)

Form of Compensation	Amounts
Dealer manager Fee	The Company will pay the dealer manager 3.55% of the per share purchase price of Common Shares (exclusive of selling commissions and dealer manager fee) in the Company’s primary offering, which, after the first 5,000,000 Common Shares are sold at $9.50, if such sale is successful, will be $10.00, out of amounts paid by purchasers of Common Shares in addition to the purchase price. The dealer manager will retain 0.55% of such purchase price as a dealer manager fee, and will pay 3.0% of such purchase price to the Company’s affiliate, the OSJ administrative entity, as a marketing fee. No dealer manager fee or marketing fee will be paid with respect to sales under the Company’s DRIP.
Organization and Offering Expenses	The Company will reimburse the advisor up to 2% of the total offering price paid by investors (which includes proceeds to the Company from sale of Common Shares, plus applicable selling commissions and dealer manager fee and) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager for due diligence fees set forth in detailed and itemized invoices.
Acquisition Fees	The Company will pay the Advisor or its assignees 1% of the contract purchase price of each property acquired (including the Company’s pro rata share of debt attributable to such property) and 1% of the amount advanced for a loan or other investment (including the company’s pro rata share of debt attributable to such investment). “Contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of acquisition expenses and any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and financing fees.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

4. Related Party Arrangements  – (continued)

Form of Compensation	Amounts
Acquisition Expenses	The Company will reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on the company’s behalf, regardless of whether the Company actually acquires the related assets. In addition, the Company will pay third parties, or reimburse the advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether the company acquires the related assets. In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described below) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including the company’s pro rata share of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including the Company’s pro rata share of debt attributable to such investment).
Construction Management Fee and Development Fee	The Company expects to engage the Property Manager to provide construction management services or development services for some of the company’s properties. The Company will pay a construction management fee or a development fee (but not both) in an amount of 2% of the cost of any construction or development that the Property Manager undertakes.
Asset Management Fees	Until the NAV pricing start date, the Company will pay the Advisor or its assignees a monthly fee equal to one-twelfth ( 1/12) of 0.75% of the contract purchase price of each property (including the Company’s pro rata share of debt attributable to such property) then owned and one-twelfth ( 1/12) of 0.75% of the amount advanced for a loan or other investment (including the Company’s pro rata share of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, the Company will pay the advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence and (b) one-twelfth ( 1/12) of 1% per annum of the monthly average of the company’s daily NAV, payable on the first business day of each month. No fee will accrue or be payable on assets acquired using the proceeds from the private offering until the Company has sufficient cash flow to pay dividends on the Institutional Preferred Shares.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

4. Related Party Arrangements  – (continued)

Form of Compensation	Amounts
Property Management Fees	The Company will pay monthly property management fees equal to 4.5% of the monthly gross receipts from the properties managed by the Property Manager. The Property Manager may subcontract the performance of its property management duties to third parties, and the Property Manager may pay a portion of its property management fees to the third parties with whom it subcontracts for these services. The Company will reimburse the costs and expenses incurred by the Property Manager on the Company’s behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as fees and expenses of third-party service providers. The Company will not, however, reimburse the Property Manager for general overhead costs or for the wages and salaries and other employee-related expenses of employees of the Property Manager other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties.
Leasing Fees	The Company expects to engage the Property Manager to provide leasing services with respect to the company’s properties. The Company will pay a leasing fee to the Property Manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the tie of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. The Property Manager may subcontract the performance of its leasing duties to third parties, and the Property Manager may pay a portion of its leasing fees to the third parties with whom it subcontracts for these services.
Oversight Fees	For services in overseeing property management and leasing services provided by any person or entity that is not the Company’s Property Manager or an affiliate of the Property Manager, the Company will pay the advisor an oversight fee equal to 1% of the gross revenues of the property managed.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

4. Related Party Arrangements  – (continued)

Form of Compensation	Amounts
Operating Expenses	Commencing upon the earlier to occur of (a) four fiscal quarters after the company makes its first investment or (b) six months after the commencement of this offering, the company will reimburse the advisor’s costs of providing administrative services, subject to the limitation that the company will not reimburse the advisor for any amount by which the company’s operating expenses (including the asset management fee at the end of the four preceding fiscal quarters exceeds the greater of (x) 2% of average invested assets and (y) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of the company’s assets (including lease intangibles invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before reserves for depreciation or bad debts or other similar non- cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, the company will reimburse the advisor for personnel costs in connection with other services during the operational stage, in addition to paying an asset management fee; however, the company will not reimburse the advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.
Financing Coordination Fee	If the advisor provides services in connection with the origination or refinancing of any debt that we obtain and use to finance properties or other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties or other permitted investments, the Company will pay the Advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt, subject to certain limitations. The Advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED BALANCE SHEET
November 25, 2011

4. Related Party Arrangements  – (continued)

Form of Compensation	Amounts
Real Estate Disposition Commissions	For substantial assistance in connection with the sale of properties, the Company will pay the advisor a real estate disposition commission paid on the sales price of property equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the disposition fee paid to the advisor and its affiliates and agents; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a reasonable, customary and competitive real estate commission in light of the size, type and location of the property.
Subordinated Share of Annual Cash Flows	The Advisor will receive 15% of remaining net cash flows for each year after payment to holders of common shares of a 7% pre-tax, non-compounded annual return on capital contributed by holders of Common Shares.
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)	If the Sponsor Preferred Share are converted into Common Shares, each Sponsor Preferred Share may be converted into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised through the date of conversion in this public offering or any subsequent public offering. If the minimum offering is achieved, following a liquidation and after our Institutional Preferred Stockholders have been paid their $10.00 preference, our sponsor would receive 15% of the amount of any excess of the proceeds over the amount of invested capital with respect to Common Shares plus a non-compounded pretax annual return to holders of Common Shares of 7%.

5. Distributions

The operating partnership’s limited partnership agreement generally provides that the operating partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the operating partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

6. Economic Dependency

The Company will be dependent on the Advisor or its affiliates for certain services that are essential to the company, including the sale of the Company’s shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

APPENDIX A-1

PRIOR PERFORMANCE TABLES

The following introduction provides information relating to real estate investment properties sponsored by Messrs. Frydman and Verschleiser or their affiliates. The tables below provide information about the sponsor’s prior properties to which third parties contributed capital, or in which Messrs. Frydman or Verschleiser invested for their own accounts. These programs are substantially similar to our program because they invested in the same property types (i.e., retail, residential, industrial and office) that we intend to acquire and had the same objectives as we do. These tables provide information for use in evaluating the properties in which Messrs. Frydman and Verschleiser and their affiliates invested, the results of the operations of the properties, and compensation paid by their programs. The tables are furnished solely to provide prospective investors with information concerning the past performance of Messrs. Frydman and Verschleiser and their affiliates that raised capital from third parties. During the five years ended December 31, 2011, Messrs. Frydman and Verschleiser and their affiliates sponsored programs that invested in properties that have investment objectives similar to ours, which are to provide stable cash distributions, preservation of capital contributions, portfolio diversification, growth in the value of our assets upon their sale, and the potential for future liquidity.

Information in the tables is current as of December 31, 2011. Investors are strongly encouraged to carefully review the section of this prospectus captioned “Prior Performance of Affiliates of Our Sponsor —  Recent Adverse Business Developments” for a description of the adverse developments that have occurred or may occur in 2012. These adverse business developments may not be reflected in the tabular information contained in this prospectus. Information required to be disclosed in Table VI is included in Part II of the registration statement on page II-7.

The non-public programs and non-program properties presented in Table III are presented on an income tax basis (and specifically a cash basis). While SEC rules and regulations allow the company to record and report results for the non-public programs and non-program properties of Messrs. Frydman and Verschleiser on an income tax basis, investors should understand that the results of these non-public programs may be different if they were reported on a GAAP basis. Some of the major differences between GAAP accounting and income tax accounting (and, where applicable, between cash basis and accrual basis income tax accounting) that impact the accounting for investments in real estate are described in the following paragraphs:

•	The primary difference between the cash methods of accounting and accrual methods (both GAAP and the accrual method of accounting for income tax purposes) is that the cash method of accounting generally reports income when received and expenses when paid while the accrual method generally requires income to be recorded when earned and expenses recognized when incurred.
•	GAAP requires that, when reporting lease revenue, the minimum annual rental revenue be recognized on a straight-line basis over the term of the related lease, whereas the cash method of accounting for income tax purposes requires recognition of income when cash payments are actually received from tenants, and the accrual method of accounting for income tax purposes requires recognition of income when the income is earned pursuant to the lease contract.
•	GAAP requires that when an asset is considered held for sale, depreciation ceases to be recognized on that asset, whereas for income tax purposes, depreciation continues until the asset either is sold or is no longer in service.
•	GAAP requires that when a building is purchased certain intangible assets and liabilities (such as above- and below-market leases, tenant relationships and in-place lease costs) be allocated separately from the building and amortized over significantly shorter lives than the depreciation recognized on the building. These intangible assets and liabilities are not recognized for income tax purposes and are not allocated separately from the building for purposes of tax depreciation.
•	GAAP requires that an asset be evaluated for impairment if certain impairment indicators exist and if the carrying, or book value exceeds the total estimated undiscounted future cash flows (including

A-1-1

net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. An impairment loss must then be recognized to decrease the carrying value of the asset to its fair value. For income tax purposes, losses are generally not recognized until the asset has been sold to an unrelated party or otherwise disposed of in an arm’s length transaction.

Prospective investors should read these tables carefully together with the summary information concerning the prior programs as set forth in “Prior Performance of Affiliates of Our Sponsor” elsewhere in this Prospectus.

INVESTORS IN UNITED REALTY TRUST INCORPORATED WILL NOT OWN ANY INTEREST IN THE PRIOR PROGRAM PROPERTIES AND SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PROGRAMS.

Additional information about these tables can be obtained by calling us at (212) 388-6800.

The following tables use certain financial terms. The following paragraphs briefly describe the meanings of these terms:

•	“Acquisition Costs” means fees related to the purchase of property, cash down payments, acquisition fees, and legal and other costs related to property acquisitions
•	“GAAP” refers to “Generally Accepted Accounting Principles” in the United States.
•	“Recapture” means the portion of taxable income from property sales or other dispositions that is taxed as ordinary income.
•	“Reserves” refers to offering proceeds designated for repairs and renovations to properties and offering proceeds not committed for expenditure and held for potential unforeseen cash requirements.
•	“Return of Capital” refers to distributions to investors in excess of net income.

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES — JACOB FRYMAN AND AFFILIATES

NOT APPLICABLE

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TABLE II

COMPENSATION FROM NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYMAN AND AFFILIATES

NOT APPLICABLE

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TABLE III

OPERATING RESULTS OF PRIOR NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYMAN AND AFFILIATES

This table summarizes the operating information results of Program Properties of Jacob Frydman and his affiliates for the five years ending December 31, 2011, which are presented on a cash basis. Results for the fiscal year ended December 31, 2011 will be provided in an amendment to this registration statement. As outlined in the preceding narrative, Mr. Frydman’s investment objectives seek capital appreciation with a secondary objective of income, with a different investment methodology than that of ours.

	2007	2008	2009	2010	2011
Gross Revenues	$2,975,837	$3,968,587	$3,949,140	$3,692,711
Profit on Sale of Properties	$—	$—	$—	$—
Less:
Operating Expenses	$(919,136)	$(1,573,419)	$(1,409,036)	$(1,379,639)
Interest Expense	$(1,144,060)	$(1,516,206)	$(1,478,935)	$(1,473,738)
Depreciation	$(562,980)	$(713,166)	$(711,132)	$(711,132)
Other	$—	$—	$—	$—
Net Income – GAAP Basis	$349,660	$165,796	$350,038	$128,202
Taxable Income
From Operations	$349,660	$165,796	$350,038	$128,202
From Gain on Sale	$—	$—
Cash Generated from Operations	$2,056,701	$2,395,168	$2,540,104	$2,313,072
Cash Generated from Sales	$—	$—	$—	$—
Cash Generated from Refinancing	$—	$—	$—	$—
Cash Generated From Operations, Sales and Refinancing	$2,056,701	$2,395,168	$2,540,104	$2,313,072
Less: Cash Distributions
From Operating Cash Flow	$610,117	$834,160	$759,999	$814,202
From Sales and Refinancing	$—	$—	$—	$—
From Other	$—	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions	$1,446,584	$1,561,008	$1,780,105	$1,498,870
Less: Special Items (not including sales and refinancing) (identify and quantify)	$—	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$1,446,584	$1,561,008	$1,780,105	$1,498,870
Tax and Distributions per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
From Operations	$59	$28	$59	$21
From Recapture	$—	$—	$—	$—
Capital Gain (loss)	$—	$—	$—	$—
Cash Distributions to Investors Source (on GAAP Basis)
Investment Income	$2	$2	$1	$—
Return of Capital	$102	$140	$127	$137
Source (on cash basis)
Sales	$—	$—	$—	$—
Refinancing	$—	$—	$—	$—
Operations	$104	$142	$128	$137
Other	$—
Amount Remaining Invested in Properties at Year End	100%	100%	100%	100%

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TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAMS —
JACOB FRYMAN AND AFFILIATES

Table IV summarizes information for Program and Non-Program properties which have completed operations (no longer held properties) of Jacob Frydman and his affiliates during the period January 1, 1996 to December 31, 2011. As outlined in the preceding narrative, Mr. Frydman’s investment objectives seek capital appreciation with a secondary objective of income, with a different investment methodology than that of ours.

University Place 385 McDonald Avenue Brooklyn, NY
Dollar Amount Raised	$675,515
Number of Properties Purchased	1
Date of Closing of Offering	9/7/2005
Date of First Sale of Property	1/6/2010
Date of Final Sale of Property	1/6/2010
Tax and Distribution Data Per $1000 Investment Through
Federal Income Tax Results
Ordinary Income (loss)	$—
from Operations	$—
from Recapture	$—
Capital Gain (loss)
Deferred Gain (loss)
Capital	$—
Ordinary	$1,490
Cash Distributions to Investors
Source (on GAAP Basis)
Investment Income	$—
Return of Capital	$1,000
Other	$490
Source (on Cash Basis)
Sales	$—
Refinancing	$—
Operations	$1,490
Other	$—
Receivable on Net Purchase Money Financing	$—

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TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYMAN AND AFFILIATES

Table V provides summary information on the results of sales or disposals of Program and Non-Program properties by Jacob Frydman and his affiliates during the period January 1, 1996 to December 31, 2011. As outlined in the preceding narrative, Mr. Frydman’s investment objectives seek capital appreciation with a secondary objective of income, with a different investment methodology than that of ours.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
University Place 385 McDonald Avenue Brooklyn, NY	9/7/2005	1/6/2010	$1,006,660.00	$13,017,017.57			$14,023,677.57	$12,000,000.00	$675,515.03	$12,675,515.03	$331,144.97

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TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS FOR NON-PUBLIC PROGRAM PROPERTIES — ELI VERSCHLEISER AND AFFILIATES

Table I provides a summary of the experience of Eli Verschleiser and his affiliates as a sponsor in raising and investing funds in Non-Public Programs for the last five fiscal years ended December 31, 2011. Information is provided as to the manner in which the proceeds of the offerings have been applied, the timing and length of the offerings and the time period over which the proceeds have been invested. Mr. Verschleiser’s investment objective for these pools was to generate returns from the sale of REO (“Real Estate Owned” or foreclosed) properties acquired from banks and servicers at bulk sale pricing.

	2008 Funds	2009 Funds	2010 Funds
Dollar Amount Offered	$2,479,591	$5,369,923	$2,128,231
Dollar Amount Raised (100%)	$2,479,591	$5,369,923	$2,128,231
Less Offering Expenses:
Selling Commissions and Discounts Retained by Affiliates	$—	$—	$—
Organizational Expenses	$—	$—	$—
Other (Management Fee)	$—	$246,121	$95,655
Reserves
Percent available for investment	100%	95%	96%
Acquisition costs
Prepaid Items and Fees Related to Purchase of Property	$—	$211,067	$148,431
Cash Down Payment	$2,479,591	$4,912,735	$1,884,145
Acquisition Fees	$—	$—	$—
Other	$—	$—	$—
Total Acquisition Costs	$2,479,591	$5,123,802	$2,032,576
Percent Leverage	0.00%	0.00%	0.00%
Date Offering Began	October 1, 2008	March 1, 2009	September 1, 2009
Length of Offering (in months)	3	5	5
Months to Invest 90% of Amount Available for Investment	3	5	5

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TABLE II

COMPENSATION FROM NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table II summarizes the amount and type of compensation paid to Eli Verschleiser and his affiliates from Non-Public Program Properties during the five years ended December 31, 2011. Mr. Verschleiser’s investment objective for these pools was to generate returns from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2008 Funds	2009 Funds	2010 Funds
Date Offering Commenced	October 1, 2008	March 1, 2009	September 1, 2009
Dollar Amount Raised	$2,479,591	$5,369,923	$2,128,231
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees	$—	$—	0
Acquisition Fees	$—	$—	0
Real Estate Commissions	$—	$—	0
Advisory Fees	$—	$—	0
Other (Management Fees)	$—	$246,121	$95,655
Other
Dollar Amount of Cash Generated from Operations Before Deducing Payments to Sponsor	$3,024,377	$5,820,169	$1,944,977
Amount Paid to Sponsor from Operations:
Property Management Fees	$—	$—	$—
Partnership Management Fees	$—	$—	$—
Reimbursements	$—	$—	$—
Leasing Commissions	$—	$—	$—
Other (Identify and Quantify)	$—	$—	$—
Dollar Amount of Property Sales and Refinancing Before Deducing Payments to Sponsor	$3,024,377	$5,820,169	$1,944,977
Cash	$3,024,377	$5,820,169	$1,944,977
Notes	$—	$—	$—
Amount Paid to Sponsor from Property Sales and Refinancing
Real Estate Commissions	$—	$—	$—
Incentive Fees	$—	$—	$17,359
Other (Identify and Quantify)	$—	$—	$—

A-1-9

TABLE III

OPERATING RESULTS OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table III summarizes the operating information results for Program Properties sponsored by Eli Verschleiser and his affiliates for the five years ending December 31, 2011, which are presented on a cash basis. Operating results reported for the entire holding period from acquisition through sale on a pool by pool basis and shown in the year of each pool’s origination. Mr. Verschleiser’s investment objective for these pools was to generate returns from the sale of REO properties acquired from banks and servicers at bulk sale pricing.

	2008 Funds	2009 Funds	2010 Funds
Gross Revenues	$3,024,377	$5,820,169	$1,944,977
Profit on Sale of Properties	$544,786	$450,246	$(183,253)
Less:
Operating Expenses	$46,430	$121,182	$48,935
Interest Expense	$—	$—	$—
Depreciation	$—	$—	$—
Other	$—	$—	$—
Net Income – GAAP Basis	$498,356	$329,064	$(232,188)
Taxable Income	$498,356	$329,064	$(232,188)
From Operations	$—	$—	$—
From Gain on Sale	$498,356	$329,064	$—
Cash Generated from Operations	$—	$—	$—
Cash Generated from Sales	$2,977,947	$5,698,987	$1,896,042
Cash Generated from Refinancing	$—	$—	$—
Cash Generated From Operations, Sales and Refinancing	$2,977,947	$5,698,987	$1,896,042
Less: Cash Distributions
From Operating Cash Flow	$2,977,947	$5,698,987	$1,896,042
From Sales and Refinancing	$—	$—	$—
From Other	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions	$—	$—	$—
Less: Special Items (not including sales and refinancing) (identify and quantify)	$—	$—	$—
Cash Generated (deficiency) after Cash Distributions and Special Items	$—	$—	$—
Tax and Distributions per $1,000 Invested
Federal Income Tax Results:
Ordinary Income
From Operations	$—	$—	$—
From Recapture	$—	$—	$—
Capital Gain (loss)	$201	$67	$(123)
Cash Distributions to Investors Source (on GAAP Basis)
Investment Income	$201	$67	$—
Return of Capital	$1,000	$1,000	$877
Source (on cash basis)
Sales	$1,201	$1,067	$877
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Amount Remaining Invested in Properties at End of Program	0%	0%	0%

A-1-10

TABLE IV

RESULTS OF COMPLETED NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table IV summarizes information for Non-Public Program properties which have completed operations (no longer held properties) of Eli Verschleiser and his affiliates during the five years ending December 31, 2011.

	2008 Funds	2009 Funds	2010 Funds
Dollar Amount Raised	$2,479,591	$5,369,923	$2,128,231
Number of Properties Purchased	506	907	338
Date of Closing of Offering	12/22/2008	7/26/2009	1/22/2010
Date of First Sale of Property	12/30/2008	6/1/2009	3/19/2010
Date of Final Sale of Property	12/31/2010	3/1/2011	8/31/2011
Tax and Distribution Data Per $1000 Investment Through
Federal Income Tax Results
Ordinary Income (loss)	$201	$67	$(123)
from Operations	$—	$—	$—
from Recapture	$—	$—	$—
Capital Gain (loss)
Deferred Gain (loss)
Capital	$201	$67	$(123)
Ordinary	$—	$—	$—
Cash Distributions to Investors
Source (on GAAP Basis)
Investment Income	$201	$67	$—
Return of Capital	$1,000	$1,000	$877
Source (on Cash Basis)
Sales	$1,201	$1,067	$877
Refinancing	$—	$—	$—
Operations	$—	$—	$—
Other	$—	$—	$—
Receivable on Net Purchase Money Financing	$—	$—	$—

A-1-11

TABLE V

SALES OR DISPOSALS OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table V provides summary information on the results of sales or disposals of Non-Public Program properties by Eli Verschleiser and his affiliates during the five years ending December 31, 2011.

Property	Date of First Acquisition	Date of Final Acquisiton	Date of First Sale	Date of Last Sale	Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs			Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
					Cash Received, Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement Closing and Soft Costs	Total
2008 Funds	10/1/2008	12/22/2008	12/30/2008	12/31/2010	$3,024,376.91	$—	$—	$—	$3,024,376.91	$—	$2,479,590.95	$2,479,590.95	$544,785.96
2009 Funds	3/10/2009	7/26/2009	6/1/2009	3/1/2011	$5,820,169.42	$—	$—	$—	$5,820,169.42	$—	$5,123,802.00	$5,123,802.00	$696,367.42
2010 Funds	9/15/2009	1/22/2010	3/18/2010	8/31/2011	$1,944,977.31	$—	$—	$—	$1,944,977.31	$—	$2,032,576.00	$2,032,576.00	$(87,598.69)

A-1-12

APPENDIX A-2

ACQUISITIONS OF PROPERTIES SINCE 1996 —
JACOB FRYDMAN AND AFFILIATES

(UNAUDITED)

Appendix A-2 provides a summary of the prior performance of Mr. Frydman and his affiliates when investing for Mr. Frydman's own account. For a more detailed summary on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for Mr. Frydman's own account, see the table on Page II-8 titled “Acquisitions of Properties since 1996 — Jacob Frydman and Affiliates,” which we have filed with the SEC. For more information on how to obtain a copy of this table, see“— Undertakings”. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

	TOTALS FOR ALL PROPERTIES 1996 – 2011	TOTALS FOR PROPERTIES SOLD 1996 – 2011	TOTALS FOR PROPERTIES STILL BEING HELD
(1) Number of Properties	27	14	13
(2) Gross Leasable Space	5,398,876	3,808,067	1,590,809
(3) Development Detail — No. of Units/ Acreage	2,523 Units/ 915 acres	2411 Units/ 907 acres	112 Units/ 7 acres
(4) Total costs of properties, including closing and soft costs	$261,973,021.32	$123,216,368.66	$138,756,652.66
(5) Total Cumulative Capital Invested	$53,394,460.05	$21,518,333.25	$31,876,126.80
(6) Original mortgage financing	$281,942,269.00	$159,220,000.00	$122,722,269.00
(7) Total Selling Price, Net of Closing Costs	$226,102,266.11	$226,102,266.11	$—
(8) Mortgage Balance at time of Sale	$147,038,663.89	$147,038,663.89	$—
(9) Total Cumulative Cash Distributions from Operations	$86,215,836.33	$9,210,464.33	$19,975,470.00
(10) Total Cumulative Cash Distributions from Refinancings			$57,029,902.00
(11) Total Cumulative Cash Distributions from Sale Proceeds	$73,568,252.73	$73,568,252.73	$—
(12) Total Cash Distributions	$159,784,089.06	$82,778,717.06	$77,005,372.00
(13) Excess (Deficiency) Distributions over Capital Invested	$118,509,656.23	$61,307,384.23	$57,202,272.00
(14) Total Return as a Percentage of Invested Capital(1)	299.53%	385.59%	241.58%
(15) Percent Return on Investment(2)	222.16%	285.57%	179.45%
(16) Total Return as a Percentage of Invested Capital — Annualized over holding period(3)	100.27%	177.95%	16.61%
(17) Percent Return on Investment — Annualized over holding period(4)	71.29%	132.32%	5.56%

(1)	Total Return as a Percentage of Invested Capital is calculated by dividing Total Cash Distributions, Item (12) above, by the Total Cumulative Capital Invested, Item (5) above, and multiplying the result by 100.
(2)	Percent Return on Investment is calculated by dividing Excess (Deficiency) Distributions over Capital Invested, Item (13) above, by the Total Cumulative Capital Invested, Item (5) above, and multiplying the result by 100.

A-2-1

(3)	Total Return as a Percentage of Invested Capital — Annualized over holding period is calculated as follows: Total Return as a Percentage of Invested Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Investment — Annualized over holding period is calculated as follows: Percent Return on Investment is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

A-2-2

APPENDIX B

FORM OF SUBSCRIPTION AGREEMENT

B-1

APPENDIX C

DISTRIBUTION REINVESTMENT PROGRAM

C-1

United Realty Trust Incorporated

Maximum Offering of
100,000,000 Common Shares

Minimum Offering of
200,000 Common Shares

PROSPECTUS

          , 2012

Until           , 2012, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting broker-dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC-insured, may lose value and are not bank guaranteed. See “Risk Factors,” beginning on page 25, to read about risks you should consider before buying our Common Shares.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and dealer manager fee.

Item	Amount
SEC registration fee	$147,518.85
FINRA filing fee	75,500.00
Legal fees and expenses
Blue sky fees and expenses
Accounting fees and expenses
Sales and advertising expenses
Issuer costs regarding bona fide training and education meetings and retail seminars
Printing
Stockholder relations, transfer agent and fulfillment costs
Due diligence expenses (retailing)
Legal fees – underwriter portion
Telephone and Internet
Miscellaneous expenses
Total	$223,018.85

Item 32. Sales to Special Parties

URTI LP, LLC will receive a special limited partner interest in distributions of our operating partnership. Stockholders will be allowed to purchase Common Shares pursuant to our DRIP without paying selling commissions or dealer manager fee. Purchasers of Common Shares who are entitled to volume discounts will pay reduced selling commissions and dealer manager fee. Our executive officers and directors, as well as officers and employees of United Realty Advisors LP and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends, and institutional investors, may purchase Common Shares offered in this offering at a discount. The offering price for such Common Shares will be $9.50 per Common Share until the first 5,000,000 Common Shares are sold in our primary offering, and then $10.00 per Common Share, reflecting the fact that selling commissions in the amount of 6.45% of the purchase price per Common Share (exclusive of selling commissions and dealer manager fee) and a dealer manager fee in the amount of 3.55% of the purchase price per Common Share (exclusive of selling commissions and dealer manager fee) will not be payable in connection with such sales. “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, or the Securities Act. See “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Common Shares Purchased by Affiliates and Institutional Investors” in the accompanying prospectus.

In connection with our organization, on November 17, 2011, United Realty Advisor Holdings LLC purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000.

On November 25, 2011, our sponsor purchased an aggregate of 500,000 preferred shares from us in exchange for $50,000 cash.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, on November 17, 2011, United Realty Advisor Holdings LLC purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000. We expect that we will make a capital contribution to United Realty Capital Operating Partnership,

L.P., our operating partnership, in the amount of $200,000 in exchange for 20,000 general partner units of the operating partnership. We expect that URTI LP, LLC, a wholly owned subsidiary of the general partner of our advisor, also will make a capital contribution to our operating partnership in the amount of $2,000 in exchange for 200 limited partner units of the operating partnership. The 200 limited partner units that we expect will be issued to URTI LP, LLC may be exchanged for the cash value of a corresponding number of Common Shares or, at our option, a corresponding amount of cash. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

On November 25, 2011, our sponsor purchased from us an aggregate of 500,000 preferred shares in exchange for $50,000 cash. The transaction with respect to the preferred shares were exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, our charter limits the liability of our directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, the charter also requires that we (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under our charter, we shall not indemnify a director, the advisor or any of the advisor’s affiliates (each, an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall we hold an Indemnitee harmless for any loss or liability suffered by us, unless all of the following conditions are met:

(a) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our the best interests; (b) the Indemnitee was acting on behalf of or performing services for us; (c) such liability or loss was not the result of (i) negligence or misconduct by the Indemnitee, excluding an independent director, or (ii) gross negligence or willful misconduct by an independent director; and (d) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our holders of Common Shares. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for violations of securities laws.

The charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (b) the legal action is initiated by a third party who is not a holder of Common Shares or the legal action is initiated by a holder of Common Shares acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (c) the Indemnitee provides us with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

We also will purchase and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)  Financial Statements.  See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b)  Exhibits.  The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1*	Form of Exclusive Dealer Manager Agreement
3.1*	Form of Articles of Amendment and Restatement
3.2*	Form of Bylaws
4.1*	Form of Subscription Agreement, included as Appendix B to prospectus
4.2*	Statement regarding restrictions on transferability of Common Shares (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)
4.3*	Distribution Reinvestment Program, included as Appendix C to prospectus
4.4*	Share Repurchase Program
4.5*	Form of Amended and Restated Escrow Agreement

Ex.	Description
5.1*	Opinion of Venable LLP re legality
8.1*	Opinion of Proskauer Rose LLP re tax matters
10.1*	Form of Advisory Agreement
10.2*	Form of Property Management Agreement
10.3*	Form of Employee and Director Incentive Restricted Share Plan
21.1*	Subsidiaries of the Company
23.1	Consent of Ernst & Young LLP
23.2*	Consent of Proskauer Rose LLP
23.3*	Consent of Venable LLP
24.1*	Power of Attorney
99.1*	Consent of Independent Director Nominee
99.2*	Consent of Independent Director Nominee
99.3*	Consent of Independent Director Nominee

*	To be filed by amendment

Item 37. Undertakings

(a)  The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)  The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)  The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)  For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)  The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)  The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)  The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)  The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)  The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYDMAN AND AFFILIATES

NOT APPLICABLE

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table VI provides summary information on the acquisition of all Program and Non-Program properties by Eli Verschleiser and his affiliates during the three years ending December 31, 2011.

Property	Type of Property	No. of Units	First Date of Purchase	Last Date of Purchase	Selling Price, Net of Closing Costs and GAAP Adjustments
					Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee
2008 Funds	Residential/Condominium	506	10/1/2008	12/22/2008	$—	$2,479,591	$2,479,591
2009 Funds	Residential/Condominium	907	3/10/2009	7/26/2009	$—	$4,912,735	$4,912,735
2010 Funds	Residential/Condominium, One Commercial, 16 acre land parcel	336 Residential Units	9/15/2009	1/22/2010	$—	$1,884,145	$1,884,145

ACQUISITIONS OF PROPERTIES SINCE 1996 —
JACOB FRYDMAN AND AFFILIATES

(UNAUDITED)

This table provides a detailed summary on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for Mr. Frydman's own account. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

Property	TOTALS FOR ALL PROPERTIES 1996 – 2011	TOTALS FOR ALL PROPERTIES SOLD 1996 – 2011	TOTALS FOR PROPERTIES STILL BEING HELD	Two Dag Hammarskjöld Plaza 866 Second Avenue New York, NY	Courthouse Square 150 Grand Street, White Plains, NY	Aetna Building 151 William Street New York, NY
(1) Type of Property				Office Condominiums	Office	Office
(2) Gross Leasable Space — sq. ft.	5,398,876	3,808,067	1,590,809	71,322	77,880	179,364
(3) Total Sq. Footage	5,742,192	4,151,383	1,590,809	96,750	96,097	200,000
(4) No. of Units	2,523	2,411	112
(5) Acreage	915	907	7
(6) Date Acquired				5/9/1996	8/9/1996	10/26/1996
(7) Date of Sale				2/1/1997 – 11/1/1997	11/12/1998	11/20/2001
(8) Number of years held				1.50	2.16	5.00
(9) Original mortgage financing	$281,942,269.00	$159,220,000.00	$122,722,269.00	$10,500,000.00	$5,200,000.00	$6,800,000.00
(10) Total costs of properties, including closing and soft costs	$261,973,021.32	$123,216,368.66	$138,756,652.66	$12,094,934.02	$5,922,500.00	$7,364,500.00
(11) Total Cumulative Capital Advanced during period owned	$53,344,459.63	$21,468,332.83	$31,876,126.80	$2,594,934.02	$722,500.00	$564,500.00
(12) Total Selling Price, Net of Closing Costs	$226,102,266.11	$226,102,266.11	$—	$24,240,545.00	$6,851,912.56	$16,844,046.22
(13) Mortgage Balance at time of Sale	$167,038,663.89	$167,038,663.89	$—	$11,500,000.00	$4,624,999.96	$10,356,027.28
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$86,215,836.33	$9,210,464.33	$77,005,372.00	$—	$436,777.33	$3,556,027.00
(15) Cash Received Net of Closing costs	$73,568,252.73	$73,568,252.73	$—	$12,740,545.00	$2,226,912.60	$6,488,019.00
(16) Total Cash Distributions	$159,784,089.06	$82,778,717.06	$77,005,372.00	$12,740,545.00	$2,663,689.93	$10,044,046.00
(17) Excess (Deficiency) Cash over Cash Expenditures	$118,509,656.23	$61,307,384.23	$57,202,272.00	$10,145,610.98	$1,941,189.93	$9,479,546.00
(18) Percent Return of Capital(1)	299.53%	385.59%	241.58%	490.98%	368.68%	1779.28%
(19) Percent Return on Capital(2)	222.16%	285.57%	179.45%	390.98%	268.68%	1679.28%
(20) Percent Return of Capital — Annualized(3)	100.27%	177.95%	16.61%	327.32%	170.68%	355.86%
(21) Percent Return on Capital — Annualized(4)	71.29%	132.32%	5.56%	260.65%	124.39%	335.86%

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Savoy Little Neck 1555 Little Neck Parkway Queens, NY	Liberty Village Campbell Mountain Road Lynchburg, VA	Savoy Brick Township 280 Drum Point Road Brick, NJ	JC Studios Avenue “M” Brooklyn, NY	Savoy Staten Island 801 Narrows Road Staten Island, NJ	Lake Diamond 20 Golf View Drive Ocala, FL
Type of Property	Senior Assisted Living/ Medical	Development/ Senior Housing	Land/ Development	Television Production Studio	Development/ Assisted Living	Development/ Residential/ 18-Hole Golf Course
Gross Leasable Space — sq. ft.	120,000			95,870	63,263
Total Sq. Footage	120,000			95,870	63,263
No. of Units	148	1,135			157	907
Acreage		140.00	17.50	1.23	3.09	550.00
Date Acquired	3/11/1999	12/1/1999	12/22/1999	1/28/2000	5/15/2000	5/22/2002
Date of Sale	6/14/2004	N/A	8/7/2000	currently owned	11/19/2003	12/19/2005
Number of years held	5.25	4.00	0.58	11.00	3.50	3.58
Original mortgage financing	$17,000,000.00	$20,000,000.00	$1,250,000.00	$9,000,000.00	$1,170,000.00	$6,000,000.00
Total costs of properties, including closing and soft costs	$5,974,000.00	$837,843.42	$1,287,500.00	$8,240,000.00	$1,642,232.10	$5,395,544.01
Total Cumulative Capital Advanced during period owned	$4,400,255.00	$787,843.00	$245,081.08	$2,900,000.00	$472,232.10	$1,086,243.04
Total Selling Price, Net of Closing Costs	$24,427,592.31		$2,075,000.00		$3,090,000.00	$8,730,000.00
Mortgage Balance at time of Sale	$16,672,854.92		$1,300,000.00		$3,000,000.00	$6,000,000.00
Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$751,000.00		$50,000.00	$8,860,000.00	$1,830,000.00	$—
Cash Received Net of Closing costs	$7,754,737.00		$775,000.00		$90,000.00	$2,730,000.00
Total Cash Distributions	$8,505,737.00		$825,000.00	$8,860,000.00	$1,920,000.00	$2,730,000.00
Excess (Deficiency) Cash over Cash Expenditures	$4,105,482.00	$—	$579,918.92	$5,960,000.00	$1,447,767.90	$1,643,756.96
Percent Return of Capital(1)	193.30%	-100%	336.62%	305.52%	406.58%	251.32%
Percent Return on Capital(2)	93.30%		236.62%	205.52%	306.58%	151.32%
Percent Return of Capital — Annualized(3)	36.82%	N/A	580.38%	27.77%	116.17%	70.20%
Percent Return on Capital — Annualized(4)	17.77%	N/A	407.97%	18.68%	87.59%	42.27%

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	The Plaza at Sawmill Place Columbus, OH	DHL Center 500 Tenth Avenue New York, NY	The Global Crossing Building 636 Eleventh Avenue New York, NY	River's Edge Lloyd, NY	University Place 385 McDonald Avenue Brooklyn, NY	Forest Oaks — Mount Airy, NC
Type of Property	Shopping Center	Distribution/ Office	Office/Data Center	Residential PUD/ Shopping Center/ 500 Parking Units	Residential/ Student Housing	Shopping Center
Gross Leasable Space — sq. ft.	194,754	250,000	600,000	130,000	47,496	125,719
Total Sq. Footage	194,754	250,000	600,000	130,000	47,496	125,719
No. of Units					64
Acreage				196.00
Date Acquired	9/5/2002	9/5/2002	3/19/2003	12/1/2004	9/7/2005	2/6/2006
Date of Sale	8/15/2005	currently owned	4/21/2005	12/16/2009 & 3/1/2010 (3)	1/6/2010	currently owned
Number of years held	3.00	11.25	2.08	5.00	4.33	5.75
Original mortgage financing	$18,000,000.00	$39,750,000.00	$59,500,000.00	$—	$12,000,000.00	$6,756,490.00
Total costs of properties, including closing and soft costs	$20,034,873.33	$40,425,000.00	$46,185,230.00	$1,590,000.00	$10,993,340.06	$8,715,880.31
Total Cumulative Capital Advanced during period owned	$2,500,000.00	$8,500,000.00	$3,001,044.00	$1,685,000.00	$675,515.03	$2,190,285.00
Total Selling Price, Net of Closing Costs	$22,344,000.00		$91,242,345.94	$2,069,806.51	$13,017,017.57
Mortgage Balance at time of Sale	$17,995,248.06		$59,317,865.26	$1,250,000.00	$13,017,017.57
Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$330,000.00	$59,742,272.00	$—	$1,250,000.00	$1,006,660.00	$200,000.00
Cash Received Net of Closing costs	$4,348,751.94		$31,924,480.68	$819,806.51	$—
Total Cash Distributions	$4,678,751.94	$59,742,272.00	$31,924,480.68	$2,069,806.51	$1,006,660.00	$200,000.00
Excess (Deficiency) Cash over Cash Expenditures	$2,175,751.94	$51,242,272.00	$28,923,436.68	$384,806.51	$331,144.97	N/A
Percent Return of Capital(1)	187.15%	702.85%	1063.78%	122.84%	149.02%	9.13%
Percent Return on Capital(2)	87.03%	602.85%	963.78%	22.84%	49.02%
Percent Return of Capital — Annualized(3)	62.38%	62.48%	511.43%	24.57%	34.42%	1.59%
Percent Return on Capital — Annualized(4)	29.01%	53.59%	463.36%	4.57%	11.32%	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Inverness Regional Shopping Center Inverness, FL	700 North Delaware Philadelphia, PA	Ashton Park Route 9 & Old Post Rd Poughkeepsie, NY	Foundren Southwest Village Houston, TX	319 Main Street Poughkeepsie, NY	442 Civic Center Dr Augusta, ME
(1) Type of Property	Shopping Center	Development/ Residential Hi-Rise	Development/ Senior Housing/ Medical	Shopping Center	Dining/Night Club/ 100 unit Parking Lot	Office/335 unit Parking Lot
(2) Gross Leasable Space — sq. ft.	204,070	1,814,988	208,805	304,300	14,000	65,912
(3) Total Sq. Footage	204,070	2,094,023	208,805	304,300	14,000	65,912
(4) No. of Units			112
(5) Acreage			7.00
(6) Date Acquired	2/6/2006	6/1/2006	7/14/2006	8/31/2006	11/7/2006	3/7/2007
(7) Date of Sale	currently owned	3/1/2007	currently owned	currently owned	currently owned	currently owned
(8) Number of years held	5.75	0.75	5.33	5.25	5.08	4.75
(9) Original mortgage financing	$10,175,779.00	$—	$600,000.00	$24,500,000.00	$750,000.00	$7,200,000.00
(10) Total costs of properties, including closing and soft costs	$12,998,678.00	$2,433,185.56	$965,707.00	$29,355,000.00	$855,661.69	$8,755,000.00
(11) Total Cumulative Capital Advanced during period owned	$3,823,161.00	$2,433,185.56	$1,442,000.00	$5,585,000.00	$596,000.00	$2,124,000
(12) Total Selling Price, Net of Closing Costs		$10,670,000.00
(13) Mortgage Balance at time of Sale		$—
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$1,260,000.00	$—	$—	$3,283,775.00	$102,000.00	$1,111,885.00
(15) Cash Received Net of Closing costs		$3,670,000.00
(16) Total Cash Distributions	$1,260,000.00	$3,670,000.00	$—	$3,283,775.00	$102,000.00	$1,111,885.00
(17) Excess (Deficiency) Cash over Cash Expenditures	N/A	$1,236,814.44	N/A	N/A	N/A	N/A
(18) Percent Return of Capital(1)	32.96%	150.83%	N/A	58.80%	17.11%	52.35%
(19) Percent Return on Capital(2)		50.83%
(20) Percent Return of Capital — Annualized(3)	5.73%	201.11%	N/A	11.20%	3.37%	11.02%
(21) Percent Return on Capital — Annualized(4)	N/A	67.77%	N/A	N/A	N/A	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Medwick Marketplace Medina, OH	Waterfront Square 143 Montgomery St Albany, NY	116 Pine St Harrisburg, PA	299 Main St Poughkeepsie, NY	58 & 70 Parker Ave Poughkeepsie, NY	325 Main St Poughkeepsie, NY
(1) Type of Property	Shopping Center	Industrial/ Development	Office	Office/ Development	Industrial/ Development	Office/ Development
(2) Gross Leasable Space — sq. ft.	183,379	509,000	53,499	22,330	52,000	10,925
(3) Total Sq. Footage	183,379	509,000	53,499	22,330	52,000	10,925
(4) No. of Units
(5) Acreage
(6) Date Acquired	3/12/2007	5/21/2007	6/20/2008	3/18/2011	5/6/2011	6/30/2011
(7) Date of Sale	currently owned	8/23/2011	currently owned	currently owned	currently owned	currently owned
(8) Number of years held	4.75	4.25	3.41	0.75	0.58	0.50
(9) Original mortgage financing	$18,240,000.00	$1,800,000.00	$4,800,000.00	$—	$950,000.00	$—
(10) Total costs of properties, including closing and soft costs	$21,820,550.00	$1,460,686.16	$4,999,494.86	$309,200.00	$1,050,000.00	$266,480.80
(11) Total Cumulative Capital Advanced during period owned	$3,840,000.00	$300,000.00	$200,000.00	$309,200.00	$100,000.00	$266,480.80
(12) Total Selling Price, Net of Closing Costs		$500,000.00
(13) Mortgage Balance at time of Sale		$2,004,650.84
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$2,035,000.00	$—	$378,000.00	$17,100.00	$7,500.00	$7,840.00
(15) Cash Received Net of Closing costs		$—
(16) Total Cash Distributions	$2,035,000.00	$—	$378,000.00	$17,100.00	$7,500.00	$7,840.00
(17) Excess (Deficiency) Cash over Cash Expenditures	N/A	$(300,000.00)	N/A	N/A	N/A	N/A
(18) Percent Return of Capital(1)	52.99%	-100.00%	189.00%	5.53%	7.50%	2.94%
(19) Percent Return on Capital(2)		-100.00%
(20)Percent Return of Capital — Annualized(3)	11.16%	N/A	55.43%	7.37%	12.93%	5.88%
(21) Percent Return on Capital — Annualized(4)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 20, 2011.

United Realty Trust Incorporated
By: /s/ Jacob Frydman Jacob Frydman Chief Executive Officer, Secretary and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Eli Verschleiser Eli Verschleiser	President, Treasurer and Director	December 20, 2011
/s/ Jeff Pollack Jeff Pollack	Chief Financial Officer	December 20, 2011